UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No. )
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NBT Bancorp Inc.
(Name of Registrant as Specified in Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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NBT Bancorp Inc.
52 South Broad Street
Norwich, New York 13815

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

NBT Bancorp Inc. (“NBT”) will hold an annual meeting of shareholders at the Binghamton Riverwalk Hotel & Conference Center, 225 Water Street, Binghamton, New York 13901 on May 7, 2013 at 10:00 a.m. local time for the following purposes:

1.	To fix the size of the Board of Directors at thirteen (Proposal 1);

2.	To elect four directors, each for a three-year term (Proposal 2);

3.
To approve the material terms under the NBT Bancorp Inc. 2008 Omnibus Incentive Plan for payment of performance-based compensation as required under Section 162(m) of the Internal Revenue Code. (Proposal 3);

4.	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013 (Proposal 4); and

5.	To transact such other business as may properly come before the NBT annual meeting.

We have fixed the close of business on March 15, 2013 as the record date for determining those shareholders of NBT entitled to vote at the NBT annual meeting and any adjournments or postponements of the meeting. Only holders of record of NBT common stock at the close of business on that date are entitled to notice of and to vote at the NBT annual meeting.

By Order of the Board of Directors of
NBT Bancorp Inc.

/s/ Daryl R. Forsythe
Daryl R. Forsythe
Chairman of the Board

Norwich, New York
April 2, 2013

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENVELOPE PROVIDED OR VOTE VIA THE TOLL-FREE TELEPHONE NUMBER OR VIA THE INTERNET ADDRESS LISTED ON THE PROXY CARD. YOU MAY REVOKE ANY PROXY GIVEN IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE VOTE AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 7, 2013: This Proxy Statement, along with our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and our 2012 Annual Report are available free of charge on our website at www.nbtbancorp.com/bncp/proxy.html.

NBT Bancorp Inc.
52 South Broad Street
Norwich, New York 13815

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
May 7, 2013

This proxy statement and accompanying proxy card are being sent to the shareholders of NBT Bancorp Inc. (“NBT” or, the “Company”) in connection with the solicitation of proxies on behalf of the Board of Directors to be used at the 2013 annual meeting of shareholders. This proxy statement, together with the enclosed proxy card, is being mailed to shareholders on or about April 2, 2013.

When and Where the NBT Annual Meeting Will Be Held

We will hold our annual meeting of shareholders at the Binghamton Riverwalk Hotel & Conference Center, 225 Water Street, Binghamton, New York 13901 on May 7, 2013 at 10:00 a.m. local time.

What Will Be Voted on at the NBT Annual Meeting

At our annual meeting, our shareholders will be asked to consider and vote upon the following proposals:

●	To fix the size of the Board of Directors at thirteen (Proposal 1);

●	To elect four directors, each for a three-year term (Proposal 2);

●
To approve the material terms under the NBT Bancorp Inc. 2008 Omnibus Incentive Plan for payment of performance-based compensation as required under Section 162(m) of the Internal Revenue Code. (Proposal 3);

●	To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2013 (Proposal 4); and

●	To transact such other business as may properly come before the NBT annual meeting.

We may take action on the above matters at our annual meeting on May 7, 2013, or on any later date to which the annual meeting is postponed or adjourned.

We are unaware of other matters to be voted on at our annual meeting. If other matters do properly come before our annual meeting, including consideration of a motion to adjourn the annual meeting to another time and/or place for the purpose of soliciting additional proxies, we intend that the persons named in this proxy will vote the shares represented by the proxies on such matters as determined by a majority of the Company’s Board.

Shareholders Entitled to Vote

We have set March 15, 2013, as the record date to determine which of our shareholders will be entitled to vote at our annual meeting. Only those shareholders who held their shares of record as of the close of business on that date will be entitled to receive notice of and to vote at our annual meeting. As of March 15, 2013, there were 44,054,443 outstanding shares of our common stock. Each of our shareholders on the record date is entitled to one vote per share.

Vote Required to Approve the Proposals

The presence, in person or by proxy, of at least a majority of the total number of issued and outstanding shares of common stock entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Assuming the presence of a quorum at the annual meeting, a plurality of the shares of our common stock represented at the annual meeting, either in person or by proxy, and entitled to vote thereon will elect directors. This means that the four nominees who receive the most votes will be elected.

The affirmative vote of a majority of the shares of common stock represented at our annual meeting, either in person or by proxy, and entitled to vote thereon is required to approve the proposals to fix the number of directors at thirteen and to ratify the appointment of the Company’s independent registered public accounting firm, to approve the material terms under the NBT Bancorp Inc. 2008 Omnibus Incentive Plan for payment of the performance-based compensation as required under Section 162(m) of the Internal Revenue Code.

Our Board urges our shareholders to complete, date and sign the accompanying proxy and return it promptly via the Internet, in the enclosed postage-paid envelope or vote by telephone. Broker non-votes will not be counted as a vote cast or entitled to vote on any matter presented at the annual meeting. Abstentions will be counted in determining the number of shares represented and entitled to vote and will have the effect of a vote cast “against” Proposals 1, 3 and 4.

Number of Shares that Must Be Represented for a Vote to Be Taken

In order to have a quorum, a majority of the total voting power of our outstanding shares of common stock entitled to vote at our annual meeting must be represented at the annual meeting either in person or by proxy. Abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum for the transaction of business.

Voting Your Shares

Our Board is soliciting proxies from our shareholders. This will give you an opportunity to vote at our annual meeting without having to attend. When you deliver a valid proxy, the shares represented by that proxy will be voted by a named agent in accordance with your instructions.

If you are a record holder and vote by proxy but make no specification on your proxy card that you have otherwise properly executed, the named agent may vote the shares represented by your proxy:

●	FOR fixing the number of directors at thirteen (Proposal 1);

●	FOR electing the four persons nominated by our Board as directors (Proposal 2);

●
FOR the approval of material terms under the NBT Bancorp Inc. 2008 Omnibus Incentive Plan for payment of performance-based compensation as required under Section 162(m) of the Internal Revenue Code. (Proposal 3);

●	FOR ratifying the appointment of KPMG LLP as our independent registered public accounting firm (Proposal 4).

If you are a shareholder whose shares are registered in your name, you may vote your shares by using one of the following four methods:

Via the Internet. If you hold NBT common stock in your own name and not through a broker or other nominee, you can vote your shares of NBT common stock electronically via the Internet at www.proxyvote.com. Internet voting is available 24 hours a day until 11:59 p.m. local time on May 6, 2013. Internet voting procedures are designed to authenticate shareholders by using the individual control numbers on your proxy card. If you vote via the Internet, you do not need to return your proxy card.

Mail. To grant your proxy by mail, please complete your proxy card and sign, date and return it in the enclosed envelope. To be valid, a returned proxy card must be signed and dated.

Telephone. If you hold NBT common stock in your own name and not through a broker or other nominee, you can vote your shares of NBT common stock by telephone by dialing the toll-free telephone number 1-800-690-6903. Telephone voting is available 24 hours a day until 11:59 p.m. local time on May 6, 2013. Telephone voting procedures are designed to authenticate shareholders by using the individual control numbers on your proxy card. If you vote by telephone, you do not need to return your proxy card.

In person. If you attend the annual meeting in person, you may vote your shares by completing a ballot at the meeting. Attendance at the annual meeting will not by itself be sufficient to vote your shares; you still must complete and submit a ballot at the annual meeting.

If your shares are registered in the name of a bank or brokerage firm you will receive instructions from your holder of record that must be followed in order for the record holder to vote the shares per your instructions. Many banks and brokerage firms have a process for their beneficial holders to provide instructions over the telephone or via the Internet. If you hold shares through a bank or brokerage firm and wish to be able to vote in person at the meeting, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspector of elections with your ballot.

Changing Your Vote

Any NBT shareholder of record giving a proxy may revoke the proxy at any time before the vote at the annual meeting in one or more of the following ways:

●	Delivering a written notice of revocation to the Corporate Secretary of NBT bearing a later date than the proxy;

●	Submitting a later-dated proxy by mail, telephone or via the Internet; or

●	Appearing in person and submitting a later-dated proxy or voting at the annual meeting.

Attendance at the annual meeting will not by itself constitute a revocation of a proxy; to revoke your proxy, you must complete and submit a ballot at the annual meeting or submit a later-dated proxy.

You should send any written notice of revocation or subsequent proxy to NBT Bancorp Inc., 52 South Broad Street, Norwich, New York 13815, Attention: F. Sheldon Prentice, Esq., Executive Vice President, General Counsel and Corporate Secretary, or hand deliver the notice of revocation or subsequent proxy to the Corporate Secretary at or before the taking of the vote at the annual meeting. You may also revoke your proxy by telephone or via the Internet by giving a new proxy over the telephone or the Internet prior to 11:59 p.m. on May 6, 2013.

If you hold shares through a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions. You may also vote in person at the annual meeting if you obtain a legal proxy as described above.

Solicitation of Proxies and Costs

We will bear our own costs of soliciting of proxies. We will reimburse brokerage houses, fiduciaries, nominees and others for their out-of-pocket expenses in forwarding proxy materials to owners of shares of our common stock held in their names. In addition to the solicitation of proxies by use of the mail, we may solicit proxies from our shareholders by directors, officers and employees acting on our behalf in person or by telephone, facsimile or other appropriate means of communications. We will not pay any additional compensation, except for reimbursement of reasonable out-of-pocket expenses, to our directors, officers and employees in connection with the solicitation. You may direct any questions or requests for assistance regarding this proxy statement to F. Sheldon Prentice, Corporate Secretary, by telephone at (607) 337-6530 or by e-mail at sprentice@nbtbci.com.

Annual Report

A copy of the Company’s 2012 Annual Report accompanies this Proxy Statement. NBT is required to file an annual report on Form 10-K for its 2012 fiscal year with the Securities and Exchange Commission. Shareholders may obtain, free of charge, a copy of the Form 10-K by writing to: NBT Bancorp Inc., 52 South Broad Street, Norwich, New York 13815, Attention: Corporate Secretary. Our annual report on Form 10-K is available on our website, www.nbtbancorp.com.

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR VIA THE INTERNET USING THE TELEPHONE NUMBER OR THE INTERNET ADDRESS ON YOUR PROXY CARD.

PROPOSAL 1	SIZE OF THE BOARD OF DIRECTORS

Our Bylaws provide for a Board consisting of a number of directors, not less than five nor more than twenty-five, as shall be designated by our shareholders as of each annual meeting. At our 2012 annual meeting, the shareholders fixed the size of our Board at eleven members. Currently, our Board is comprised of thirteen members. The Board has proposed that the shareholders vote to fix the number of directors constituting the full Board at thirteen members.

The Board of Directors unanimously recommends that shareholders vote “FOR” fixing the size of the Board of Directors at thirteen members.

PROPOSAL 2	ELECTION OF DIRECTORS

At the annual meeting, four directors will each be elected to serve a three-year term until each such director’s successor is elected and qualified or until the director’s earlier death, resignation or removal. The Board currently consists of thirteen members and is divided into three classes. The term of only one class of directors expires in each year and their successors are elected for terms of up to three years and serve until their successors are elected and qualified. Messrs. Forsythe, Wadsworth, Webb and Ms. Civil, whose terms will expire at the 2013 annual meeting, have been nominated to stand for re-election at the 2013 annual meeting for terms expiring in 2016.

The persons named in the enclosed proxy intend to vote the shares of our common stock represented by each proxy properly executed and returned to us FOR election of the aforementioned nominees as directors, but if the nominees should be unable to serve, they will vote such proxies for those substitute nominees as our Board shall designate to replace those nominees who are unable to serve. Our Board currently believes that each nominee will stand for election and will serve if elected as a director. Assuming the presence of a quorum at the annual meeting, the four director nominees for the class of directors whose term expires at the 2016 annual meeting will be elected by a plurality of the votes cast by the shares of common stock entitled to vote at the annual meeting and present in person or represented by proxy. This means that the four nominees who receive the most votes will be elected. There are no cumulative voting rights in the election of directors.

Information as to Nominees and Other Directors

Information regarding the nominees and the directors continuing in office is provided below. Each biography contains information regarding each person’s business experience, director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experience, qualifications, attributes or skills that caused the Nominating and Corporate Governance Committee and the Board of Directors to determine that such person should serve as a director at the time of filing of this proxy statement. Unless otherwise stated, each individual has held his or her current occupation for the last five years. The age indicated in each director’s biography is as of December 31, 2012. There are no family relationships among the directors or executives.

Board Nominees for Terms Ending in 2016

Daryl R. Forsythe, 69, was the Chairman and Chief Executive Officer of NBT from January 2004 until his retirement in December 2005. Mr. Forsythe is currently the Chairman of the NBT Board and has held that position since January 2004. From April 2001 to December 2003 he was Chairman, President and Chief Executive Officer of NBT and was Chairman and Chief Executive Officer of NBT Bank from September 1999 to December 2003. He was President and Chief Executive Officer of NBT and the Bank from January 1995 to April 2001 and September 1999, respectively. He is currently a director of Security Mutual Life Ins. Co. of New York, New York Central Mutual Fire Insurance Co., and New York Business Development Corp. He has been a director of the Bank and NBT since 1988 and 1992, respectively. Mr. Forsythe’s experience as the former Chief Executive Officer of NBT and the Bank provides the Board with unique insight into NBT’s challenges, opportunities and operations. His service on additional corporate boards also provides substantial corporate governance experience.

Patricia T. Civil, 63, served as the Managing Partner of PricewaterhouseCoopers LLP in Syracuse, NY from 1992 until her retirement in 2002. Ms. Civil is currently a director of SRC Inc. and Anaren Inc. (NASDAQ: ANEN), and has been a director of NBT and the Bank since 2003. As a Certified Public Accountant specializing in banking and financial services, Ms. Civil provides the Board with extensive experience in corporate finance and accounting and serves as the Chair of the Audit and Risk Management Committee. In addition to her accounting background, Ms. Civil’s service as the Managing Partner of the Syracuse, NY office of her accounting firm brings strong executive experience to the Board, and her service on the board of another public company provides the Board with additional corporate governance expertise.

Robert A. Wadsworth, 63, was the Chief Executive Officer of Preferred Mutual Insurance Company from 1997 until his retirement in 2008. Mr. Wadsworth is currently the Chairman and a director of the board of Preferred Mutual Insurance Company. He is also a director of Preferred Services Corp., Preferred of New York Inc., and has been a director of the Bank and NBT since 2001 and 2006, respectively. Mr. Wadsworth’s service as the Chief Executive Officer of a corporation based in one of NBT’s communities brings to the Board strong executive experience and an understanding of the business and consumer needs of a community that NBT serves. His service on the boards of several insurance and financial services corporations provides the Board with additional insight into the financial services industry.

Jack H. Webb, 60, was the Chairman and Chief Executive Officer of Alliance Financial Corporation from January 2002 until March 8, 2013 when the company merged with NBT at which time Mr. Webb became Executive Vice President of Strategic Support for NBT. On March 25, 2013 Mr. Webb also became a director of NBT and the Bank. Prior to the merger, he was also the President and Chief Executive Officer of Alliance Bank. He joined Alliance in May 2000 after a 26-year career with Chase Manhattan Bank. He also served as a Director of Alliance Leasing, Inc. He is president of the board of trustees of The Gifford Foundation and serves on the advisory board of CNY Lifetime Healthcare. Mr. Webb graduated from the Rochester Business Institute. His day to day leadership of Alliance Financial Corporation and Alliance Bank provides him with thorough knowledge of the financial services industry as well as NBT’s Syracuse market.

Directors with Terms Ending in 2015

Martin A. Dietrich, 57, has served as the President and Chief Executive Officer of the Company and NBT Bank, N.A. (“NBT Bank” or the “Bank”) since January 2004. Prior to that, Mr. Dietrich was President and Chief Operating Officer of NBT Bank from September 1999 to December 2003. He is currently a director of Preferred Mutual Insurance Company, Independent Bankers Association of New York, and New York Bankers Association. Mr. Dietrich has been a director of the Bank since 1993, Pennstar Bank since 2004, and NBT since 2005. Mr. Dietrich’s day to day leadership as President and Chief Executive Officer of NBT and the Bank provides him with thorough knowledge of the Company’s opportunities, challenges and operations.

John C. Mitchell, 62, was formerly President and Chief Executive Officer of I.L. Richer Co., an agricultural business, from 1979 to 2008. He is currently a director of Preferred Mutual Insurance Company, Delaware Otsego Corporation and has been a director of the Bank and NBT since 1993 and 1994, respectively. Mr. Mitchell’s seventeen plus years of service on NBT’s Board provides him with a seasoned view of NBT’s operations and challenges. He has a strong corporate governance background due to his service on other corporate boards, the Nominating and Corporate Governance Committee and his role as Chairman of the Compensation and Benefits Committee.

Michael M. Murphy, 51, is President and owner of Red Line Towing Inc., a towing and recovery service provider in northeastern Pennsylvania. Mr. Murphy also serves as President of Red Line Leasing Corp., President of Red Line Truck and Trailer Sales and is a Partner in Elite Warehouse LLC. Mr. Murphy has been a director of Pennstar Bank and NBT since 1999 and 2002, respectively. Mr. Murphy’s service on both the Audit and Risk Management and Compensation and Benefits Committees provides the Board with strong risk management and executive compensation experience. In addition, his experience as the President of a business in NBT’s market area provides the Board with insight into the challenges and opportunities of NBT’s business customers.

Paul M. Solomon, 69, is Managing Partner of a venture capital firm, PJ Equities, LLP. In July 2005, Mr. Solomon co-founded US Beverage Net and currently serves as Chairman of its Board of Directors. He serves as vice chairman and treasurer and as a member of the board of trustees for Millbrook School. From 2001 until the merger with NBT, Mr. Solomon served on the Board of Directors for Alliance Financial Corporation and its subsidiary Alliance Bank. Mr. Solomon received a degree from Syracuse University and is a graduate of Millbrook School.

Directors with Terms Ending in 2014

Richard Chojnowski, 70, is a retired self-employed electrical contractor. Mr. Chojnowski has been a director of Pennstar Bank and NBT since 1994 and 2000, respectively. Mr. Chojnowski’s experience as a small business owner in NBT’s market area provides the Board with insight into the needs of NBT’s customers. Further, the skills developed in his business, including finance and management expertise, as well as his past service on the Audit and Risk Management Committee, provides the Board with executive, management and corporate finance experience.

Timothy E. Delaney, 50, is Founder and former President of The Delaney Group, Inc. and is currently Executive Vice President of its successor company, Tetra Tech Construction, Inc. and President of Tetra Tech Canada Construction. Together, these companies make up the North American Renewable Construction division of Tetra Tech, Inc. (NASDAQ: TTEK), a public company, and they are principally engaged in energy related heavy civil engineering and construction since 1982. Mr. Delaney has been a director of NBT since January 24, 2011 and has been a director of NBT Bank since 2006. Mr. Delaney’s experience as a business owner in NBT’s market area and experience as an NBT Bank director provides the Board with insight into the needs of NBT’s customers, executive management and insight into NBT’s challenges, opportunities and operations.

James H. Douglas, 61, is the former Governor of Vermont, a position he held for four, two-year terms, starting in 2002 and ending in 2010. Mr. Douglas has been a director of the Bank and NBT since January 24, 2011. Mr. Douglas served the people of Vermont for more than 35 years, having been elected to the Vermont House of Representatives after graduating from Middlebury College in 1972. Mr. Douglas was elected Secretary of State in 1980, a position he held until 1992. He was then elected as State Treasurer in 1994, a position he held until his election as Governor. Outside of government, Mr. Douglas is an executive in residence at Middlebury College and has been active in numerous community organizations. Mr. Douglas’ experience in state politics provides the Board with insight into one of NBT’s newest market areas. Mr. Douglas also brings executive, management and governance experience from his previous positions to the Board. Further, the skills he developed as State Treasurer provide the Board with additional finance experience.

Joseph A. Santangelo, 60, is President and Chief Executive Officer of Arkell Hall Foundation Inc. Mr. Santangelo has been a director of the Bank and NBT since 1991 and 2000, respectively. Mr. Santangelo’s service on the Nominating and Corporate Governance Committee and past experience on the Compensation and Benefits Committee provides the Board with strong corporate governance and executive compensation experience. In addition, his eleven plus years of service on the Board along with his considerable experience in operating one of the largest private foundations in the upstate NY region provides him with a seasoned view of NBT’s operations and the challenges facing NBT.

Lowell A. Seifter, Esq., 60, is Senior Vice President and General Counsel of St. Joseph’s Hospital Health Center in Syracuse, New York. He was a founding member of Green & Seifter Attorneys, PLLC, now known as Bousquet Holstein Attorneys, PLLC, where he practiced law from 1977-2011. From 2002 until 2006, Mr. Seifter was a member of the board of directors of Bridge Street Financial, Inc. and its banking subsidiary, Oswego County National Bank. From 2006 until the merger with NBT, Mr. Seifter served on the Board of Directors of Alliance Financial Corporation and its subsidiary Alliance Bank where he was Chairman of the Compensation Committee and member of the Governance, Business Development and Risk Committees. Mr. Seifter received a B.S. degree from Syracuse University, a J.D. degree from Syracuse University College of Law and is a non-practicing certified public accountant.

The Board of Directors unanimously recommends that shareholders vote “FOR” the election of all of its director nominees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 15, 2013, with respect to the beneficial ownership of the Company’s Common Stock by: (1) each director and nominee; (2) each executive officer named in the Summary Compensation Table; and (3) all executive officers and directors as a group. Except as otherwise indicated, each of the stockholders named below effectively exercises sole, or shared with spouse, voting and investment power with respect to the outstanding shares of Common Stock beneficially owned.

Directors, Nominees for Director and Named Executive Officers	Number of Shares Owned	Options Exercisable Within 60 Days (1)	Total Beneficial Ownership of NBT Bancorp Common Stock	Percent of Shares Outstanding
Patricia T. Civil	12,096	9,380	21,476	*
Richard Chojnowski	275,558	8,130	283,688	*
Timothy E. Delaney	48,913	1,667	50,580	*
James H. Douglas	2,152	0	2,152	*
Daryl R. Forsythe (2)	132,598	15,000	147,598	*
John C. Mitchell (3)	33,043	10,347	43,390	*
Michael M. Murphy	32,056	900	32,956	*
Joseph A. Santangelo (4)	80,752	8,130	88,882	*
Lowell A. Seifter (5)	34,361	0	34,361	*
Paul M. Solomon (5)	61,741	0	61,741	*
Robert A. Wadsworth (6)	172,114	4,210	176,324	*
Jack H. Webb (5)	105,284	0	105,284	*
Martin A. Dietrich	219,477	194,685	414,162	*
Michael J. Chewens	63,710	110,622	174,332	*
David E. Raven (7)	78,822	120,520	199,342	*
Jeffrey M. Levy	51,522	68,900	120,422	*
Timothy L. Brenner	20,503	0	20,503	*

As of March 15, 2013, all directors and executive officers listed above as a group (17 persons) beneficially owned 1,977,193, or 4.49%, of total shares outstanding, including shares owned by spouses, certain relatives and trusts, as to which beneficial ownership may be disclaimed, and options exercisable within sixty days of March 15, 2013.

(*)	Less than one percent.

(1)
Shares under option from the NBT 2001 Non-Employee Director, Divisional Director and Subsidiary Director Stock Option Plan, NBT 1993 Stock Option Plan and/or the 2008 Omnibus Incentive Plan, which are exercisable within sixty days of March 15, 2013.

(2)	Includes 70,000 shares pledged as security for a loan arrangement.

(3)
Includes 1,800 shares held by a trust for which Mr. Mitchell has investment discretion, but not voting discretion. Does not include 2,000 shares owned by The Adelbert L. Button Charitable Foundation, for which Mr. Mitchell serves as a trustee, but for which all investment and disposition discretion over the shares has been granted to NBT Bank, N.A., as trustee.

(4)	Includes 61,330 shares held by Arkell Hall Foundation Inc. of which Mr. Santangelo is President and CEO and shares investment and voting powers with that foundation’s Board of Trustees.

(5)	Messrs. Seifter, Solomon and Webb became directors of NBT Bancorp Inc. on March 25, 2013.

(6)	Includes 164,041 shares held by Preferred Mutual Insurance Company of which Mr. Wadsworth is Chairman of the Board.

(7)	Includes 10,000 shares pledged as security for a loan arrangement.

BENEFICIAL OWNERSHIP OF PRINCIPAL HOLDERS OF VOTING SECURITIES OF NBT

The following table sets forth information as of March 15, 2013, with respect to the beneficial ownership of common stock by any person or group as defined in Section 13(d)(3) of the Exchange Act who is known to the Company to be the beneficial owner of more than five percent of the common stock. As of March 15, 2013, the Company had 44,054,443 outstanding shares of common stock.

Name and Addresses of Beneficial Owners	Number of Shares; Nature of Beneficial Ownership (1)		Percent of Common Stock Owned
BlackRock, Inc.	3,332,328	(2)	7.56%
40 East 52nd Street
New York, NY 10022

The Vanguard Group, Inc.	1,981,446	(3)	4.50%
100 Vanguard Blvd.
Malvern, PA 19355

(1)
Based on information in the most recent Schedule 13D or 13G filed with the Securities and Exchange Commission pursuant to the Exchange Act with respect to holdings of the Company’s common stock and the common stock of Alliance Financial Corporation as of December 31, 2012. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Company common stock if such person has or shares voting power and/or investment power with respect to the security, or has the right to acquire beneficial ownership at any time within 60 days from March 15, 2013. As used herein, “voting power” includes the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

(2)
BlackRock, Inc. reported that it has sole dispositive and sole voting power over 2,642,093 shares of Company common stock as of December 31, 2012, or 7.83% of Company shares outstanding as of such date. Blackrock, Inc. also reported that it has sole dispositive and voting power over 316,927 shares of Alliance Financial Corporation common stock as of December 31, 2012, each of which we have assumed converted into 2.1779 shares of Company common stock on or before March 15, 2013 for purposes of this table.

(3)
The Vanguard Group, Inc. reported that it has sole dispositive and voting power over 1,934,354 shares and shared dispositive and voting power over 47,092 shares of NBT common stock as of December 31, 2012, or an aggregate of 5.87% of Company shares outstanding as of such date.

CORPORATE GOVERNANCE

The business and affairs of the Company are managed under the direction of the Board of Directors. Members of the Board are kept informed of the Company’s business through discussions with the Company’s executive officers, by reviewing materials provided to them and by participating in meetings and strategic planning sessions of the Board and its committees. The Board has adopted corporate governance practices and policies which the Board and senior management believe promote sound and effective corporate governance.

Director Independence

Based on a review of the responses of the directors to questions regarding employment and compensation history, affiliations and family and other relationships and on individual discussions with directors, the full Board has determined that all directors, excluding Messrs. Dietrich and Webb, meet the standards of independence set forth by the NASDAQ Stock Market. In making this determination, the Board considered transactions and relationships between each director or his or her immediate family and the Company and its subsidiaries, including those reported under “Compensation Committee Interlocks and Insider Participation” and “Certain Relationships and Related Party Transactions” found on page 46. Mr. Dietrich is not independent because he is the President and Chief Executive Officer of the Company. Mr. Webb is not independent because he is Executive Vice President, Strategic Support of the Company.

The independent members of the Board meet at least twice annually in an executive session where non-independent directors and management are excused. Lead independent director John Mitchell, who serves as chairman of the Compensation and Benefits Committee, currently chairs these executive sessions.

Code of Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all employees, as well as each member of the Company’s Board of Directors. The Code of Business Conduct and Ethics is available at the Company’s website at www.nbtbancorp. com/bncp/corporategov.html.

Board Policy Regarding Communications with the Board

The Board of Directors maintains a process for shareholders to communicate with the Board of Directors. Shareholders wishing to communicate with the Board of Directors should send any communication to Corporate Secretary, NBT Bancorp Inc., 52 South Broad Street, Norwich, New York 13815. Any such communication must state the name of the shareholders and the number of shares beneficially owned by the shareholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is directed unless the communication is unduly hostile, threatening, illegal or similarly inappropriate. At each Board meeting, a member of management presents a summary of all communications received since the last meeting that were not forwarded and makes those communications available on request.

The Board’s Role in Risk Oversight

The Board of Directors, together with the Audit and Risk Management Committee, the Nominating and Corporate Governance Committee, and the Compensation and Benefits Committee coordinate with each other to provide enterprise-wide oversight of our management and handling of risk. These committees report regularly to the full Board of Directors on risk-related matters and provide the Board of Directors with insight about our management of strategic, credit, interest rate, financial reporting, technology, liquidity, compliance, operational and reputational risks. In addition, at meetings of the Board of Directors and its committees, directors receive regular updates and reports from management regarding risk management practices, including credit quality, financial reporting, internal controls, compliance, legal matters, and asset liability and liquidity management, among others. Furthermore, current risk management issues are discussed regularly with the Board of Directors and its committees.

Board Leadership Structure

The Board of Directors does not have a policy on whether the same person may serve as both the chief executive officer and chairman of the board or, if the roles are separate, whether the chairman should be selected from the non-employee directors. The Board believes that it should have the flexibility to make these determinations at any given point in time in the way that it believes best to provide appropriate leadership for the Company at that time. Currently, Mr. Dietrich serves as the Chief Executive Officer of the Company, while Mr. Forsythe, who is independent, serves as the Chairman of the Board of Directors. The Board of Directors believes that this leadership structure best serves the Company at this time because it allows Mr. Dietrich to focus on the Company’s operations and strategy, while Mr. Forsythe, among other things, can provide independent leadership for the Board of Directors, set the agenda for meetings, and enable other directors to raise issues and concerns for Board consideration without immediately involving the Chief Executive Officer or other management. The Board of Directors believes it currently benefits from having an independent director, who is also a former executive officer of the Company, as its Chairman.

Director Attendance at Board Meetings and Annual Meetings

During 2012, the Board held six meetings. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings of the Board held during the period that the individual served and (ii) the total number of meetings held by all committees of the Board on which the director served during the period that the individual served. In addition, directors are expected to attend our annual meeting of shareholders. All directors were in attendance at the 2012 annual meeting and we expect that all directors will be present at the 2013 annual meeting.

Committees of the Board of Directors

Our Board has a number of standing committees, including a Nominating and Corporate Governance Committee, Audit and Risk Management Committee and Compensation and Benefits Committee. The Board has determined that all of the directors who serve on these committees are independent for purposes of NASDAQ Rule 5605 and that the members of the Audit and Risk Management Committee are also “independent” for purposes of Section 10A(m)(3) of the Securities Exchange Act of 1934 (the “Exchange Act”). A table showing the members of each of these committees follows:

Director	Nominating and Corporate Governance	Audit and Risk Management	Compensation and Benefits
Richard Chojnowski	✓
Patricia T. Civil		Chair	✓
Timothy E. Delaney		✓	✓
James H. Douglas	✓
Daryl R. Forsythe	Chair		✓
John C. Mitchell	✓		Chair
Michael M. Murphy		✓	✓
Joseph A. Santangelo	✓
Robert A. Wadsworth	✓	✓

A description of each of these committees follows:

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for determining the qualification of and nominating persons for election to the Board of Directors, including (if applicable) shareholder nominations that comply with the notice procedures set forth by SEC rules and the Company’s Bylaws. The Committee also formulates our corporate governance guidelines and functions to insure successful development of management at the senior level and succession planning, as applicable. The Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, a copy of which is available on the NBT Bancorp website at www. nbtbancorp.com/bncp/corporategov.html. This Committee met three times during 2012.

The Board of Directors believes that it should be comprised of directors who possess the highest personal and professional ethics, integrity, and values, and who shall have demonstrated exceptional ability and judgment and who shall be most effective in representing the long-term interests of the shareholders. While the Board of Directors and Nominating and Corporate Governance Committee have no formal policy on board diversity, diversity is considered by the Nominating and Corporate Governance Committee in determining the qualification of and nominating persons for election to the Board of Directors.

When considering candidates for the Board of Directors, the Nominating and Corporate Governance Committee takes into account the candidate’s qualifications, experience and independence from management. In addition, in accordance with the Company’s Bylaws:

●
Every director must be a citizen of the United States and have resided in the State of New York, or within two hundred miles of the principal office of the company, for at least one year immediately preceding the election;

●	Each director must own $1,000 aggregate book value of the Company’s common stock; and

●	No person shall be eligible for election or re-election as a director if they shall have attained the age of 70 years.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management or others. The Committee also has the authority to retain any search firm to assist in the identification of director candidates. The Committee will review the qualifications and experience of each candidate. If the Committee believes a candidate would be a valuable addition to the Board, it will recommend to the full Board that candidate’s election.

The Company’s Bylaws also permit shareholders eligible to vote at the annual meeting to nominate director candidates, but only if such nominations are made pursuant to timely notice in writing to the President of NBT. To be timely, notice must be delivered to, or mailed to and received at, the principal executive offices of NBT within 10 days following the day on which public disclosure of the date of any annual meeting called for the election of directors is first given. The Nominating and Corporate Governance Committee will consider candidates for director suggested by shareholders applying the criteria for candidates described above and considering the additional information required by Article III, Section 3 of the Company’s Bylaws, which must be set forth in a shareholder’s notice of nomination. Article III, Section 3 of the Company’s Bylaws requires that the notice include: (a) as to each person whom the shareholder proposes to nominate for election as a director, (i) the name and address of such person and (ii) the principal occupation or employment of such person; and (b) as to the shareholder giving notice (i) the name and address of such shareholder, (ii) the number of shares of the Company that will be voted for the proposed nominee by such shareholder (including shares to be voted by proxy) and (iii) the number of shares of the Company which are beneficially owned by such shareholder.

Audit and Risk Management Committee

The Audit and Risk Management Committee represents our Board in fulfilling its statutory and fiduciary responsibilities for independent audits of NBT’s consolidated financial statements, including monitoring accounting and financial reporting practices and financial information distributed to shareholders and the general public. The Committee is also responsible for overseeing the Company’s compliance with legal and regulatory requirements and the performance of the Company’s Risk Management Division. Directors on our Audit and Risk Management Committee meet the expanded independence requirements of audit committee members. In addition, our Board of Directors has determined that Ms. Civil is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K.

This Committee met five times in 2012. Responsibilities and duties of this Committee are discussed more fully in the Audit and Risk Management Committee Report on page 47 and in the Committee’s charter, which is available on the Company’s website at www.nbtbancorp.com/bncp/corporategov.html.

Compensation and Benefits Committee

All of the Company’s Compensation and Benefits Committee members are independent directors, as determined by the Board, and as such term is defined in the NASDAQ Marketplace Rules as they apply to the Company.

The Committee is responsible for the development, oversight and administration of the Company’s compensation program. The Committee works closely with the Company’s CEO and Executive Vice President of Human Resources to implement our compensation program. In addition, the Committee sometimes works in executive sessions without Company management present.

The Committee regularly reviews our compensation practices and policies and recommends to the Board of Directors the compensation and benefits for the CEO, directors and executive management team, including the named executive officers. In making compensation recommendations to the Board of Directors for the named executive officers, the Committee relies substantially on the recommendations of the CEO and, in the case of the CEO’s compensation, upon the recommendation of the Chairman of the Board. The Committee generally determines the compensation for the named executive officers at its December meeting preceding the commencement of the fiscal year in which the compensation will be paid or earned, or in its January meeting of such fiscal year.

The Committee has engaged Mercer Human Resources Consulting (“Mercer”) and Pearl Meyer, both global human resources consulting firms, to conduct an annual review of the Company’s executive compensation program. Mercer (consultant for 2012) and Pearl Meyer (consultant for 2013) are charged with comparing all elements of the Company’s executive compensation program to external, objective benchmarks in order to assess the competitiveness of the Company’s total compensation.

Two competitive markets are compared—the broader banking industry and peer group data. In addition to a competitive analysis, Mercer and Pearl Meyer perform a pay for performance alignment analysis based on a few macro-financial metrics. These measures provide information regarding compensation paid by our competitors and the broader banking industry taking into consideration size, asset growth, earnings growth and stewardship of capital. Mercer and Pearl Meyer provide the Committee with relevant market data and alternatives to consider in its executive compensation decision-making. The Committee reviews information provided by Mercer and Pearl Meyer to determine the appropriate level and mix of short and long-term incentive compensation and cash and equity-based compensation.

The CEO’s compensation reflects the Committee’s evaluation of his performance measured against the following criteria: (i) implementation of the Company’s short and long-term strategies; (ii) financial and operating performance; (iii) management development; (iv) customer service; and (v) leadership in positioning the Company to meet the significant operational and regulatory challenges of the evolving financial services industry. The Committee may use its discretion to deviate from or modify compensation policies and recommendations, but does so rarely, and typically, only in unusual circumstances.

The Committee also administers the Company’s pension plan, 401(k) & ESOP plan, the directors’ and officers’ stock plans as well as the 2008 Omnibus Incentive Plan (the "Omnibus Plan"). Pursuant to the terms of the Company’s Omnibus Plan, the Committee may delegate its authority to grant awards to nonexecutive officers under such plan to a member of the Board and the Committee has granted such authority, within certain defined limits, to Mr. Dietrich. A charter that reflects these responsibilities and delegated authority, which the Committee and the Board periodically review and revise, governs the Committee. A copy of the charter is available on the Company’s website at www.nbtban- corp.com/bncp/corporategov.html. The Committee met four times in 2012.

Policy on Recovery of Awards

Incentive Compensation Clawback Policy

In the event of a restatement of incorrect financial results, the Company’s Compensation and Benefits Committee (the "Committee") will review all cash and equity incentive awards made under the Company’s 2008 Omnibus Incentive Plan (the "Omnibus Plan") that were paid or awarded to executive officers (within the meaning of Rule 3b-7 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) for performance periods beginning on and after January 1, 2011, which occur during the restatement period. If any such awards would have been lower had the level of achievement of applicable financial performance goals been calculated based on such restated financial results, the Committee will, if it determines appropriate in its sole discretion, to the extent permitted by governing law, require the reimbursement of the incremental portion of the awards in excess of the awards that would have been paid based on the restated financial results.

Furthermore, if the Company is required to prepare an accounting restatement due to the material noncompliance of the Company as a result of misconduct with regard to any financial reporting requirement under applicable securities laws, the individuals subject to the automatic forfeiture provisions under Section 304 of the Sarbanes-Oxley Act of 2002 and any other employee who knowingly engaged in the misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, shall reimburse the Company the amount of any payment in settlement of an award earned or accrued during the 12-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that contained such material noncompliance. Prior to January 1, 2011, contracts for the Company’s Chief Executive Officer, its Chief Financial Officer, and the other individuals included in the Summary Compensation Table on page 29 included similar clawback clauses, as described under "Agreements with Executive Officers" beginning on page 44.

Equity Compensation Clawback Policy

The Committee may specify in an award that a grantee’s rights, payments, and benefits with respect to the award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of the award. Such events may include, but shall not be limited to, termination of employment for cause, termination of the grantee’s provision of services to the Company, violation of material Company policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the grantee, or other conduct by the grantee that is detrimental to the business or reputation of the Company. These provisions will generally be limited to a three- year look-back from the occurrence of the event that gives rise to the forfeiture.

Director Compensation

Set forth below is the fee schedule for non-executive directors as of December 31, 2012:

	Cash	Restricted Stock Units
Annual Retainer Fees
Company:
Chair	$50,000	$54,000
Director	$12,500	$13,000
NBT Bank, N.A.:
Chair	—	$11,000
Director	$12,500	$8,000
Committee Chair:
Audit and Risk Management	$10,000	—
All Other Committees	$5,000	—
Affiliate Board Member	$1,000	—
Fee per Board Meeting	$1,000	—
Fee per Committee Meeting	$800	—

The restricted stock unit awards in 2012 were issued pursuant to the Omnibus Plan. The restricted stock units awarded to the non-employee directors vest one-third annually beginning on the first anniversary of the grant date.

Mr. Forsythe serves as the Company’s Chairman under an agreement that was entered into in 2003, when he was also serving as the Company’s President and CEO. Pursuant to this agreement, which commenced January 1, 2006 and continues for as long as Mr. Forsythe is a member of the Board of Directors, he will serve as Chairman of the Company. In addition to the fees set forth above, pursuant to his agreement, Mr. Forsythe is also entitled to be reimbursed for dues and assessments (including initiation fees) incurred in relation to his country club membership. Mr. Forsythe has also agreed that for one year after the termination of his agreement, he will not directly or indirectly compete with the Company or NBT Bank. Under the agreement, during the term of his tenure with the Company, Mr. Forsythe may not disclose confidential information about the Company or its subsidiaries to any other person or entity.

Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Restricted Stock Awards ($) (1) (2)	Stock Option Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($) (4)	Total ($)
(a)	(b)	(c)	(d)	(f)	(g)	(h)
Daryl R. Forsythe	87,000	65,023	—	—	25,592	177,615
Richard Chojnowski	45,800	21,029	—	—	4,862	71,691
Patricia T. Civil	57,000	21,029	—	12,581	2,351	92,961
Timothy E. Delaney	50,200	21,029	—	3,107	733	75,069
James H. Douglas	45,000	21,029	—	—	119	66,148
John C. Mitchell	50,400	21,029	—	—	5,565	76,994
Michael M. Murphy	50,200	21,029	—	—	5,565	76,794
Joseph G. Nasser (5)	37,200	21,029	—	—	11,576	69,805
Joseph A. Santangelo	50,400	21,029	—	29	2,064	73,522
Robert A. Wadsworth	43,600	21,029	—	1,130	1,357	67,116

(1)
The amounts in column (c) reflect the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718. All director restricted stock unit awards granted for fiscal year ending December 31, 2012, were issued as of April 27, 2012, and the per share fair market value was $21.05. Assumptions used in the calculation of these amounts are materially consistent with those that are included in footnote 18 to the Company’s audited consolidated financial statements contained in its Annual Report on Form 10-K.

(2)	The aggregate number of outstanding awards as of December 31, 2012, is as follows (no non-employee director held unexercisable options as of such date):

Names	Unvested Stock Awards	Unvested Stock Units	Options Exercisable
Daryl R. Forsythe	818	5,007	15,000
Richard Chojnowski	273	1,619	8,130
Patricia T. Civil	273	1,619	9,380
Timothy E. Delaney	197	1,619	1,667
James H. Douglas	149	1,619	—
John C. Mitchell	273	1,619	10,347
Michael M. Murphy	273	1,619	900
Joseph G. Nasser	—	—	1,688
Joseph A. Santangelo	273	1,619	8,130
Robert A. Wadsworth	273	1,619	4,210

(3)
Figures in the change in pension value and nonqualified deferred compensation earnings represent earnings for the fiscal year ending December 31, 2012, on deferred directors’ fees under a nonqualified deferred compensation plan.

(4)
All other compensation includes: cash dividends received on restricted stock and deferred stock granted pursuant to the Non-Employee Directors’ Restricted and Deferred Stock Plan and the Omnibus Plan for all non-employee directors totaling $16,530; health and/or dental/vision insurance offered through the Company for five active Directors, the Company’s associated premium costs totaled $16,111; $13,086 for annual premiums paid to provide long-term care insurance for the benefit of Mr. Forsythe and his spouse; and $4,056 for the value of split dollar life insurance premiums paid during the 2012 fiscal year on behalf of Mr. Forsythe.

(5)
Mr. Nasser resigned from the Board of Directors on October 7, 2012. All unvested awards and units became vested upon separation. Included in All Other Compensation are consulting fees paid to Mr. Nasser during 2012 totaling $9,999 pursuant to a Consulting Agreement entered into with Mr. Nasser on October 7, 2012.

Named Executive Officers of NBT Bancorp Inc.

The following table sets forth certain information for the Named Executive Officers of NBT Bancorp Inc.

Name	Age at December 31, 2012	Positions Held with NBT and NBT Bank
Martin A. Dietrich	57	President and Chief Executive Officer
Michael J. Chewens	51	Senior Executive Vice President and Chief Financial Officer
David E. Raven	50	President of Retail Banking for NBT Bank, President and Chief Executive Officer of the Pennstar Bank Division
Jeffrey M. Levy	51	Executive Vice President for NBT and President of Commercial Banking for NBT Bank
Timothy L. Brenner	56	Executive Vice President and President of Wealth Management

Biographical information regarding the Named Executive Officers is set forth below. Information regarding Mr. Dietrich can be found under the section Directors with Terms Ending in 2015 found on page 6.

Michael J. Chewens has been Senior Executive Vice President and Chief Financial Officer of NBT and NBT Bank since January 2002. He was EVP and CFO of same from 1999 to 2001. He was also Corporate Secretary of NBT and NBT Bank from December 2000 to April 2010.

David E. Raven has been President of Retail Banking for NBT Bank since July 2006 and President and Chief Executive Officer of the Pennstar Bank Division of NBT Bank since August 2005. Prior to that, Mr. Raven was President and Chief Operating Officer of the Pennstar Bank Division from August 2000 to 2005 and SVP of Sales and Administration from September 1999 through August 2000.

Jeffrey M. Levy has been Executive Vice President for NBT and President of Commercial Banking for NBT Bank since December 2006. He joined NBT in August 2005 as Capital Region President. Prior to joining NBT, Mr. Levy was Manager of New York State Government Banking at M&T Bank from January 2004 to August 2005 and President of the Capital District, Commercial Banking at M&T Bank from January 2001 to December 2003.

Timothy L. Brenner has been Executive Vice President for NBT and President of Wealth Management since March 2012. Prior to that Mr. Brenner was Senior Vice President, M&T Investment Group. In this role he managed the multi-state Institutional Services (Employee Benefits, Institutional Investment Management/ Custody, Corporate Trust, Investment Advisory Services, and Property & Casualty Insurance) division. He was also President of the MTB Funds and M&T Life Insurance Company. Previously he was also Partner at Vivacqua and Company, an independent financial services and insurance agency.

Section 16(a) Beneficial Ownership Reporting Compliance

Our directors and executive officers must, under Section 16(a) of the Exchange Act, file certain reports of their initial ownership of our common stock and of changes in beneficial ownership of our securities. Based solely on a review of reports submitted to NBT, or written representations from reporting persons that all reportable transactions were reported, the Company believes that during the fiscal year ended December 31, 2012 all Section 16(a) filing requirements applicable to NBT’s officers and directors were complied with on a timely basis, except that Director Delaney filed a Form 5 to report a transaction that was not reported on a Form 4.

NBT BANCORP BOARD OF DIRECTORS

Daryl R. Forsythe
Chairman

Martin A. Dietrich
President and CEO

Richard Chojnowski

Patricia T. Civil

Timothy E. Delaney

James H. Douglas

John C. Mitchell

Michael M. Murphy

Joseph A. Santangelo

Lowell A. Seifter

Paul M. Solomon

Robert A. Wadsworth

Jack H. Webb

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the Company’s executive compensation philosophy, guidelines and programs and the material factors affecting the Company’s decisions regarding the compensation of its senior executives. The discussion and analysis is presented to give our shareholders a clear and comprehensive picture of the Company’s executive compensation program, and its individual components. For a full understanding of the information presented, you should read and consider the following narrative discussion, together with the information in the tables below and the narratives and footnotes that accompany the tables, as well as the Compensation and Benefits Committee Report included in this Proxy Statement. In this discussion, we refer to the Company’s Chief Executive Officer (the "CEO"), its Chief Financial Officer (the "CFO"), and the other individuals included in the Summary Compensation Table on page 29 as the Company’s "Named Executive Officers" or "NEOs."

At our annual meeting of shareholders held on May 3, 2011(the "2011 Annual Meeting"), the Company held an advisory vote on executive compensation. Although the vote was non- binding, the Compensation and Benefits Committee (the "Committee") has considered and will continue to consider the outcome of the vote when determining compensation policies and setting NEO compensation. Approximately 93% of the shares of Company common stock that were voted on the proposal were voted for the approval of the compensation of the NEOs as disclosed in the Company’s 2011 proxy statement. The Committee believes that the result of this advisory vote shows especially strong support for the Company’s compensation policies and procedures. Additionally, at the 2011 Annual Meeting, Company shareholders voted, on a non-binding, advisory basis, to conduct the advisory vote on executive compensation every three years. Based upon the voting results, the Board of Directors determined that the Company will hold such vote every three years.

Guiding Principles and Policies

The primary objectives of the Company’s executive compensation program are:

●	To attract and retain talented senior executives; and

●	To motivate senior executives by rewarding them for outstanding corporate and individual performance.

The following fundamental principles underlie the Company’s executive compensation program:

●	Executive compensation should be closely aligned with both short-term and long-term shareholder interests;

●	Executive compensation should appropriately reflect performance related to the achievement of corporate and individual goals;

●	Executives should be required to build and maintain significant equity investments in the Company; and

●	Executive compensation should be determined by a committee composed entirely of independent directors having sufficient resources to do its job, including access to independent, qualified experts.

Setting Executive Compensation

The Company’s executive compensation program encompasses factors such as the executive’s position and responsibilities and reflects an appropriate pay mix based on five broad components: (i) base salary, (ii) short-term annual incentive bonus, (iii) long-term incentives, (iv) retirement and post-employment benefits and (v) other benefits and perquisites. The Committee regularly reviews these components in order to ensure that, as a whole, they conform with the Company’s guiding principles and policies relating to compensation. The Committee’s objective is to create long-term shareholder value by rewarding performance that furthers the strategic goals and growth of the Company. At the same time, the Committee seeks to maintain an executive compensation program that is competitive with comparably sized financial institutions.

Throughout 2012, the Committee engaged in review and analysis of the Company’s compensation programs and practices with the view toward strengthening the link between the Company’s pay practices and shareholder value. The Committee’s compensation decisions were based in part on (1) evidence of alignment between compensation and Company performance; (2) market data and leading market practices; and (3) the compensation-oversight experience of several members of the Committee who serve on other company boards. In addition, because there is no "one size fits all" approach to compensation, the Committee was necessarily influenced by financial and non- financial factors unique to the Company and key to its current and projected future performance. In 2012, the Committee obtained relevant information from a variety of sources, including the Company’s Human Resources Department, individual members of management, inside and outside legal counsel, advisors and compensation experts. The Committee received reports from the CEO and the Executive Vice President of Human Resources containing historical data about the total compensation, including the number and amount of awards, received by the NEOs and the broader executive management team as well as their individual and team contributions as measured by achievement of their annual individual performance goals and long-term strategic objectives of the Company. The Committee also received reports from the CEO about the performance of each member of the executive management team, and recommendations for adjustments, if any, in their respective compensation. In addition, the Committee requested and reviewed the CEO’s written self-assessment of performance during the course of the year and discussed with him various areas of his self-evaluation. Finally, the Chairman of the Board of Directors, who has the most contact with the CEO throughout the year, shared his views with the entire Committee.

The compensation review process also entailed the use of survey data and peer group information prepared by Mercer (US) Inc. ("Mercer") and presented by Mercer to the Committee. In addition, members of the Committee also availed themselves of the opportunity to talk with Mercer directly about the data. Generally, the Committee focused on the total cash and total direct compensation levels of senior executive positions of companies in the finance/banking industry with total assets of approximately $5.5 billion. The Committee looked at peer group information to compare the total cash compensation levels of the NEOs to the total cash compensation levels of the NEOs of peer companies. Additionally, the Committee reviewed the financial performance of the Company relative to the performance of peer banks in order to assess the alignment of the NEOs’ pay to performance. The peer companies used as reference for total cash compensation and financial performance comparisons consist of community-based banking organizations in the Northeast with asset size and market similar to the Company’s and against which the Committee believes that the Company competes for executive talent. In 2012, the peer group consisted of the following companies:

● Berkshire Hills Bancorp, Inc.	● Provident New York Bancorp

● Community Bank Systems, Inc.	● S&T Bancorp, Inc.

● First Commonwealth Financial Corporation	● Susquehanna Bancshares, Inc.

● FNB Corporation	● Tompkins Financial Corporation

● National Penn Bancshares, Inc.	● TrustCo Bank Corp NY

● Northwest Bancorp, Inc.

The review process showed that the Company’s one-year (2012) financial performance exceeded the 75th percentile of the peer group and the actual total cash compensation of the NEOs is in line with this level of performance. Similarly, the Company’s three-year performance (2010-2012) exceeded the 75th percentile of the peer group, and the actual total direct compensation of the NEOs during that period was aligned with the Company’s three-year performance. During 2012, the Company engaged Pearl Meyer to complete an independent compensation study to be considered in establishing 2013 compensation levels and practices. Neither Mercer nor Pearl Meyer provides any services to the Company other than as independent compensation consultants, and each works with the Company’s management only on matters for which the Committee is responsible. The Committee has assessed the independence of each of Mercer and Pearl Meyer pursuant to SEC rules and standards of independence set forth by the NASDAQ Stock Market and concluded that no conflict of interest exists that would prevent either from serving as an independent consultant to the Committee.

The Committee generally sets total direct compensation (base salary, annual incentive and long-term incentive opportunity) for the NEOs at median market levels. In some situations, the Committee may vary from this practice, based upon factors such as market competition, the urgency of the Company’s need to fill a position, and a candidate’s skill, experience, expertise, performance history and increased level of responsibilities. In 2012, taking into account the factors described above and consistent with the Company’s pay for performance strategy, the base salary, target total cash compensation and target total direct compensation for the NEOs in the aggregate approximated the median market levels. A discussion of the individual components of the Company’s executive compensation program follows below.

Components of Executive Compensation

During 2012, the Company’s executive compensation program consisted of base salary, short-term cash incentives and long-term equity based incentives together with benefit plans, perquisites and personal benefits, and certain post-termination pay. The table below sets forth the components of the Company’s executive compensation program; the component’s function related to total compensation; and identifies the tables that provide detailed information about each component.

Compensation Component	Description	Purpose	Detailed Information
Base Salary	Pay for executive’s role, responsibilities, skills, experience, individual achievements and NBT performance.	To provide competitive and fair fixed base pay.	Summary Compensation Table
Executive Incentive Compensation Plan (a component of the 2008 Omnibus Incentive Plan)	Annual cash rewards for achievement of pre-determined level of Earnings Per Share and superior performance with respect to pre-determined individual goals of NEOs other than the CEO.	Market competitive practice. Directly links short term rewards to actual Company performance measures. Encourages NEOs to make a significant personal contribution to the Company’s growth.	Summary Compensation Table Grants of Plan-Based Awards Table
Equity Awards Under the 2008 Omnibus Incentive Plan
Long-term equity compensation earned over a designated performance period and subject to Company performance.
Long-term annual equity awards earned over a designated time-period and not subject to Company performance.

Equity grants provide a competitive long-term incentive to NEOs in direct alignment with shareholder interests and also serves as an effective executive retention device.
Increases the weighting of variable pay, as part of total direct compensation, based on pre-determined Company performance metrics.
Summary Compensation Table Grants of Plan-Based Awards Table Outstanding Equity Awards at Fiscal Year-End Table Option Exercises and Stock Vested Table
Retirement Benefits
NEOs participate in Company- wide tax-qualified plans including: a defined benefit pension plan, a 401(k) ESOP defined contribution plan and, for certain NEOs, a nonqualified Supplemental Executive Retirement Plan, or SERP.

Comparably situated companies customarily maintain broad- based, tax-qualified retirement plans as part of the overall compensation program.
SERPs allow the Company to provide competitive retirement benefits to key executives that are directly linked to salary history. These benefits cannot be paid under the broad-based retirement plans due to IRS constraints.
Summary Compensation Table Pension Benefits Table Nonqualified Deferred Compensation Table
Perquisites and Other Personal Benefits	Benefits may include automobiles, life and disability insurance, long term care insurance and club dues. Eligibility for each perquisite varies depending on the position of the NEO.	These benefits are intended to attract and retain superior executive employees and foster continuity in executive leadership.	Summary Compensation Table
Termination & Severance Pay	NEOs have employment agreements providing post-termination severance compensation under certain scenarios. NEOs also have change-in-control agreements.
Employment agreements assist in attracting and retaining the NEOs.
Change-in-control arrangements provide continuity of management in the event of an actual or threatened change-in- control of the Company.
Potential Payments Upon Termination or Change in Control Table

Base Salary

The Committee reviews executive base salaries annually. Other than the annual equity award, base salary is the only fixed portion of compensation for salaried employees of the Company, including the NEOs. It is the one component of compensation that provides the NEOs with financial certainty. The Company has entered into employment agreements with each NEO providing for a minimum base salary, subject to annual adjustments based on recommendations of the Committee. In establishing the fiscal 2012 salary for each NEO, the Committee considered:

●	The NEO’s responsibilities, qualifications and experience;

●	The NEO’s overall financial and operational achievements, as well as the performance of the business or function for which the individual is responsible;

●	The NEO’s role in leading or helping implement the Company’s short-term and long-term strategies; and

●	The market for individuals with the relevant skills, experience and expertise and the competitiveness of the executive compensation program in relationship to relative company peers.

In 2012, the Committee reviewed the base salaries of the NEOs to determine whether they were consistent with the Company’s guiding principles and policies and whether they reflected the annual base salaries of comparable executives in the peer group and survey data. The Committee determined that an upward adjustment in the base salary of each NEO was appropriate in order to maintain their base pay at their current positioning (market median level) within the peer group and survey data. The base salary for each of the NEOs is reflected in column (c) of the Summary Compensation Table on page 29. Mr. Dietrich’s base salary in 2012 was $600,000 and will be $630,000 in 2013 to keep in line with the market median level. Mr. Chewens’ base salary was $397,000 in 2012 and will be $416,850 in 2013. Mr. Raven’s base salary was $397,000 in 2012 and will be $404,940 in 2013. Mr. Levy’s base salary was $397,000 in 2012 and will be $410,895 in 2013. Mr. Brenner’s base salary was $300,000 in 2012 and will be $309,000 in 2013. The salary increases for 2013 are effective January 1 for all of the NEOs, except for Mr. Brenner, whose salary increase is effective March 1.

Variable Compensation

In addition to fixed base salaries, the Company provides cash and equity based incentive compensation. This incentive compensation varies in amount depending on the factors discussed below and are designed to promote superior performance and achievement of corporate goals, encourage the growth of shareholder value, and allow key employees to participate in the long- term growth and profitability of the Company.

Executive Incentive Compensation Plan

The Executive Incentive Compensation Plan, or EICP, is a component of the 2008 Omnibus Incentive Plan (the "Omnibus Plan"), a shareholder-approved incentive plan authorizing several forms of cash and equity based incentive compensation.

The EICP is a short-term cash incentive plan that directly ties annual bonus awards to the Company’s performance as measured by diluted earnings per share, or EPS, as well as individual performance objectives. EICP awards are defined as a percentage of salary and weighted between corporate goals and individual performance objectives based on each executive’s position. If the threshold EPS target is not achieved, no awards will be paid. In order to achieve the purposes of the EICP, the Committee may consider any of the following events that occur during a performance period: (a) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (b) any reorganization and restructuring programs, and (c) acquisitions or divestitures activity and related expenses.

At the beginning of each year, the Committee decides whether to provide incentive opportunities under the EICP and sets the EPS target levels that will determine year-end payout. The Committee approves the group of employees eligible to participate for that year.

In addition to the EPS targets, the Committee establishes individual performance objectives as a component of the overall payout for each of the NEOs, other than the CEO. The CEO’s EICP award is based entirely on corporate performance goals with no individual component. The CEO provides input for the individual performance objectives for the other NEOs. Each such NEO may have several individual performance objectives that are tied to both the executive’s respective corporate responsibilities and the Company’s overall strategic plan. Objectives more critical to the Company are given more significant weight than other objectives.

Each individual performance objective is evaluated at year-end in terms of accomplishment. The total result of each executive’s performance objectives plus the respective achieved corporate earnings percentage are combined and multiplied times base salary to derive the total payout.

The NEOs’ individual performance goals are aligned with the Company’s strategic focus areas. For the 2012 performance year, the Committee set the following individual performance objectives for the NEOs (other than the CEO):

●
Mr. Chewens, Senior Executive Vice President and Chief Financial Officer. Mr. Chewens’ individual performance objectives were aligned with the Company’s strategic focus areas of optimization of cost structure, investment in human capital and merger and acquisition strategy. Specifically, Mr. Chewens’ goals were to provide strategic recommendations to the Committee with respect to the Company’s total compensation programs especially as they related to the overall cost structure; to provide relevant and timely analysis and communication of financials to a variety of audiences including the Board of Directors, investment bankers, media, analysts and employees; and to provide leadership and strategic project management with respect to the Company’s acquisition and modeling opportunities.

●
Mr. Levy, President of Commercial Banking. Mr. Levy’s individual performance objectives were aligned with the Company’s strategic focus areas of organic growth and enhancement of core deposit growth and investment in human capital. Specifically, his goals were to achieve effective and efficient integration in certain newly acquired market areas while meeting corresponding expanded revenue targets in the new and existing markets for both commercial and business banking incorporate methodologies to expand and enhance asset utilization while maintaining asset quality and increasing market share; and provide specialized mentoring to key employees.

●
Mr. Raven, President of Retail Banking. Mr. Ravens individual performance objectives were aligned with the Company’s strategic focus areas of organic growth and core deposit strategy and furthering the Company’s value proposition. Specifically, Mr. Raven’s goals were to increase demand deposit growth, align retail performance with rewards and recognition in the retail system, and achieve certain profitability in mature markets while maintaining asset quality.

●
Mr. Brenner, President of Wealth Management. Mr. Brenner’s individual performance objectives were aligned with the Company’s strategic focus areas of enhancing relevant noninterest income business lines in order to reduce dependency on interest income. Specifically, Mr. Brenner’s goals were to provide leadership in advancing the Wealth Management Division, creating a sales culture and successful sales methodologies, and participate in innovative ways to leverage the Company’s strengths to market and build the Wealth brand.

At the completion of the 2012 performance year, each of Messrs. Chewens and Brenner had met or exceeded all of his individual performance goals. Mr. Levy had met or exceeded his individual performance goals other than those related to asset quality and business banking production. Mr. Raven had met or exceeded his individual performance goals other than those related to asset quality and certain profit enhancement initiatives. This resulted in a corresponding reduction in the individual performance goal component of Messrs. Raven and Levy’s EICP award. The Committee considered such results together with the corporate component results in determining awards under the EICP as described on page 21.

The following table depicts the corporate component and total individual performance objectives component weightings for the NEOs for fiscal year 2012. For ease of reference here and in the potential payout table below, the CEO is referred to as Executive Level A and Messrs. Chewens, Raven, Levy and Brenner are referred to as Executive Level B.

Executive Level	Named Executive Officer	Corporate Component	Individual Component	Total
Level A	Mr. Dietrich	100%	0%	100%
Level B	Mr. Chewens	66%	34%	100%
Level B	Mr. Raven	66%	34%	100%
Level B	Mr. Levy	66%	34%	100%
Level B	Mr. Brenner	66%	34%	100%

If the Company’s actual EPS is equal to or greater than a predetermined threshold, the NEOs are eligible for awards calculated by multiplying (i) the assigned payout percentage (based upon achievement of the EPS goal at a certain level and, if applicable, achievement of individual performance objectives) times (ii) the base salary of the specific NEO. The awards may be increased by a factor of up to two times based upon attainment of actual earnings between the target and maximum EPS set by the Committee. For example, if the Company achieved an EPS Level 3 (target) and the NEO was at an Executive Level B, the maximum payout would be 47% of base salary.

In 2012, the Committee established an EPS goal which took into account current economic and financial constraints. In order to mitigate excessive risk, the awards were structured so that achievement of a threshold EPS would yield an award under the EICP payable if 90% of target EPS was achieved. The maximum award under the EICP would be achieved by reaching, or exceeding, 120% of target EPS. The Company’s reported diluted EPS of $1.62 was 101.25% of target EPS performance of $1.60. Based on these results, and in accord ance with the plan, the portion of the award that is based on the corporate component was payable to each of the NEOs at the payout level representing achievement of 100% of target EPS in 2012 (level 3 in the table below) (assuming 100% achievement of individual performance objectives for NEOs other than the CEO).

For each NEO included in the EICP, other than the CEO, achievement of performance at the target EPS level for 2012 could result in a potential total award (comprised of both individual and corporate components) equal to 47% of base salary. The individual component of the full award is subject to achievement of the individual performance objectives as detailed above. EPS performance above target could yield award payouts of up to 200% of the target award payout (94% in this case for Executive Level B), detailed in the table below. In the case of the CEO, achievement of Company performance at the target EPS level for 2012 would result in a payout of 100% of base salary. The maximum payout for the CEO is 200% of the target award payout, or 200% of base salary.

The following table depicts the range of potential payouts to the NEOs under the EICP for 2012 as a percentage of base salary, based upon 100% achievement of individual performance objectives and attainment of corporate EPS goals identified in the table above.

EICP Payout Level	% of EPS Target	Exec. Level A Potential Payouts	Exec. Level B Potential Total Payouts: Individual and Corporate Components
Level 1	90%	50.0%	23.5%
Level 2	95%	75.0%	35.3%
Level 3 (target)	100%	100.0%	47.0%
Level 4	105%	125.0%	58.8%
Level 5	110%	150.0%	70.5%
Level 6	115%	175.0%	82.3%
Level 7	120%	200.0%	94.0%

Omnibus Incentive Plan

Since 2008, the Omnibus Plan has been used to provide NEOs, and other eligible employees, with annual and long-term incentives in the form of cash, equity and performance-based awards. The terms and conditions governing the grant of awards under the Omnibus Plan are described below.

The Omnibus Plan replaced the Company’s 1993 Stock Option Plan, the Performance Share Plan, the Non-Employee Directors Restricted and Deferred Stock Plan, Non-Employee Director, Divisional Director and Subsidiary Director Stock Option Plan and the 2006 Non-Executive Restricted Stock Plan.

All outstanding awards under the replaced plans remain outstanding; however, no further awards were granted pursuant to such plans  after the Omnibus Plan was approved by Company shareholders at the Company’s annual meeting of shareholders held on May 6, 2008.

As shown in the table below, Messrs. Dietrich, Chewens, Raven, Levy and Brenner received the following long-term noncash compensation awards under the Omnibus Plan in 2012. In granting these awards, the Committee considered peer group and survey data, as well as individual performance contributing to the Company’s success.

Named Executive Officer	Performance Restricted Unit Awards	Long-Term Incentive Plan Restricted Stock Unit Awards (1)	Restricted Stock Unit Awards (2)
Mr. Dietrich	17,250	11,500	6,250
Mr. Chewens	6,325	1,000	4,500
Mr. Raven	6,325	1,000	4,500
Mr. Levy	6,325	1,000	4,500
Mr. Brenner	6,325	1,000	9,500 (3)

(1)
Represents long-term incentive award earned for the third year of the performance period for Mr. Dietrich and the first year of the performance period for Messrs. Chewens, Raven, Levy and Brenner, and each award is subject to reduction as described below under Long-Term Incentive Award.

(2)	These awards vest 40% the first year and 20% in each of years two, three and four.

(3)	5,000 of these awards vest 100% after four years.

Long-Term Incentive Award

On March 22, 2010, the Committee approved a long-term performance-based equity incentive program (the "CEO LTIP") for the CEO under the Omnibus Plan to emphasize long-term results and further align the CEO’s interests with those of Company shareholders. Under the program, the CEO has the opportunity to receive shares of Company common stock at the end of a six-year performance period (January 1, 2010-December 31, 2015). The CEO’s award account is initially set at zero shares, and shares or stock units will be added or subtracted annually over the six-year performance period based on whether the Company achieves annual diluted EPS targets to be established by the Committee at the beginning of each year. The amount to be credited for achievement of the annual diluted EPS targets, as well as the amount to be subtracted for failure to achieve these targets, will be determined annually by the Committee at the same time that the diluted EPS target is determined for the applicable year. The payment of the shares or stock units in the award account at the end of the six-year performance period is subject to the CEO’s continued employment with the Company, except in the event of death, disability, voluntary retirement after age 60 occurring after January 1, 2016 or certain significant corporate transactions. Dividends on shares from the 2010 award in the award account will be paid to the CEO on a current basis; however, no dividends will be paid on stock units in the award account. In the event that shares or units are subtracted from the total balance, the shares or units on which dividends will be paid will be adjusted using a first in, first out method.

On January 18, 2012, the Committee approved a long-term performance-based equity incentive program, or LTIP, for the NEOs, other than the CEO, under the Omnibus Plan, to emphasize long-term results and further align the NEO’s interests with those of Company shareholders. Under the LTIP, the NEOs have the opportunity to receive shares of Company common stock at the end of a performance period (January 1, 2012 through their Retirement Date). Retirement Date means the earlier of the date the NEO reaches Normal Retirement Age or qualifies for Early Retirement under the NBT Bancorp Inc. Defined Benefit Pension Plan (the "Pension Plan") (each as such term is defined in the Pension Plan). The NEO’s award account is initially set at zero shares, and stock units will be added or subtracted annually over the performance period based on whether the Company achieves annual diluted EPS targets to be established by the Committee at the beginning of each year. The amount to be credited for achievement of the annual diluted EPS targets, as well as the amount to be subtracted for failure to achieve these targets, will be deter- mined annually by the Committee at the same time that the diluted EPS target is determined  for the applicable year. The payment of the stock units in the award account at the end of the performance period is subject to the NEO’s continued employment with the Company, except in the event of death, disability or certain significant corporate transactions. No dividends will be paid on stock units in the award account.

The performance goal for the 2012 fiscal year was based on diluted EPS. The guidelines established by the Committee for 2012 set the target EPS at $1.60 per share. The following table depicts the range of potential unit awards under the CEO LTIP and LTIP under the Omnibus Plan for 2012:

Payout Level	% of EPS Target	Potential Payout Under CEO LTIP	Potential Payout Under LTIP
Level 1	Less than 100%	Deduct 5,750 Units	Deduct 500 Units
Level 2 (target)	100%	11,500 Units	1,000 Units
Level 3	105%	23,000 Units	2,000 Units

The Company reported diluted EPS of $1.62 for 2012, which was 101.25% of the target EPS. Based on these results, and in accordance with the Omnibus Plan, the amount of the units transferred to the CEO LTIP award account and LTIP award accounts were at the payout level representing achievement of 100% of target EPS in 2012 (level 2 in the table above).

Performance Based Equity Awards

Performance based equity awards are granted under the Omnibus Plan. Performance share awards (in the form of restricted stock or units) are long-term, equity-based incentive awards that link executive compensation to the Company's profitability and increased share value. The Committee established guidelines for granting awards that are based on the attainment, by the participant, of specific performance goals established at a time when the outcome of the performance goals is substantially uncertain. In setting the guidelines, the Committee considered a number of factors, including an individual's organizational position, historical performance, prior awards, current performance, potential future contribution to the Company and recommendations from compensation consultants. The Committee establishes the performance period over which the achievement of applicable performance goals will be measured, the executives who may participate during any performance period, the number of performance shares or stock units that may be awarded, and the vesting period for each grant. Dividends or dividend equivalents are paid on unvested awards granted prior to 2011. No dividends or dividend equivalents are paid on unvested awards granted in 2011 or 2012.

The performance goal for each participant in the 2012 fiscal year was based on diluted PES. The guidelines established by the Committee for 2012 set the target EPS at $1.60 per share and provided that achievement of a threshold EPS equal to 90% of the target EPS would yield an award under the Omnibus Plan. The maximum award under the Omnibus Plan would be achieved by reaching, or exceeding, 120% of target EPS. The following table depicts the range of potential performance unit awards to the NEOs under the Omnibus Plan for 2012 as a percentage of the base award proposed by the Committee at the beginning of the fiscal year, based upon level of attainment of the EPS goal:

Payout Level	% of EPS Target	Potential Payout
Level 1	90%	80%
Level 2	95%	90%
Level 3 (target)	100%	100%
Level 4	105%	120%
Level 5	110%	140%
Level 6	115%	160%
Level 7	120%	180%

The Company reported diluted EPS of $1.62 for 2012, which was 101.25% of the target EPS. Based on these results, and in accordance with the Omnibus Plan, the performance award was payable to each of the NEOs at the payout level representing achievement of 100% of target EPS in 2012 (level 3 in the table above). Refer to the Grants of Plan-Based Awards table on page 31 for additional detail on the base (target) award for each NEO.

Stock Options

Stock options have been granted under the terms of the Omnibus Plan. The Committee approved the grant of non-tax qualified options to key management employees, including the NEOs. Options, when granted, are awarded with an exercise price equal to the fair market value on the NASDAQ Stock Market on the date of the grant. Options granted by the Committee under the Omnibus Plan vest at a rate of 40% after one year, and in equal 20% increments over the next three years. Reload options vest 100% on the 2nd anniversary of the reload grant date. Options are forfeited if the holder does not exercise them within 10 years of the grant date. In 2012, there were no options granted to the NEOs.

Executive Long Term Incentive and Retention Equity Awards

In February 2013, the Committee granted Long Term Incentive and Retention Equity Awards under the Omnibus Plan. The Committee expects to make future long term incentive and retention equity awards in accordance with this 2013 award structure instead of the equity award structure used in 2012 described above. The 2013 awards (in the form of restricted stock units) are long-term, equity-based incentive awards that link executive compensation to the Company's profitability and ultimately to increased shareholder value. The awards consist of a grant of (i) Retention Units, which are subject to a time-based vesting schedule (over four years) and a reduction, at the time of grant, based upon the grantee's achievement of individual performance factors for the 2012 calendar year and (ii) Performance Units, which vest based on the Company's achievement of specific performance goals established on the grant date (the outcome of which is substantially uncertain on such date) over a two-year performance period. The Committee determined the number of Retention Units and Performance Units underlying the awards based on a percentage of the grantee's salary as of the grant date, which was then converted to a number of units based on the fair market value of the Company's common stock. In determining the size of the awards, the Committee considered a number of factors, including the grantee's organizational position, historical performance, prior awards, current performance and potential future contribution to the Company, as well as feedback from an independent compensation consultant on target long term compensation levels. No dividends or dividend equivalents are paid on any unvested awards. The performance goal for each grantee with respect to the Performance Units is based on the Company's diluted EPS over the first 12 months of the two-year performance period, with a reduction based upon the quartile ranking of the Company's return on tangible common equity against a comparative group of peer institutions over each year of the two-year performance period, with full vesting and payout occurring following the completion of an additional one-year time-based vesting requirement after the end of the performance period (subject to acceleration upon certain terminations or a change in control).

Retirement Plans

Defined Benefit Pension Plan

The eligible NEOs participate in the Pension Plan, which is a noncontributory, tax-qualified defined benefit pension plan. The Pension Plan is available to all Company employees who have attained age 21 and have completed one year of service, as defined in the Pension Plan. The Pension Plan provides for 100% vesting after three years of qualified service. The Pension Plan has a cash balance feature, in which all of the eligible NEOs participate. The footnotes to the Pension Benefits Table on page 34, including the narrative discussion that follows such table, contain a detailed description of the defined benefit/cash balance pension plan, including a description of the eligibility, crediting, vesting, mortality, and other terms and assumptions used for the calculation of Pension Plan benefits. Beginning January 1, 2010, participants in the Pension Plan were eligible for additional discretionary contributions to the 401 (k) & Employee Stock Ownership Plan (the "401(k) Plan & ESOP") in lieu of interest credits to the cash balance portion of the pension plan. Mr. Brenner had not yet satisfied the eligibility requirements to be a participant in the Pension Plan as of December 31, 2012.

Supplemental Retirement Benefits

Certain NEOs participate in the SERP, which is principally designed to restore benefits that would have been paid to the NEO if certain federal tax limitations were not in effect, as well as to attract and retain qualified and experienced executive officers. Each SERP is embodied in an agreement between the Company and the respective NEO. The narrative that follows the Nonqualified Deferred Compensation Table on page 36 contains a detailed description of each SERP.

401(k) Plan & Employee Stock Ownership Plan

The 401(k) Plan & ESOP is a tax-qualified defined contribution retirement savings plan available to all Company employees who have attained age 21 and are either scheduled to complete one year of service or have completed one year of service, as defined by the 401(k) Plan & ESOP. Participants in the 401(k) Plan & ESOP may contribute up to the limit prescribed by the Internal Revenue Service on a before-tax basis. The Company matches 100% of the first 3% of pay contributed to the plan. Additionally, the Company can make discretionary contributions to the 401(k) Plan & ESOP based on its financial performance. All Company contributions to this retirement plan for 2012 are made in the form of Company common stock, and vest at the rate of 20% per year with full vesting following five years of benefit service. Beginning in 2013, Company contributions will be made in cash. The NEOs participate in the 401(k) Plan & ESOP. Column (h) in the Summary Compensation Table on page 29 includes the dollar value of the stock contributed by the Company under the 401(k) Plan & ESOP to each of the NEOs. In addition, effective for plan years after December 31, 2009, the Company may make discretionary contributions to the 401(k) portion of the 401(k) Plan & ESOP to offset the elimination of interest credits to the Pension Plan, as described above.

Deferred Compensation Plan and Other Compensation Deferrals

The Deferred Compensation Plan allows the NEOs, and such other key employees as the Committee may approve annually, to defer some or all of their salary, commissions and/or bonus, to a future date. The Deferred Compensation Plan also permits the Company to make discretionary contributions to the accounts of eligible employees. Eligible employees are generally those employees determined to be highly compensated employees of the Company. In addition, the Omnibus Plan permits award recipients to defer receipt of vested equity awards to a future date. Certain NEOs elected to defer compensation or received discretionary contributions under this plan as detailed in the Nonqualified Deferred Compensation Table on page 36.

Perquisites and Other Personal Benefits

The Company provides NEOs with perquisites and other personal benefits that the Committee and the Company believe are reasonable and consistent with the Company's guiding compensation principles. These benefits enable the Company to attract and retain superior employees for key positions. During 2012, these benefits included the use of Company-owned automobiles, life and disability insurance, long term care insurance, and for certain NEOs, club memberships. Each NEO has a universal life insurance policy equal to two times his base salary, up to a maximum of $500,000, with the benefit payable to a beneficiary selected by the NEO. The Company pays the premiums on each policy. The Company also maintains split-dollar bank-owned life insurance for the benefit of the Company and the CEO. Messrs. Dietrich, Chewens, Raven, Levy and Brenner each have the use of a Company-owned automobile. Any personal mileage incurred by the executive is taxed as additional compensation in accordance with IRS regulations. The Committee periodically reviews the levels of perquisites and other personal benefits provided to NEOs. The dollar amount of these benefits is reflected in column (i) in the Summary Compensation Table on page 29. The aggregate amounts of perquisites and other personal benefits paid to Messrs. Dietrich, Chewens, Raven and Brenner were determined to be less than the established reporting thresholds for detailed disclosure.

Stock Ownership Guidelines

To directly align their interests with shareholders' interests, the Committee maintains stock ownership guidelines for the Board of Directors and the Company's executive management team, including the NEOs. The Committee modified the guidelines in January 2013 to increase the required levels of ownership and allow vested restricted stock units to be included in an individual's ownership for purposes of compliance with the guidelines. The modified guidelines require directors to own 5,000 shares of Company stock, NEOs other than the CEO to own 30,000 shares of Company stock, and the CEO to own 60,000 shares of Company stock. The executives must comply with the revised guidelines by the later of five years from the adoption of the modified policy (January 23, 2018) or five years from the date of promotion to the executive management team or election to the Board of Directors. Failure to meet the guidelines could, at the Committee's discretion, affect future option or restricted stock or unit awards. As of December 31, 2012, there were no NEOs or Directors not in compliance with the guidelines.

Tax and Accounting Matters

Section 162(m). Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to a company for compensation in excess of one million dollars paid to a company's CEO, and to the next four highest paid officers of the company, unless the compensation qualifies as "performance-based compensation" or falls under certain other specified exceptions under Section 162(m). Generally, to qualify as performance-based compensation, the plan or arrangement must contain specific performance criteria, specific limits on awards and amounts and must have shareholder approval. Performance awards under the Omnibus Plan (and the specific arrangements thereunder providing for performance awards, such as the EICP) contain specific performance criteria and are intended to meet the performance-based compensation exception to the annual one million dollar limitation. However, while the Committee recognizes the importance of tax deductibility and endeavors to formulate its compensation program in a tax-effective manner, it also believes it is critical to balance tax deductibility with ensuring that the Company's programs are designed appropriately to recognize and reward executive performance, such that at times current tax deductibility limits may be exceeded.

Section 409A. Section 409A of the Internal Revenue Code generally provides that unless certain requirements are met, amounts deferred under a nonqualified deferred compensation plan are currently includible in an employee's gross income to the extent not subject to a substantial risk of forfeiture. Section 409A applies to most forms of deferred compensation, including but not limited to, nonqualified deferred compensation plans or arrangements, certain equity based performance awards, and severance plans or individual severance arrangements contained within employment agreements. Generally, under Section 409A, any severance arrangement not in compliance with Section 409A covering an NEO pursuant to an employment or change in control agreement, which is effective upon termination of employment, any deferrals under a nonqualified deferred compensation plan that do not comply with Section 409A or any stock option award grants with an exercise price of less than fair market value on the date of grant may subject the NEO to (i) current income inclusion of the relevant amounts, (ii) interest at the IRS underpayment rate, and (iii) an additional 20% excise tax. The Nonqualified Deferred Compensation Table on page 36 provides detailed information about the Company's nonqualified deferred compensation arrangements.

Sections 4999 and 280G. Section 4999 of the Internal Revenue Code imposes a 20% excise tax on certain "excess parachute payments" made to "disqualified individuals." Under Section 280G of the Internal Revenue Code, such excess parachute payments are also nondeductible to the Company. If payments that are contingent on a change of control to a disqualified individual (which terms include the NEOs) exceed 2.99 times the individual's "base amount," they constitute "excess parachute payments" to the extent they exceed one times the individual's base amount.

The Company had previously entered into change in control agreements with each of Messrs. Dietrich, Chewens, Raven and Levy pursuant to which the Company would make an indemnification payment to the executive officer so that, after payment of the initial excise tax and all additional income and excise taxes imposed on the indemnification payment, the executive would have retained approximately the same net after-tax amounts under the employment agreement that he would have retained if there were no excise tax (unless the amount in excess of three times the executive's base amount was $50,000 or less in which case no indemnification payment would have been provided).

In January 2013, the Company amended the aforementioned change in control agreements to eliminate the excise tax indemnification payments and provide for a cutback of change in control benefits in circumstances where the executive would not be better off on a net after-tax basis by at least $50,000 by being paid the full change in control benefit. In circumstances where the executive will be better off by at least $50,000 on a net-after tax basis by being paid the full change in control benefit owed, the executive will be responsible for the payment of all excise taxes. However, neither the Company nor NBT Bank will be permitted to claim a federal income tax deduction for the portion of the change in control benefit that constitutes an "excess parachute payment." The January 2013 amendments also eliminated benefits under such change in control agreements up to three additional years of service credit under the Company's SERP as well as certain enhanced compensation levels for the computation of benefits (see "Agreements with Executive Officers—Change in Control Agreements" beginning on page 45 for more information).

Accounting Considerations. The Committee is informed of the financial statement implications of the components of the compensation program for NEOs. However, a compensation component's contribution to the objectives of the Company's compensation program and its projected economic cost, which may or may not be reflected on the Company's financial statements, are the main elements of NEO compensation decisions.

EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation earned by each of the NEOs for each of the last three completed fiscal years. The compensation received by each NEO was a combination of cash and equity compensation and long-term and short-term compensation. The Committee concluded that this mix reflects the compensation principles discussed in the Compensation Discussion and Analysis, as applied to each NEO's responsibilities and performance.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation Earnings ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
(a)	(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Martin A. Dietrich	2012	600,000	664,873	—	600,000	1,572,143	81,748	3,518,764
President and	2011	552,000	1,293,923	144,879	828,000	1,600,893	89,681	4,509,376
Chief Executive Officer	2010	535,600	728,228	123,265	642,720	889,582	71,332	2,990,727
Michael J. Chewens	2012	397,000	229,277	—	186,590	209,865	36,284	1,059,016
Senior Executive Vice President	2011	385,220	325,628	—	270,656	190,996	46,166	1,218,666
and Chief Financial Officer	2010	374,000	156,849	88,751	263,670	183,221	42,701	1,109,192
David E. Raven	2012	397,000	229,277	—	176,427	293,551	37,877	1,134,132
President of Retail Banking	2011	385,220	325,628	—	262,335	201,780	51,460	1,226,423
for NBT Bank, President and Chief Executive Officer of the Pennstar Bank Division	2010	374,000	156,849	88,751	245,718	157,900	48,528	1,071,746
Jeffrey M. Levy	2012	397,000	229,277	—	176,657	379,304	49,246	1,231,484
Executive Vice President for NBT	2011	325,000	325,628	—	227,565	188,342	58,020	1,124,555
and President of Commercial Banking for NBT Bank	2010	275,000	156,849	88,751	193,215	113,718	50,405	877,938
Timothy L. Brenner (7) Executive Vice President and President of Wealth Management	2012	300,000	319,314	—	141,000	—	48,554	808,868

(1)	Certain NEOs deferred a portion of their salary in 2012. The deferred portion of their 2012 salary is detailed in the Nonqualified Deferred Compensation table on page 36.

(2)
The amounts in column (e) reflect the aggregate grant date fair value of the target performance awards and the annual non-performance equity award for the NEOs. The assumptions used to calculate the fair value of the 2012 stock awards are materially consistent with those used to calculate the 2012 stock awards, which are set forth in footnote 18 to the Company's audited consolidated financial statements contained in the Company's Form 10-K for the year ended December 31, 2012. The maximum values for the performance based restricted stock unit and performance based long-term awards issued under the Omnibus Plan and the actual awards certified in January 2013 were as follows:

	Restricted Stock Unit Performance-Based Award		Long-Term Performance-Based Award
Executive	Maximum Award	Actual Award	Maximum Award	Actual Award
Martin A. Dietrich	$563,868	$313,260	$435,850	$217,925
Michael J. Chewens	$206,752	$114,862	$36,320	$18,160
David E. Raven	$206,752	$114,862	$36,320	$18,160
Jeffrey M. Levy	$206,752	$114,862	$36,320	$18,160
Timothy L. Brenner	$206,638	$114,799	$36,300	$18,150

(3)	The amounts in column (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for the fiscal year in which the option was granted.

(continued on next page)

(4)
The amounts in column (g) reflect cash awards to Messrs. Dietrich, Chewens, Levy and Raven under the EICP in 2012, 2011 and 2010, which were paid in January of the following calendar year. Certain NEOs deferred a portion of the 2012, 2011 and 2010 awards. The deferred portion of the 2012 award is detailed in the Nonqualified Deferred Compensation table on page 36.

(5)
The amounts in column (h) reflect solely the actuarial increase in the present value of the NEOs benefits under all qualified and non-qualified pension plans established by the Company determined using interest rate and mortality rate assumptions consistent with those used in the Company's financial statements as set forth in footnote 18 to the Company's audited consolidated financial statements contained in the Company's Form 10-K for the year ended December 31, 2012, and includes amounts which the NEO may not currently be entitled to receive because such amounts are not vested.

(6)	The amount shown in column (i) reflects the following items as applicable for each NEO for 2012:

Compensation	Dietrich	Chewens	Raven	Levy	Brenner
Value of matching and discretionary contributions to the 401(k) Plan & ESOP (see page 26 under the heading "Retirement Plans")	$7,500	$7,500	$7,500	$7,500	$5,885
Value of life and disability insurance premiums paid by the Company (see page 27 under the heading "Perquisites and Other Personal Benefits")	$21,248	$7,421	$6,410	$9,051	$6,815
Value of dividends or other earnings paid on stock or option awards not included within the FASB ASC Topic 718 aggregate fair value pursuant to the Omnibus Plan, Performance Share Plan and Stock Option Plan (see pages 24 to 26 under the headings "Omnibus Incentive Plan,""Performance Based Equity Awards" and "Stock Options") (a)	$236,818	$61,452	$61,292	$57,312
Value of Perquisites and Other Personal Benefits (b)	—	—	—	$17,036	—
Value of discretionary contributions to the Deferred Compensation Plan earned in 2012	—	—	—	—	$30,000

(a)	The amount shown for each of the NEOs represents dividends paid on stock awards and for Mr. Dietrich includes the earnings upon exercise of options.

(b)	The amount shown for Perquisites and Other Personal Benefits consists of personal vehicle use of $3,805 and club memberships of $13,231 for Mr. Levy.

(7)	Mr. Brenner began his employment with the Company on March 5, 2012.

Grants of Plan-Based Awards

The following table provides information about plan-based awards to the NEOs under the Company’s cash and equity incentive plans during 2012.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)
Name	Grant Date	Date of Committee/ Board Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Options & Awards: Number of Securities Underlying Options (#) (3)	Grant Date Fair Market Value ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(l)
	1/1/2012	1/18/2012	300,000	600,000	1,200,000	13,800	17,250	31,050		313,260
Martin A. Dietrich	1/1/2012	1/18/2012				11,500	11,500	23,000		217,925
	1/15/2012	12/19/2011							6,250	133,688
	1/1/2012	1/18/2012	93,295	186,590	373,180	5,060	6,325	11,385		114,862
Michael J. Chewens	1/1/2012	1/18/2012				1,000	1,000	2,000		18,160
	1/15/2012	12/19/2011							4,500	96,255
	1/1/2012	1/18/2012	93,295	186,590	373,180	5,060	6,325	11,385		114,862
David E. Raven	1/1/2012	1/18/2012				1,000	1,000	2,000		18,160
	1/15/2012	12/19/2011							4,500	96,255
	1/1/2012	1/18/2012	93,295	186,590	373,180	5,060	6,325	11,385		114,862
Jeffrey M. Levy	1/1/2012	1/18/2012				1,000	1,000	2,000		18,160
	1/15/2012	12/19/2011							4,500	96,255
	3/15/2012	1/18/2012	70,500	141,000	282,000	5,060	6,325	11,385		114,799
Timothy L. Brenner	3/15/2012	1/18/2012				1,000	1,000	2,000		18,150
	3/15/2012	1/18/2012							4,500	91,665
	3/15/2012	1/18/2012							5,000	94,700

(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards are a product of a percentage of base salary in accordance with the EICP, a detailed description of which appears on page 21.

(2)	Estimated Future Payouts Under Equity Incentive Plan Awards represent performance-based awards issued in accordance with the Omnibus Plan, which is attached to this Proxy Statement as Appendix A.

(3)	The January 15, 2012 restricted stock unit awards were issued pursuant to the Omnibus Plan, which is attached to this Proxy Statement as Appendix A.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information about outstanding equity awards under the Company’s equity compensation plans at December 31, 2012, whether granted in 2012 or earlier, including awards that have been transferred other than for value.

	Option Awards						Restricted Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (6)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)		(i)	(j)		(k)
	11/18/2011	—	(5)	30,000	20.9400	11/18/2021	1/15/2012	6,250	(9)	126,688	—		—
	1/15/2010	15,000	(4)	10,000	20.1900	1/15/2020	1/1/2011	23,000	(8)	466,210	—		—
	1/15/2009	20,000	(4)	5,000	25.3800	1/15/2019	1/1/2011	24,150	(1)	489,521	—		—
	1/15/2008	25,000	(3)	—	20.3617	1/15/2018	1/15/2011	3,750	(9)	126,688	—		—
Martin A. Dietrich	12/27/2007	12,641	(5)	—	24.5692	12/27/2017	1/1/2010	20,000	(8)	405,400	—		—
	1/1/2007	28,000	(3)	—	25.7620	1/1/2017	1/1/2010	15,750	(1)	319,253	—		—
	1/1/2006	30,000	(3)	—	22.3520	1/1/2016	1/1/2009	7,500	(1)	152,025	—		—
	8/1/2005	6,470	(5)	—	24.4458	8/1/2015	5/31/2008	9,700	(1)(7)	196,619	—		—
	1/20/2005	22,423	(3)	—	23.2708	1/20/2015	1/1/2008	7,800	(1)	158,106	—		—
	2/11/2004	3,840	(5)	—	22.2050	2/11/2014	1/1/2012	—		—	11,500	(8)	233,105
	1/1/2004	21,311	(3)	—	22.1715	1/1/2014	1/1/2012	—		—	17,250	(1)	349,658
	1/15/2010	10,800	(4)	7,200	20.1900	1/15/2020	1/15/2012	4,500	(9)	91,215	—		—
	1/15/2009	14,400	(4)	3,600	25.3800	1/15/2019	1/1/2011	8,855	(1)(7)	179,491	—		—
	1/15/2008	18,000	(3)	—	20.3617	1/15/2018	1/15/2011	2,700	(9)	54,729	—		—
Michael J. Chewens	1/1/2007	20,000	(3)	—	25.7620	1/1/2017	1/1/2010	7,700	(1)(7)	156,079	—		—
	1/1/2006	22,000	(3)	—	22.3520	1/1/2016	1/1/2009	4,500	(1)	91,215	—		—
	1/20/2005	17,507	(3)	—	23.2708	1/20/2015	5/31/2008	6,700	(1)(7)	135,809	—		—
	1/1/2004	715	(3)	—	22.1715	1/1/2014	1/1/2008	5,850	(1)	118,580	—		—
							1/1/2012	—		—	1,000	(10)	20,270
							1/1/2012	—		—	6,325	(1)(7)	128,208
	1/15/2010	10,800	(4)	7,200	20.1900	1/15/2020	1/15/2012	4,500	(9)	91,215	—		—
	1/15/2009	14,400	(4)	3,600	25.3800	1/15/2019	1/1/2011	8,855	(1)	179,491	—		—
	1/15/2008	17,000	(3)	—	20.3617	1/15/2018	1/15/2011	2,700	(9)	54,729	—		—
David E. Raven	1/1/2007	19,000	(3)	—	25.7620	1/1/2017	1/1/2010	7,700	(1)	156,079	—		—
	1/1/2006	20,000	(3)	—	22.3520	1/1/2016	1/1/2009	4,500	(1)	91,215	—		—
	1/20/2005	16,289	(3)	—	23.2708	1/20/2015	5/31/2008	6,500	(1)	131,755	—		—
	1/1/2004	15,831	(3)	—	22.1715	1/1/2014	1/1/2008	5,850	(1)	118,580	—		—
							1/1/2012	—		—	1,000	(10)	20,270
							1/1/2012	—		—	6,325	(1)	128,208

(continued on next page)

Outstanding Equity Awards at Fiscal Year-End (continued)

	Option Awards						Restricted Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (6)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)		(i)	(j)		(k)
	1/15/2010	10,800	(4)	7,200	20.1900	1/15/2020	1/15/2012	4,500	(9)	91,215	—		—
	1/15/2009	10,400	(4)	2,600	25.3800	1/15/2019	1/1/2011	8,855	(1)	179,491	—		—
	1/15/2008	7,500	(3)	—	20.3617	1/15/2018	1/15/2011	2,700	(9)	54,729	—		—
Jeffrey M. Levy	1/1/2007	9,000	(3)	—	25.7620	1/1/2017	1/1/2010	7,700	(1)	156,079	—		—
	1/1/2006	5,000	(3)	—	22.3520	1/1/2016	1/1/2009	4,200	(1)	85,134	—		—
	10/1/2005	20,000	(3)	—	23.2930	10/1/2015	5/31/2008	2,800	(1)	56,756	—		—
							1/1/2008	4,875	(1)	98,816	—		—
							1/1/2012	—		—	1,000	(10)	20,270
							1/1/2012	—		—	6,325	(1)	128,208
							3/15/2012	4,500	(9)	91,215	—		—
Timothy L. Brenner							3/15/2012	5,000	(1)	101,350	—		—
							3/15/2012	—		—	1,000	(10)	20,270
							3/15/2012	—		—	6,325	(1)	128,208

(1)	Restricted stock or unit awards vest 100% five years after the date of its grant.

(2)	The market values of these shares are based on the closing market price of the Company’s common stock on the NASDAQ Stock Market of $20.27 on December 31, 2012.

(3)	Options were issued pursuant to the NBT Bancorp Inc. 1993 Stock Option Plan and each grant vests 40% after one year, 20% annually for the following three years.

(4)	Options were issued pursuant to the Omnibus Plan and each grant vests 40% after one year, 20% annually for the following three years.

(5)
Reload options granted upon cash exercise of initial option grant, issued pursuant to the 1993 Stock Option Plan. Each reload grant vests 100%two years after the date of its grant. The 11/18/11 reloaded options were issued pursuant to the Omnibus Plan.

(6)	These awards were earned during 2012 based on performance certified in January 2013. The Committee approves the award based on such certification.

(7)	The executive has deferred this award.

(8)	Long-Term Incentive Plan awards vest in full on January 1, 2016.

(9)	Restricted stock unit awards vest 40% the first year and 20% in each of years two, three and four.

(10)	Long-Term Incentive Plan awards vest in full upon NEO’s retirement subject to four years of service and reaching age 55.

Option  Exercises and Stock Vested

The following table provides information about stock options exercised and restricted shares vested for each NEO during 2012.

	Option Awards		Restricted Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting ($) (2)
(a)	(b)	(c)	(d)	(e)
Martin A. Dietrich	24,000	130,368	2,500	57,850
Michael J. Chewens	—	—	1,800	41,652
David E. Raven	—	—	1,800	41,652
Jeffrey M. Levy	—	—	1,800	41,652
Timothy L. Brenner	—	—	—	—

(1)	The “Value Realized on Exercise” is equal to the difference between the option exercise price and the fair market value on the National Market System of NASDAQ on the date of exercise.

(2)	The “Value Realized on Vesting” is equal to the per share market value of the underlying shares on the vesting date multiplied by the number of shares acquired on vesting.

Pension Benefits Table

The following table includes information about each NEO’s benefits under the Company’s Pension Plan and each NEO’s SERP. Mr. Brenner does not have a SERP with the Company and was not eligible for participation in the Company’s Pension Plan as of December 31, 2012.

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($) (1)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Martin A. Dietrich	NBT Bancorp Inc. Defined Benefit Plan	27.25	1,778,336	—
	Dietrich SERP	12.00	4,869,592	—
Michael J. Chewens	NBT Bancorp Inc. Defined Benefit Plan	17.00	1,096,368	—
	Chewens SERP	12.00	423,267	—
David E. Raven	NBT Bancorp Inc. Defined Benefit Plan	15.00	672,283	—
	Raven SERP	9.00	561,400	—
Jeffrey M. Levy	NBT Bancorp Inc. Defined Benefit Plan	7.00	154,958	—
	Levy SERP	3.00	567,838	—

(1)	The above amounts were computed using the following significant assumptions:

●	Mortality—The RP-2000 Mortality Table for males and females with projected mortality improvements to 2013.

●	Discount Rate—3.50%.

●	Salary Increases—3.00% for Defined Benefit Plan Benefits, 3.75% for SERP benefits.

●	Interest Rate Credit for determining projected cash balance account—3.00%.

●	Interest rate to annuitize cash balance account—4.50%.

●
Mortality to annuitize cash balance account—This table is currently a 50/50 blend of the sex distinct combined annuitant/non-annuitant mortalitytables prescribed by the Internal Revenue Service for determining the “Funding Target Liability” for 2013.

●	Assumed Retirement Age—Retirement rates for ages 55-66 for Defined Benefit Plan Benefits, age 61 for Dietrich SERP, age 62 for Chewens SERP, Raven SERP, and Levy SERP.

●
Credited service under the Defined Benefit Plan is based on date of participation, not date of hire; the first year of service is excluded. Credited service under each SERP is earned from the effective date of the agreement

The NEOs participate in the Pension Plan. The Pension Plan is a noncontributory, tax-qualified defined benefit pension plan. Eligible employees are those who have attained age 21 and have completed one year of service in which the employee worked at least 1,000 hours. The Pension Plan provides for 100% vesting after three years of qualified service. Benefits payable as an annuity at age 65 are reduced 3% per year for early retirement. Early retirement eligibility is age 55 with 3 years of service. Mr. Dietrich is the only NEO who is eligible for early retirement as of December 31, 2012. Mr. Dietrich, Mr. Chewens, Mr. Raven and Mr. Levy are 100% vested as of December 31, 2012. Mr. Brenner has not yet satisfied the eligibility requirements to be a participant in the Pension Plan as of December 31, 2012. The Pension Plan, as amended and restated effective January 1, 2009, has received favorable determination from the Internal Revenue Service that it is qualified under Section 401(a) of the Internal Revenue Code with such letter being effective March 31, 2012. The Pension Plan was converted to a defined benefit plan with a cash balance feature, effective January 1, 2000. Prior to that date, the Pension Plan was a traditional defined benefit pension plan. Each active participant in the Pension Plan as of January 1, 2000 was given a one-time irrevocable election to continue participating in the traditional defined benefit plan design or to begin participating in the new cash balance plan design. All employees who became participants after January 1, 2000 automatically participated in the cash balance plan design. Each of our eligible NEOs participates in the cash balance plan design.

Under the cash balance plan design, hypothetical account balances are established for each participant and pension benefits are generally stated as the lump sum amount in that hypothetical account. Notwithstanding the preceding sentence, since a cash balance plan is a defined benefit plan, the annual retirement benefit payable at normal retirement (age 65) is an annuity, which is the actuarial equivalent of the participant’s account balance under the cash balance plan. However, participants may elect, with the consent of their spouses if they are married, to have the benefits distributed as a lump sum rather than an annuity.

In 2012, benefits under the Pension Plan are computed using a cash balance methodology for participants who converted (as described hereafter) that provides for pay-based credits to the participants’ hypothetical accounts equal to 5% to 22% (depending on age and other factors) on the first $250,000 of annual eligible compensation. Eligible compensation under the Pension Plan is defined as fixed basic annual salary or wages, commissions, overtime, cash bonuses, and any amount contributed by the Company at the direction of the participant pursuant to a salary reduction agreement and excludible from the participant’s gross income under the Internal Revenue Code, but excluding any other form of remuneration, regardless of the manner calculated or paid, such as amounts realized from the exercise of stock options, severance pay or the Company’s cost for any public or private benefit plan, including the Pension Plan. In addition to the pay-based service credits, annual interest credits are made to the participant’s account balance based on the average annual yield on 30-year U.S. Treasury securities for the November of the prior year. The Pension Plan was amended effective December 31, 2009, such that future pay-based credits will not receive interest credits within the cash balance plan. The interest credits on future pay- based credits will be made as discretionary Company contributions to the 401(k) Plan & ESOP. Hypothetical account balances as of December 31, 2009 will continue to receive annual interest credits as described above. The Pension Plan has been amended, effective March 1, 2013, to reduce the future annual pay-based credits for most cash balance design participants from 5% to 2.50% per year. The amendment also freezes benefit accruals as of March 1, 2013 for all participants who as of January 1, 2000 elected to continue participating in the traditional defined benefit plan design; their future benefit accruals will be under the cash balance design with annual pay-based credits of 2.50%. For 2012, the pay- based credits for Messrs. Dietrich, Chewens, Raven and Levy were 22%, 19%, 19% and 19%, respectively (Mr. Brenner is not eligible to participate in the Pension Plan as of December 31, 2012). The Company’s contributions to the Pension Plan in 2012 for Messrs. Dietrich, Chewens, Raven and Levy were $55,000, $47,500, $47,500 and $47,500, respectively.

Nonqualified Deferred Compensation

The following table includes information about the activity in, amounts earned, and balances of, each  NEO’s SERP and account under the Deferred Compensation Plan.

Name	Executive Contributions in 2012 ($) (1)	Registrant Contributions in 2012 ($)		Aggregate Earnings in 2012 ($) (3)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at December 31, 2012 ($) (4)
(a)	(b)	(c)		(d)	(e)	(f)
Martin A. Dietrich	—	1,290,136		101,983	68,573	4,925,917
Michael J. Chewens	262,719	109,586		73,294	—	1,160,055
David E. Raven	13,117	212,622		7,700	—	604,386
Jeffrey M. Levy	34,135	317,762		27,353	19,894	637,824
Timothy L. Brenner	—	30,000	(2)	—	—	30,000

(1)
Each of Messrs. Chewens, Raven, and Levy contributed $262,719, $13,117, and $34,135, respectively to the Deferred Compensation Plan, each of which was reported as non-equity incentive plan compensation earnings in the Summary Compensation Table on page 29.

(2)	The Summary Compensation Table includes registrant discretionary contributions earned in 2012 and reflected under the caption “All Other Compensation” in the Summary Compensation Table.

(3)
The aggregate earnings are from the SERP and Deferred Compensation Plan. The earnings from the Deferred Compensation Plan are due to market value increases on the investments in the Deferred Compensation Plan, which are not an expense to the Company.

(4)	Includes discretionary contribution amounts earned in 2012 (even if not contributed by the Company until 2013).

Supplemental Retirement Benefits

Section 415 of the Internal Revenue Code places certain limitations on pension benefits that may be paid from the trusts of tax-qualified plans, such as the Pension Plan. Because of these limitations and in order to provide certain executives with adequate retirement income, the Company has entered into supplemental retirement agreements which provide retirement benefits to the named executives in the manner discussed below. It should be noted that where applicable, the amounts payable under the Supplemental Retirement Agreements, as discussed in the following section, are offset by payments made under the Pension Plan, the annuitized employer portion of the Company’s 401(k) Plan & ESOP and Social Security.

The Company has entered into agreements with Messrs. Dietrich, Chewens, Raven and Levy to provide each executive with supplemental retirement benefits. Messrs. Dietrich’s, Chewens’, and Raven’s agreements were revised most recently on November 5, 2009. Mr. Levy’s agreement was executed on January 1, 2010. Each SERP provides the executive with an annual supplemental benefit at normal retirement, including (a) the annual benefit payable to the executive under the Pension Plan, (b) the annual benefit that could be provided by contributions by the Company and NBT Bank (other than the executive’s elective deferrals) to the Company’s 401(k) Plan & ESOP and the earnings on those amounts if these contributions and earnings were converted to a benefit payable under the agreement using the actuarial assumptions provided under the agreement, (c) his Social Security benefit and (d) the SERP, which will be equal to the greater of (1) a percentage (60% for Mr. Dietrich and 50% for Messrs. Chewens, Raven, and Levy) of the executive’s final average compensation (i.e., average annual base salary, commissions, bonuses and elective deferrals without regard to any Internal Revenue Code limitations on compensation applicable to tax qualified plans) or (2) the sum of the annual amount of the executive’s benefit under the Pension Plan, calculated without giving effect to limitations and restrictions imposed by the Internal Revenue Code plus the annual benefit that could be provided by contributions by the Company and NBT Bank (other than the executive’s elective deferrals) to the Company’s 401(k) Plan & ESOP and the earnings on those amounts, calculated by disregarding the limitations and restrictions imposed by the Internal Revenue Code and using the actuarial assumptions set out in the Pension Plan, with the exception of a different salary scale assumption.

Reduced amounts will be payable under each SERP in the event the NEO takes early retirement. If the NEO dies leaving a surviving spouse, his spouse will be entitled to an annual benefit for life equal to the annual survivor annuity benefit under the Pension Plan, calculated without giving effect to limitations and restrictions imposed by the Internal Revenue Code, reduced by the surviving spouse benefit actually payable under such plan, plus a lump sum amount equal to contributions by the Company and NBT Bank (other than the executive’s elective deferrals) to the Company’s 401(k) Plan & ESOP, calculated by disregarding the limitations and restrictions imposed by the Internal Revenue Code, reduced by the amounts actually contributed to the Company’s 401(k) Plan & ESOP, plus the earnings on such net amount. If the executive dies after attaining a certain age (age 58 for Mr. Dietrich and age 60 for Messrs. Chewens, Raven, and Levy) and after he has retired, but before payment of benefits has commenced, the surviving spouse will receive an annual benefit equal to the excess, if any, of (1) the monthly amount the surviving spouse is entitled to under the Pension Plan, calculated without giving effect to limitations and restrictions imposed by the Internal Revenue Code, over (2) the monthly amount actually payable to the surviving spouse under the Pension Plan plus the monthly amount that is the actuarial equivalent of any supplemental retirement benefit payable to the surviving spouse. Except in the case of early retirement or death, payment of benefits will commence upon the first day of the month after the executive attains a certain age (age 60 for Mr. Dietrich and age 62 for Messrs. Chewens, Raven, and Levy). Assuming Mr. Dietrich is currently 60 years old and retiring, Messrs. Chewens, Raven, and Levy are currently 62 years old and retiring, satisfaction of applicable SERP conditions, and that each executive’s 2012 compensation was his final average compensation as defined by the SERP, the estimated aggregate annual retirement benefit under the SERP, the Company’s cash balance pension plan, the annuitized employer portion of the Company’s 401(k) Plan & ESOP and social security to be paid to Messrs. Dietrich, Chewens, Raven, and Levy would be $768,518, $379,871, $332,115, and $312,283, respectively. The social security portion of these amounts is assumed to commence at the Normal Social Security Retirement Age for each executive. The SERP for Messrs. Dietrich, Chewens, Raven, and Levy will at all times be unfunded except that, in the event of a change in control, the Company will be required to transfer to a grantor trust an amount sufficient to cover all potential liabilities under the SERP.

Deferred Compensation Plan

The Deferred Compensation Plan allows the NEOs, and such other executives as are selected annually, to defer some or all of their salary, commissions and/or bonus, to a future date. Eligible employees are generally those employees determined to be highly compensated employees of the Company. The Deferred Compensation Plan provisions allow for a minimum annual deferral election of $1,000, a maximum of 100% of salary, commissions and/or bonus. Deferral of these payments lowers each participant’s compensation for income tax purposes for the year of deferral and allows accumulation of earnings on that deferred compensation on a tax-deferred basis. Participants are required to elect a time of distribution, either a specific date or at time of separation from employment, and a form of distribution, either a lump sum or annual installments for a period of either five or ten years following the elected time of distribution. The terms and conditions for the deferral of compensation are subject to the provisions of Section 409A of the Internal Revenue Code.

Potential Payments Upon Termination or Change in Control

The following table and related footnotes describe and quantify the amount of post termination payments that would be payable to each NEO in the event of termination of such NEO’s employment as of December 31, 2012, under various employment related scenarios pursuant to the employment agreements, change in control agreements and equity award agreements entered into with each NEO utilizing a per share stock price of $20.27, the closing market price of the Company’s common stock on such date. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different from those presented in the following table. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the NEO’s age.

Potential Payments Upon Termination or Change in Control Table

Name	Benefit	Retirement ($)	Death ($) (1)		Disability ($)		By NBT w/o Cause ($)		By NBT with Cause ($)	By Exec. w/o Good Reason ($)	By Exec. with Good Reason ($)	Change in Control ($) (2)
Martin A. Dietrich	Accrued Unpaid Salary & Vacation	20,769	20,769		20,769		20,769		20,769	20,769	20,769	20,769
	Deferred Compensation	—	56,325		56,325		—		—	—	—	—
	Severance (3)	—	—		—		1,789,827	(4)	—	—	1,789,827	5,351,582	(5)
	SERP	1,070,329	1,070,329		1,070,329		1,070,329		—	1,070,329	1,070,329	15,438,872	(6)
	Stock Options	800	800		800		—		—	—	—	800
	Restricted Stock	1,918,556	3,023,271		3,023,271		1,665,181		—	—	1,468,562	3,023,271
	Health & Welfare	12,715	2,000,000	(7)	270,197	(8)	—		—	—	—	64,033	(9)
	Sub-Total	3,023,169	6,171,494		4,441,691		4,546,106		20,769	1,091,098	4,349,487	23,899,327
	Tax Gross-up, if applicable	—	—		—		—		—	—	—	11,102,126	(10)
	Total	3,023,169	6,171,494		4,441,691		4,546,106		20,769	1,091,098	4,349,487	35,001,453
Michael J. Chewens	Accrued Unpaid Salary & Vacation	15,269	15,269		15,269		15,269		15,269	15,269	15,269	15,269
	Deferred Compensation (11)	732,624	736,788		736,788		732,624		732,624	732,624	732,624	732,624
	Severance (3)	—	—		—		1,184,269	(12)	—	—	1,184,269	2,289,823	(13)
	SERP	409,589	409,589		409,589		409,589		—	409,589	409,589	2,106,558	(6)
	Stock Options	—	576		576		—		—	—	—	576
	Restricted Stock	—	975,595		975,595		809,381		—	—	673,572	975,595
	Health & Welfare	—	—		499,226	(8)	—		—	—	—	62,613	(9)
	Sub-Total	1,157,482	2,137,817		2,637,043		3,151,132		747,893	1,157,482	3,015,323	6,183,058
	Tax Gross-up, if applicable	—	—		—		—		—	—	—	2,012,192	(14)
	Total	1,157,482	2,137,817		2,637,043		3,151,132		747,893	1,157,482	3,015,323	8,195,250
David E. Raven	Accrued Unpaid Salary & Vacation	16,796	16,796		16,796		16,796		16,796	16,796	16,796	16,796
	Deferred Compensation (11)	42,743	42,986		42,986		42,743		42,743	42,743	42,743	42,743
	Severance (3)	—	—		—		1,184,269	(15)	—	—	1,184,269	2,289,823	(16)
	SERP	404,115	404,115		404,115		404,115		—	404,115	404,115	2,513,869	(6)
	Stock Options	—	576		576		—		—	—	—	576
	Restricted Stock	—	971,541		971,541		805,327		—	—	673,572	971,541
	Health & Welfare	—	—		439,430	(8)	—		—	—	—	56,470	(9)
	Sub-Total	463,654	1,436,014		1,875,444		2,453,250		59,539	463,654	2,321,495	5,891,818
	Tax Gross-up, if applicable	—	—		—		—		—	—	—	2,198,518	(17)
	Total	463,654	1,436,014		1,875,444		2,453,250		59,539	463,654	2,321,495	8,090,336

(continued on next page)

Potential Payments Upon Termination or Change in Control Table (continued)

Name	Benefit	Retirement ($)	Death ($) (1)	Disability ($)		By NBT w/o Cause ($)		By NBT with Cause ($)	By Exec. w/o Good Reason ($)	By Exec. with Good Reason ($)	Change in Control ($) (2)
Jeffrey M. Levy	Accrued Unpaid Salary & Vacation	16,797	16,797	16,797		16,797		16,797	16,797	16,797	16,797
	Deferred Compensation	—	69986	69986		—		—	—	—	—
	Severance (3)	—	—	—		1,184,269	(18)	—	—	1,184,269	2,289,823	(19)
	SERP	189,558	189,558	189,558		189,558		—	189,558	189,558	2,350,155	(6)
	Stock Options	—	576	576		—		—	—	—	576
	Restricted Stock	—	870,698	870,698		704,484		—	—	647,728	870,698
	Health & Welfare	—	—	429,298	(8)	—		—	—	—	63,127	(9)
	Sub-Total	206,355	1,147,615	1,576,913		2,095,108		16,797	206,355	2,038,352	5,591,176
	Tax Gross-up, if applicable	—	—	—		—		—	—	—	2,392,480	(20)
	Total	206,355	1,147,615	1,576,913		2,095,108		16,797	206,355	2,038,352	7,983,656
Timothy L. Brenner	Accrued Unpaid Salary & Vacation	10,385	10,385	10,385		10,385		10,385	10,385	10,385	10,385
	Deferred Compensation	—	—	—		—		—	—	—	—
	Severance (3)	—	—	—		298,304	(21)	—	—	298,304	1,157,421	(22)
	Stock Options	—	—	—		—		—	—	—	—
	Restricted Stock	65,709	341,043	341,043		128,208		—	—	128,208	341,043
	Health & Welfare	—	—	295,488	(8)	—		—	—	—	30,248	(9)
	Sub-Total	76,094	351,428	646,916		436,897		10,385	10,385	436,897	1,539,097
	Tax Gross-up, if applicable	—	—	—		—		—	—	—	—
	Total	76,094	351,428	646,916		436,897		10,385	10,385	436,897	1,539,097

(1)
The Company pays the premiums on up to $500,000 face amount life insurance policies insuring the life of the NEO (with beneficiaries designated by the named executives). The values shown in the table do not reflect the death benefit payable to the NEO’s beneficiaries by the Company’s insurer. The premiums associated with the life insurance policies for the year 2012 and paid by the Company on behalf of the NEO are included in the Summary Compensation Table under the column “All Other Compensation,” and detailed in footnote 6 to that table.

(2)
Change in control benefit will only be payable in the following scenarios: (1) the executive is terminated without Cause within 24 months following a change in control; (2) the executive terminates employment for Good Reason within 24 months following a change in control; or (3) the executive terminates employment without good reason within 12 months following a change in control.

(3)
Severance under a change in control situation is computed for the NEO by the following formula: 2.99 (or 2.0 for Mr. Brenner) multiplied by the sum of their annualized salary for the calendar year in which the change in control of the Company occurred, the maximum bonus that could have been paid to them for such calendar year if all applicable targets and objectives had been achieved, or if no formal bonus program is in effect, the largest bonus amount paid to the executive during any one of the three preceding years. No mitigation is required and gross-up will be paid to cover any excise taxes imposed on each NEO (except for Mr. Brenner) pursuant to Section 4999 of the Internal Revenue Code. This tax gross-up was eliminated by amendment to the change in control agreements as adopted by the Company in January 2013.

(4)
As of 12/31/2012, Mr. Dietrich is entitled to three years of salary continuation, at $600,000 per year, discounted for six months using the 120% of the Applicable Federal Rate for December 2012, equal to 1.14%, compounded semiannually, to reflect the mandatory six month waiting period pursuant to Section 409A of the Internal Revenue Code.

(5)
Mr. Dietrich is entitled to a benefit under the severance formula, as referenced in footnote (3) above, which is $5,382,000, based on 2012 amounts of $600,000 for salary and $1,200,000 for maximum bonus. This total is then discounted for six months using the 120% of the Applicable Federal Rate for December 2012, equal to 1.14%, compounded semiannually, to reflect the mandatory six month waiting period pursuant to Section 409A of the Internal Revenue Code. This results in the severance amount of $5,351,582 shown in the table.

(6)
Under their change in control agreements as in effect on December 31, 2012, Messrs. Dietrich,  Chewens, Raven, and Levy are entitled to receive three additional years of benefit accrual under the terms of their SERP agreement (or a shorter period, if dictated by the terms of each SERP, or by law), based on compensation equal to their annualized severance compensation, following a change in control of the Company. This 3-year benefit accrual feature was eliminated by amendment to the change in control agreements as adopted by the Company in January 2013. In addition, pursuant to their change in control agreements, the supplemental benefit feature under each SERP, which would normally not become vested until at least age 58 (Dietrich) or 60 (Chewens/Raven/Levy) will become immediately and fully vested following a change in control of the Company. This supplemental benefit is assumed to be paid as an annuity beginning at age 60 (Dietrich) or 62 (Chewens/Raven/Levy), but not earlier than January 1, 2016.

(7)	Represents portion of split dollar life insurance proceeds payable to Mr. Dietrich’s beneficiary upon his death.

(8)
Represents the actuarial net present value as of December 31, 2012, of the payments Messrs. Dietrich,  Chewens, Raven, Levy, and Brenner are entitled to under their Executive  LTD plans as well as Mr. Chewens’ benefits under his supplemental disability policy. In addition to utilizing the RP2000 Mortality Table for Disabled Males, the following assumptions were used to calculate the present value: (i) payments would be made until age 65; (ii) discount rate of 3.50%; and (iii) annual cost of living adjustment of 0% (3% for Mr. Chewens’ supplemental disability policy).

(9)
Under their change in control agreements Messrs. Dietrich,  Chewens, Raven, Levy, and Brenner are entitled to continuation of all non-cash employee benefit plans, programs or arrangements, for 3 years (2 years for Mr. Brenner) following their termination following a change in control of the Company, unless a longer or shorter period is dictated by the terms of the plan or by law. The figure in this row represents the present value of continued medical insurance coverage for 36 months (24 months for Mr. Brenner), all at the cost of the Company (generally, 18 months maximum under COBRA, plus the balance of 18 months of medical coverage under a conversion policy—using assumptions mandated by GAAP; 18 months dental and vision coverage under the Company’s self-insured plans; plus continued premium payment on portable life insurance policies).

(10)
Under his change in control agreement as in effect on December 31, 2012, Mr. Dietrich is entitled to a tax gross-up payment equal to the excise tax that would be applicable on “excess parachute payments” due to the change in control (which includes an amount equal to the gross-up payment) plus federal and state income taxes on the gross-up payment. This gross-up payment is determined by first adding together the present value of the additional SERP benefit due to change in control ($14,368,543, which is equal to $15,438,872–$1,070,329 as shown in the table), the present value of the additional Health & Welfare benefits ($64,033), the severance compensation ($5,351,582), and the parachute value of  unvested stock shares ($1,611,621). This total of $21,395,779 is then reduced by the base amount of $1,023,378 (the average of actual compensation paid to Mr. Dietrich during the 2007–2011 fiscal years). The resulting amount of $20,372,401 is then grossed-up by $11,102,126 to reimburse Mr. Dietrich for the 20% excise tax that will be required for the excess parachute payments, pursuant to IRS regulations, and federal and state income taxes on the gross-up payment at the assumed aggregate rate of 43.3%, based on 2012 tax rates. It is assumed for this purpose that independent tax counsel will have opined as to the amount of the excess parachute payments; no opinion of counsel was in fact obtained for purposes of this disclosure. In addition, no value was assigned to the non-compete and other restrictive covenants that apply to Mr. Dietrich under his change in control agreement for purposes of the estimated tax gross-up payment shown. Such amount may significantly reduce the amount of the gross-up payment due. This tax gross-up was eliminated by amendment to the change in control agreements as adopted by the Company in January 2013.

(11)
For termination other than death or disability, Mr. Chewens’ and Mr. Raven’s deferred compensation payments are payable in a lump sum or annual installments, based on their election, following separation of service. These amounts were discounted for six months using 120% of the Applicable Federal Rate for December 2012, equal to 1.14%, compounded semiannually, to reflect the mandatory six month waiting period pursuant to Internal Revenue Code Section 409A.

(12)
As of 12/31/2012, Mr. Chewens is entitled to 3 years of salary continuation, at $397,000, discounted for six months using 120% of the Applicable Federal Rate for December 2012, equal to 1.14%, compounded semiannually, to reflect the mandatory six month waiting period pursuant to Section 409A of the Internal Revenue Code.

(13)
Mr. Chewens is entitled to a benefit using the severance formula, as referenced in footnote (3) above, which is $2,302,838, based on 2012 amounts of $397,000 for salary and $373,180 for maximum bonus. This total is then discounted for six months using the 120% of the Applicable Federal Rate for December 2012, equal to 1.14%, compounded semiannually, to reflect the mandatory six month waiting period pursuant to Section 409A of the Internal Revenue Code. This results in the severance amount of $2,289,823 shown in the table.

(14)
Under his change in control agreement as in effect on December 31, 2012, Mr. Chewens is entitled to a tax gross-up payment equal to the excise tax that would be applicable on “excess parachute payments” due to the change in control (which includes an amount equal to the gross-up payment) plus federal and state income taxes on the gross-up payment. This gross-up payment is determined by first adding together the present value of the additional SERP benefit due to change in control ($1,696,969, which is equal to $2,106,558—$409,589 as shown in the table), the present value of the Health & Welfare benefits ($62,613), the severance compensation ($2,289,823), and the parachute value of unvested stock shares ($234,005). This total of $4,283,410 is then reduced by the base amount of $591,038 (the average of actual compensation paid to Mr. Chewens during the 2007–2011 fiscal years). The resulting amount of $3,692,372 is then grossed-up by $2,012,192 to reimburse Mr. Chewens for the 20% excise tax that will be required for the excess parachute payments, pursuant to IRS regulations, and federal and state income taxes on the gross-up payment at the assumed aggregate rate of 43.3%, based on 2012 tax rates. It is assumed, for this purpose that independent tax counsel will have opined as to the amount of the excess parachute payments; no opinion of counsel was in fact obtained for purposes of this disclosure. In addition, no value was assigned to the non-compete and other restrictive covenants that apply to Mr. Chewens under his change in control agreement for purposes of the estimated tax gross-up payment shown. Such amount may significantly reduce the amount of the gross-up payment due. This tax gross-up was eliminated by amendment to the change in control agreements as adopted by the Company in January 2013.

(15)
As of 12/31/2012, Mr. Raven is entitled to three years of salary continuation, at $397,000, discounted for six months using the 120% of the Applicable Federal Rate for December 2012, equal to 1.14%, compounded semiannually, to reflect the mandatory six month waiting period pursuant to Section 409A of the Internal Revenue Code.

(16)
Mr. Raven is entitled to a benefit using the severance formula, as referenced in footnote (3) above, which is $2,302,838, based on 2012 amounts of $397,000 for salary and $373,180 for maximum bonus. This total is then discounted for six months using the 120% of the Applicable Federal Rate for December 2012, equal to 1.14%, compounded semiannually, to reflect the mandatory six month waiting period pursuant to Section 409A of the Internal Revenue Code. This results in the severance amount of $2,289,823 shown in the table.

(17)
Under his change in control agreement as in effect on December 31, 2012, Mr. Raven is entitled to a tax gross-up payment equal to the excise tax that would be applicable on “excess parachute payments” due to the change in control (which includes an amount equal to the gross-up payment) plus federal and state income taxes on the gross-up payment. This gross-up payment is determined by first adding together the present value of the additional SERP benefit due to change in control ($2,109,754, which is equal to $2,513,869—$404,115 as shown in the table), the present value of the Health & Welfare benefits ($56,470), the severance compensation ($2,289,823), and the parachute value of unvested stock shares ($233,838). This total of $4,689,885 is then reduced by the base amount of $655,605 (the average of actual compensation paid to Mr. Raven during the 2007–2011 fiscal years). The resulting amount of $4,034,280 is then grossed-up by $2,198,518 to reimburse Mr. Raven for the 20% excise tax that will be required for the excess parachute payments, pursuant to IRS regulations, and federal and state income taxes on the gross-up payment at the assumed aggregate rate of 43.3%, based on 2012 tax rates. It is assumed, for this purpose that independent tax counsel will have opined as to the amount of the excess parachute payments; no opinion of counsel was in fact obtained for purposes of this disclosure. In addition, no value was assigned to the non-compete and other restrictive covenants that apply to Mr. Raven under his change in control agreement for purposes of the estimated tax gross-up payment shown. Such amount may significantly reduce the amount of the gross-up payment due. This tax gross-up was eliminated by amendment to the change in control agreements as adopted by the Company in January 2013.

(18)
As of 12/31/2012, Mr. Levy is entitled to three years of salary continuation, at $397,000, discounted for six months using the 120% of the Applicable Federal Rate for December 2012, equal to 1.14%, compounded semiannually, to reflect the mandatory six month waiting period pursuant to Section 409A of the Internal Revenue Code.

(19)
Mr. Levy is entitled to a benefit using the severance formula, as referenced in footnote (3) above, which is $2,302,838, based on 2012 amounts of  $397,000 for salary and $373,180 for maximum bonus. This total is then discounted for six months using the 120% of the Applicable Federal Rate for December 2012, equal to 1.14%, compounded semiannually, to reflect the mandatory six month waiting period pursuant to Section 409A of the Internal Revenue Code. This results in the severance amount of $2,289,823 shown in the table.

(20)
Under his change in control agreement as in effect on December 31, 2012, Mr. Levy is entitled to a tax gross-up payment equal to the excise tax that would be applicable on “excess parachute payments” due to the change in control (which includes an amount equal to the gross-up payment) plus federal and state income taxes on the gross-up payment. This gross-up payment is determined by first adding together the present value of the additional SERP benefit due to change in control ($2,160,597, which is equal to $2,350,155—$189,558 as shown in the table), the present value of the Health & Welfare benefits ($63,127), the discounted severance compensation ($2,289,823), and the parachute value of unvested stock shares ($230,002). This total of $4,743,549 is then reduced by the base amount of $353,349 (the average of actual compensation paid to Mr. Levy during the 2007–2011 fiscal years). The resulting amount of $4,390,200 is then grossed-up by $2,392,480 to reimburse Mr. Levy for the 20% excise tax that will be required for the excess parachute payments, pursuant to IRS regulations, and federal and state income taxes on the gross-up payment at the assumed aggregate rate of 43.3%, based on 2012 tax rates. It is assumed, for this purpose that independent tax counsel will have opined as to the amount of the excess parachute payments; no opinion of counsel was in fact obtained for purposes of this disclosure. In addition, no value was assigned to the non-compete and other restrictive covenants that apply to Mr. Levy under his change in control agreement for purposes of the estimated tax gross-up payment shown. Such amount may significantly reduce the amount of the gross-up payment due. This tax gross-up was eliminated by amendment to the change in control agreements as adopted by the Company in January 2013.

(21)
As of 12/31/2012, Mr. Brenner is entitled to 1 year of salary continuation, at $300,000, discounted for six months using the 120% of the Applicable Federal Rate for December 2012, equal to 1.14%, compounded semiannually, to reflect the mandatory six month waiting period pursuant to Section 409A of the Internal Revenue Code. No mitigation is required.

(22)
Mr. Brenner is entitled to a benefit using the severance formula, as referenced in footnote (3) above, which is $1,164,000, based on 2012 amounts of  $300,000 for salary and $282,000 for maximum bonus. This total is then discounted for six months using the 120% of the Applicable Federal Rate for December 2012, equal to 1.14%, compounded semiannually, to reflect the mandatory six month waiting period pursuant to Section 409A of the Internal Revenue Code. This results in the severance amount of $1,157,421 shown in the table.

In addition to the payments outlined above, pursuant to the employment agreements entered into with Messrs.  Dietrich, Chewens, Raven, and Levy if any of the NEO are terminated “without  cause”  (as defined in each such respective parties’ employment agreement) or if any such executive terminates his employment for “good reason” (as defined  in each such respective parties’ employment agreement) and if, within 18 months following the termination date, the executive should sell his principal residence, then the executive shall be reimbursed for (i) any shortfall between the net proceeds on the sale of his principal residence and the purchase price plus improvements, including reasonable transaction costs incurred in connection with such purchase and sale, and (ii) an amount necessary to pay all federal, state and local income taxes resulting from any reimbursement. The foregoing benefit shall also be made available to each of Messrs. Dietrich, Chewens, Raven, and Levy pursuant to their respective change in control agreements if (a) within 24 months from the date of occurrence of any event constituting a change in control of the Company such executive’s employment with the Company is terminated (i) by the Company for “disability” (as defined therein), (ii) by the Company without “cause” (as defined therein), or (iii) by the executive with “good reason” (as defined therein), or (b) within 12 months from the date of occurrence of any event constituting a change in control of the Company the executive terminates his employment either with or without good reason.

Changes to Termination and Change in Control Benefits Effective in 2013

Changes effective in 2013 to the change in control agreements with each of Messrs. Dietrich,  Chewens, Raven, Levy and Brenner are expected to result in changes to the values of change in control benefits beginning in 2013. These changes are not reflected in the “Potential Payments Upon Termination or Change in Control Table” above, which is required to reflect estimated values of benefits assuming a change in control on December 31, 2012.

As described above in the footnotes related to the “Potential Payments Upon Termination or Change in Control Table,” subsequent to December  31, 2012, the Company and each of Messrs. Dietrich,  Chewens, Raven and Levy amended their existing change in control agreements to remove the potential for a tax gross up due to a change in control and the Company and each of Messrs. Dietrich, Chewens, Raven, Levy and Brenner amended their existing change in control agreements to eliminate certain additional potential SERP and retirement benefits in a change in control.

The table below provides an estimate of the proforma value of change of control benefits, assuming termination of employment and a change in control occurred on December 31, 2012, subject to the 2013 changes to the change in control agreements noted above. In addition to such assumptions, as with the “Potential Payments Upon Termination or Change in Control Table” above, the following table and related footnotes describe and quantify the amount of post termination payments that would be payable to each NEO in the event of termination of such NEO’s employment as of December 31, 2012, following a change in control pursuant to the change in control agreements and equity award agreements entered into with each NEO utilizing a per share stock price of $20.27, the closing market price of the Company’s common stock on such date. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different from those presented in the following table. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the NEO’s age.

Potential Payments Upon Change in Control Table
(Effective in 2013)

Name	Benefit	Change in Control ($) (1)
	Accrued Unpaid Salary & Vacation	20,769
	Deferred Compensation	—
	Severance (2)	5,351,582	(3)
	SERP	7,269,768	(4)
Martin A. Dietrich	Stock Options	800
	Restricted Stock	3,023,271
	Health & Welfare	64,033	(5)
	Total	15,730,223
	Accrued Unpaid Salary & Vacation	15,269
	Deferred Compensation (6)	732,624
	Severance (2)	2,289,823	(7)
	SERP	865,801	(4)
Michael J. Chewens	Stock Options	576
	Restricted Stock	975,595
	Health & Welfare	62,613	(5)
	Total	4,942,301
	Accrued Unpaid Salary & Vacation	16,796
	Deferred Compensation (6)	42,743
	Severance (2)	2,289,823	(8)
	SERP	1,097,498	(4)
David E. Raven	Stock Options	576
	Restricted Stock	971,541
	Health & Welfare	56,470	(5)
	Total	4,475,447
	Accrued Unpaid Salary & Vacation	16,797
	Deferred Compensation	—
	Severance (2)	2,289,823	(9)
Jeffrey M. Levy	SERP	425,108	(4)
	Stock Options	576
	Restricted Stock	870,698
	Health & Welfare	63,127	(5)
	Total	3,666,129
	Accrued Unpaid Salary & Vacation	10,385
	Deferred Compensation	—
	Severance (2)	1,157,421	(10)
Timothy L. Brenner	Stock Options	—
	Restricted Stock	341,043
	Health & Welfare	302,485	(9)
	Total	1,539,097

(1)
Change in control benefit will only be payable in the following scenarios: (1) the executive is terminated without cause within 24 months following a change in control; (2) the executive terminates employment for good reason within 24 months following a change in control; or (3) the executive terminates employment without good reason within 12 months following a change in control.

(2)
Severance under a change in control situation  is computed for the NEO by the following formula: 2.99 (or 2.0 for Mr. Brenner) multiplied by the sum of their annualized salary for the calendar year in which the change in control of the Company occurred, the maximum bonus that could have been paid to them for such calendar year if all applicable targets and objectives had been achieved, or if no formal bonus program is in effect, the largest bonus amount paid to the executive during any one of the three preceding years. No mitigation is required. Amounts shown do not reflect any potential cutback of severance that could occur if (i) such severance payments were subject to excise taxes applicable to “excess parachute payments” and (ii) the applicable NEO would not receive at least $50,000 more on a net after-tax basis if the severance payments were not so reduced.

(3)
Mr. Dietrich is entitled to a benefit under the severance formula, as referenced in footnote (2) above, which is $5,382,000, based on 2012 amounts of $600,000 for salary and $1,200,000 for maximum bonus. This total is then discounted for six months using the 120% of the Applicable Federal Rate for December 2012, equal to 1.14%, compounded semiannually, to reflect the mandatory six month waiting period pursuant to Section 409A of the Internal Revenue Code. This results in the severance amount of $5,351,582 shown in the table.

(4)
Pursuant to the change in control agreements with Messrs. Dietrich, Chewens, Raven, and Levy, the supplemental benefit feature under each SERP, which would normally not become vested until at least age 58 (Dietrich) or 60 (Chewens/Raven/Levy) will become immediately and fully vested following a change in control of the Company. This supplemental benefit is assumed to be paid as an annuity beginning at age 60 (Dietrich) or 62 (Chewens/Raven/Levy), but not earlier than January 1, 2016.

(5)
Under their change in control agreements, Messrs. Dietrich, Chewens, Raven, Levy, and Brenner are entitled to continuation of all non-cash employee benefit plans, programs or arrangements, for 3 years (2 years for Mr. Brenner) following their termination following a change in control of the Company, unless a longer or shorter period is dictated by the terms of the plan or by law. The figure in this row represents the present value of continued medical insurance coverage for 36 months (24 months for Mr. Brenner), all at the cost of the Company (generally, 18 months maximum under COBRA, plus the balance of 18 months of medical coverage under a conversion policy—using assumptions mandated by GAAP; 18 months dental and vision coverage under the Company’s self-insured plans; plus continued premium payment on portable life insurance policies).

(6)
For termination other than death or disability, Mr. Chewens’ and Mr. Raven’s deferred compensation payments are payable in a lump sum or annual installments, based on their election, following separation of service. These amounts were discounted for six months using 120% of the Applicable Federal Rate for December 2012, equal to 1.14%, compounded semiannually, to reflect the mandatory six month waiting period pursuant to Internal Revenue Code Section 409A.

(7)
Mr. Chewens is entitled to a benefit using the severance formula, as referenced in footnote (2) above, which is $2,302,838, based on 2012 amounts of $397,000 for salary and $373,180 for maximum bonus. This total is then discounted for six months using the 120% of the Applicable Federal Rate for December 2012, equal to 1.14%, compounded semiannually, to reflect the mandatory six month waiting period pursuant to Section 409A of the Internal Revenue Code. This results in the severance amount of $2,289,823 shown in the table.

(8)
Mr. Raven is entitled to a benefit using the severance formula, as referenced in footnote (2) above, which is $2,302,838, based on 2012 amounts of $397,000 for salary and $373,180 for maximum bonus. This total is then discounted for six months using the 120% of the Applicable Federal Rate for December 2012, equal to 1.14%, compounded semiannually, to reflect the mandatory six month waiting period pursuant to Section 409A of the Internal Revenue Code. This results in the severance amount of $2,289,823 shown in the table.

(9)
Mr. Levy is entitled to a benefit using the severance formula, as referenced in footnote (2) above, which is $2,302,838, based on 2012 amounts of $397,000 for salary and $373,180 for maximum bonus. This total is then discounted for six months using the 120% of the Applicable Federal Rate for December 2012, equal to 1.14%, compounded semiannually, to reflect the mandatory six month waiting period pursuant to Section 409A of the Internal Revenue Code. This results in the severance amount of $2,289,823 shown in the table.

(10)
Mr. Brenner is entitled to a benefit using the severance formula, as referenced in footnote (2) above, which is $1,164,000, based on 2012 amounts of $300,000 for salary and $282,000 for maximum bonus. This total is then discounted for six months using the 120% of the Applicable Federal Rate for December 2012, equal to 1.14%, compounded semiannually, to reflect the mandatory six month waiting period pursuant to Section 409A of the Internal Revenue Code. This results in the severance amount of $1,157,421 shown in the table.

No changes were made to the potential reimbursement for (i) any shortfall between the net proceeds on the sale of the NEO’s principal residence and the purchase price plus improvements, including reasonable transaction costs incurred in connection with such purchase and sale, and (ii) an amount necessary to pay all federal, state and local income taxes resulting from any such reimbursement available to Messrs. Dietrich, Chewens, Raven, and Levy upon certain terminations of employment more fully discussed in the “Potential Payments Upon Termination or Change in Control Table” above.

Agreements with Executive Officers

Employment Agreements

The Company currently has employment agreements with Messrs. Dietrich,  Chewens, Raven and Levy. These employment agreements will terminate upon the earlier occurrence of the executive’s death, disability, discharge for “cause,” resignation, termination “without cause” (as such terms are defined in the employment agreements) or January 1, 2014. The agreements for Messrs. Dietrich,  Chewens, Raven and Levy also provide  for automatic one-year extensions occurring annually on each January 1. As of the date of this filing, the employment agreements for Messrs. Dietrich,  Chewens, Raven, and Levy have been automatically extended to January 1, 2015. The Company currently has an employment agreement with Mr. Brenner. This agreement will terminate upon the earlier occurrence of the executive’s death, disability, discharge for “cause,” resignation, termination “without cause” (as such terms are defined in the agreement) or May 1, 2013. The agreement for Mr. Brenner also provides for automatic one-year extensions occurring annually on each May 1.

Upon termination of his respective agreement, Messrs. Dietrich, Chewens, Raven, Levy and Brenner are each entitled to receive accrued and unpaid salary, accrued rights under NBT’s employee plans and arrangements, unpaid expense reimbursements, and the cash equivalent of accrued annual vacation. If the executive’s employment is terminated by the Company other than for “cause” (as defined in the agreements), or by the executive for “good reason” (as defined in the agreements), then, upon execution of a separation agreement and release, the executive will be entitled to receive (i) his base salary on a monthly basis for a period of between one to three years following the termination date, depending on the date the executive’s employment was terminated, and (ii) a relocation payment if Messrs. Dietrich, Chewens, Raven and Levy relocates within 18 months after termination of employment from the Norwich, Binghamton, Scranton or Albany area, respectively, such relocation payment to include a make-whole payment and related gross-up tax payment if he sells his primary residence at a loss.

Each executive has also agreed that for one year after the termination of his agreement, he will not directly or indirectly compete with the Company or NBT Bank. Under the agreements, during the term of their employment, the executives may not disclose confidential information about the Company or its subsidiaries to any other person or entity. Each executive has also agreed that for a period of one year following the Termination Date (as defined in agreements), he shall not become an officer, employee, consultant, director or trustee of any savings bank, savings and loan association, savings and loan holding company, bank or bank holding company, where such position entails providing services to such company in any city, town or county where the Company or NBT Bank or their affiliates has an office, where the executive’s position or service for such company is competitive with or similar to the executive’s position or service with the Company or NBT Bank. The agreements also require that, if the Company prepares an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with regard to any financial reporting under the securities laws, and the executive is subject to automatic forfeiture under the Sarbanes Oxley Act of 2002, and he knowingly engaged in misconduct, was grossly negligent in engaging in the misconduct, knowingly failed to prevent the misconduct or was grossly negligent in failing to prevent the misconduct, the executive shall reimburse the Company for the amount of any payment earned or accrued during the 12 month period following the first public issuance or filing with the SEC of the financial document that contained such material noncompliance. In addition, if the Company is required to prepare an accounting restatement, the executive will forfeit any payments made based on the achievement of pre established performance goals that are later determined, as a result of the accounting restatement, not to have been achieved (the “Clawback Clause”).

If any of the executives are terminated due to a change of control covered by his change in control agreement (discussed later), his severance payments will be determined under such change in control agreement. The employment agreements provide that in the event the executive becomes entitled to severance payments under the employment agreement, and if at this time the executive is a key employee with the Company for purposes of Section 409A of the Internal Revenue Code, then the Company will defer commencement of the executive’s severance payments until six months after his employment with the Company ends.

Change in Control Agreements

The Company currently has change in control agreements with each of Messrs. Dietrich, Chewens, Raven, Levy and Brenner. The agreements provide in general that, if within 24 months from the date of a change in control of the Company or NBT Bank, as defined in the agreements, employment is terminated without cause or by the executive with good reason, or if within 12 months of such change in control, the executive resigns, irrespective of the existence of good reason, then each executive will be entitled to receive 2.99 (or 2.0 for Mr. Brenner) multiplied by the sum of their annualized salary for the calendar year in which the change in control of the Company occurred, the maximum bonus that could have been paid to them for such calendar year if all applicable targets and objectives had been achieved, or if no formal bonus program is in effect, the largest bonus amount paid to the executive during any one of the three preceding years. The agreements also include a Clawback Clause in substantially the same form as described above in connection with the employment agreements.

In the change in control agreements as were in effect on December 31, 2012, Messrs. Dietrich, Chewens, Raven, and Levy may also receive a gross-up payment to compensate for the imposition of any excise taxes under Section 4999 of the Internal Revenue Code under certain circumstances. The right to such gross-ups was eliminated by amendments adopted by the Company on January 23, 2013. In addition, each executive’s benefit under any SERP shall be fully vested and will be determined as if his employment had continued for three additional years (or such lesser period after which the maximum benefit is attained), at an annual compensation equal to the amount determined for purposes of calculating his severance amount. Following the amendments adopted by the Company and executed by each of Messrs. Dietrich, Chewens, Raven, and Levy in January 2013, the credit for three additional years’ service and the compensation adjustment have been eliminated from the change in control agreement benefits (i.e., SERPs will still be fully vested but no additional service credits or increased compensation formula will be utilized). Mr. Brenner’s change in control agreement, as in effect on December 31, 2012, contained no right to receive a gross-up payment to compensate for the imposition of excise taxes under Section 4999 of the Internal Revenue Code, but provided for an additional two years of service credit and enhanced compensation calculations under certain circumstances (similar to the three year provisions contained in the agreements for each of Messrs. Dietrich, Chewens, Raven, and Levy). Following the amendment adopted by the Company and executed by Mr. Brenner in January 2013, such provisions were eliminated in order to conform to the terms of the other change in control agreements. The agreements provide that in the event the executive becomes entitled to severance payments under the change in control agreement, and if at that time the executive is a key employee with the Company for purposes of Section 409A of the Internal Revenue Code, then the Company will defer commencement of the executive’s severance payments until six months after his employment with the Company ends.

Generally, these agreements provide that a change in control of the Company shall be deemed to have occurred if: (i) a person acquires beneficial ownership of 30% or more of the combined voting power of the Company’s voting securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by Company shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (iii) there shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which voting securities would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of voting securities immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all of the assets of the Company, provided that any such consolidation, merger, sale, lease, exchange or other transfer consummated at the insistence of an appropriate banking regulatory agency shall not constitute a change in control of the Company; or (iv) the shareholders of the Company approve the Company’s liquidation or dissolution.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation and Benefits Committee are: John C. Mitchell (Chair), Patricia T. Civil, Timothy E. Delaney, Daryl R. Forsythe, Michael M. Murphy and V. Daniel Robinson. Until his resignation in October 2012, Mr. Joseph G. Nasser was also a member of the Compensation and Benefits Committee. There are no interlocking relationships involving Compensation and Benefits Committee members or NEOs of the Company that require disclosure in this Proxy Statement under the Exchange Act or the rules promulgated by the SEC thereunder.

NBT Bank has made loans to members of the Compensation and Benefits Committee. All such loans were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with borrowers who are not related to NBT Bank, and did not involve more than normal risk of collectibility or present other unfavorable features.

Certain Relationships and Related Party Transactions

NBT Bank has made loans to directors and executive officers in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with borrowers who are not related to NBT Bank, and did not involve more than normal risk of collectability or present other unfavorable features.

During the period from January 1, 2012 through December 31, 2012, Mang Insurance Agency, LLC received $1,162,082 in commissions from Preferred Mutual Insurance Company, of which Director Robert Wadsworth was chairman of the board of directors.

Policies and Procedures Regarding Transactions with Related Persons

Pursuant to its Charter, the Audit and Risk Management Committee is responsible for reviewing potential conflict of interest situations. Pursuant to the Company’s Code of Business Conduct and Ethics, any transactions between the Company and a director, employee, or an immediate family member must adhere to the requirements set forth in Regulation O promulgated by the Board of Governors of the Federal Reserve System. The Company’s Loan Policy Manual covers Regulation O and states that no extension of credit or commitment to extend credit may be made to an insider unless it is made on substantially the same terms and conditions, including interest rates and collateral, as other comparable loans made to persons not affected by the policy and who are not employed by NBT Bank, and further, the loan may not involve more than normal risk of repayment. The policy also requires that loans made to insiders of more than $500,000 be pre-approved by Board of Directors. A summary report of all insider loans outstanding and committed is also presented to the Board of Directors on a regular basis.

Compensation and Benefits Committee Report

The Compensation and Benefits Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis contained in this Proxy Statement. Based upon this review and discussion, the Committee recommended to the Company’s Board of Directors the inclusion of the Compensation Discussion and Analysis in this Proxy Statement.

Compensation and Benefits Committee
of
NBT Bancorp Inc.

John C. Mitchell (Chair)
Patricia T. Civil
Timothy E. Delaney
Daryl R. Forsythe
Michael M. Murphy

Audit and Risk Management Committee Report

Our Audit and Risk Management Committee is comprised of four directors who are not officers or employees of NBT. Each of the members of the Audit and Risk Management Committee is an independent director as defined by the SEC rules and Rule 5605 of the NASDAQ Stock Market. The Audit and Risk Management Committee held five meetings during 2012. The meetings were designed to facilitate and encourage private communication between the Audit and Risk Management Committee, the internal auditors and our independent registered public accounting firm, KPMG LLP.

Our Audit and Risk Management Committee acts under a written charter adopted and approved by our Board, a copy of which is available on the Company’s website at www.nbtbancorp. com/bncp/corporategov.html. The Audit and Risk Management Committee has performed the procedures specified in the charter regarding the preparation and review of our consolidated financial statements as of and for the year ended December 31, 2012. Among the procedures performed, the Audit and Risk Management Committee has:

●	Reviewed and discussed the audited consolidated financial statements with NBT management;

●	Discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed by professional standards; and

●	Received the written disclosures and the letter from KPMG LLP required by relevant professional and regulatory standards and discussed with KPMG LLP its independence.

On the basis of its review as specified in the charter and discussions referred to in this section of the Proxy Statement, the Audit and Risk Management Committee has recommended to our Board that the audited consolidated financial statements be included in our Annual Report Form 10-K for the year ended December 31, 2012 for filing with the SEC.

Audit and Risk Management Committee
of
NBT Bancorp Inc.

Patricia T. Civil (Chair)
Timothy E. Delaney
Michael M. Murphy
Robert A. Wadsworth

PROPOSAL 3	APPROVAL OF THE MATERIAL TERMS UNDER THE NBT BANCORP INC. 2008 OMNIBUS INCENTIVE PLAN FOR PAYMENT OF PERFORMANCE-BASED COMPENSATION AS REQUIRED UNDER SECTION 162(M) OF THE INTERNAL REVENUE CODE

As discussed in the Compensation Discussion and Analysis section of this Proxy Statement, the Company adheres to a performance based executive compensation philosophy. Performance-based equity awards under the NBT Bancorp. Inc. 2008 Omnibus Incentive Plan (the “2008 Plan”) represents an important element of the long-term incentive compensation paid to the Company’s executive officers and other employees. This proposal seeks the shareholder approval necessary to enable the Company to continue to be eligible to deduct for federal income tax purposes certain performance-based compensation that may be paid to covered executive officers under the 2008 Plan.

Summary of Proposal

The Company’s shareholders are asked to consider and vote upon a proposal to re-approve the material terms under the 2008 Plan for payment of performance-based compensation under the 2008 Plan. Approval of this proposal will constitute approval of (1) performance measures pursuant to which the Company may make performance-based awards under the 2008 Plan, (2) the persons eligible to receive performance-based compensation under the 2008 Plan, and (3) the maximum amount that may be paid to any such eligible persons. Approval of this proposal would permit the compensation paid to the Company’s covered executive officers pursuant to awards under the 2008 Plan upon achievement of goals under one or more of the performance measures to constitute “qualified performance-based compensation” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code, and such section, “Section 162(m)”), and thereby enable the Company to deduct such compensation for federal income tax purposes.

The material terms that are being proposed are the same as those under the 2008 Plan, as approved by the Company’s shareholders at the 2008 annual meeting of shareholders. The material terms will become effective upon shareholder approval of this proposal at the annual meeting.

The persons eligible to receive performance-based compensation under the 2008 Plan are employees of or consultants to the Company or any of our affiliates, including any such employee who is an officer or director of the Company or of any affiliate, and to any other individual whose participation in the plan is determined to be in the best interests of the Company by the Board of Directors.

You are urged to read this entire proposal and the text of the 2008 Plan, which is attached to this Proxy Statement as Appendix A and incorporated by reference into this proposal.

Effect of Failure to Receive Shareholder Approval

If shareholders do not approve this proposal, the 2008 Plan will remain in full force and effect in accordance with its existing terms and performance-based awards could still be granted under the 2008 Plan. However, we would not be able to deduct compensation in excess of $1,000,000 annually to covered executive officers for federal income tax purposes with respect to awards to covered executive officers. Under Section 162(m), shareholders must approve at least every five years the material terms of performance-based compensation for such compensation to be deductible for federal income tax purposes. The share holder approval requirement for continued use of the material terms with respect to the 2008 Plan will be satisfied only if share- holders approve this proposal.

Section 162(m)

Section 162(m) generally provides that no federal income tax business expense deduction is allowed for annual compensation in excess of $1,000,000 paid by a publicly traded corporation to its principal executive officer or any of the three other most highly compensated officers (excluding the principal financial officer), as determined in accordance with the applicable rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the Code, however, there is no limitation on the deductibility of compensation that represents “qualified performance-based compensation” as determined under Section 162(m). To constitute qualified performance-based compensation, the compensation paid by the Company to its covered executive officers must be paid solely on account of the attainment of one or more objective performance goals established in writing by the Compensation and Benefits Committee (the “Compensation Committee”), while the attainment of such goals is substantially uncertain and the Compensation Committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied. The Compensation Committee is prohibited from increasing the amount of compensation payable if a performance goal is met, but may reduce or eliminate compensation even if the performance goal is attained. Under Section 162(m), the Company’s shareholders must approve at least every five years (i) the persons eligible to receive performance-based compensation, (ii) the types of performance measures and (iii) the maximum amount that may be paid to the covered executive officers or the formula used to calculate this amount.

In the case of compensation attributable to options and stock appreciation rights, the performance goal requirement (summarized in the paragraph above) is deemed satisfied, and the certification requirement (summarized in the paragraph above) is inapplicable, if the grant or award is made by the Compensation Committee, the plan under which the option or stock appreciation right is granted states the maximum number of shares with respect to which options or stock appreciation rights may be granted during a specified period to an employee, and under the terms of the option or stock appreciation right, the amount of compensation is based solely on an increase in the value of Company common stock after the date of grant.

Under the 2008 Plan, one or more of the following business criteria, on a consolidated basis, and/or with respect to specified subsidiaries, affiliates or business units or measured as compared to the performance of a group of comparator companies or published or special index (or, with respect to the total shareholder return and earnings per share criteria, various stock market indices), are used exclusively by the Compensation Committee in establishing performance goals:

●	Net earnings or net income;

●	Operating earnings;

●	Pretax earnings;

●	Earnings per share;

●	Share price, including growth measures and total shareholder return;

●	Earnings before interest and taxes;

●	Earnings before interest, taxes, depreciation and/or amortization;

●	Sales or revenue growth, whether in general, by type of product or service, or by type of customer;

●	Gross or operating margins;

●	Return measures, including return on assets, capital, investment, equity, sales or revenue;

●	Cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

●	Productivity ratios;

●	Expense targets;

●	Market share;

●	Financial ratios;

●	Working capital targets;

●	Completion of acquisitions of business or companies;

●	Completion of divestitures and asset sales; and

●	Any one or a combination of any of the foregoing business criteria.

The 2008 Plan identifies some conditions that may warrant revision or alteration of the performance goals after they are established by the Compensation Committee. These conditions may include, but are not limited to, the following:

●	Asset write-downs;

●	Litigation or claim judgments or settlements;

●	The effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results;

●	Any reorganization and restructuring programs;

●
Extraordinary nonrecurring items as described in FASB Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year;

●	Acquisitions or divestitures activity and related expenses; and

●	Foreign exchange gains and losses.

To the extent that the evaluation of performance may include or exclude any one of these items, the inclusions or exclusions must be in a form that meets the requirements of Section 162(m).

The maximum number of shares of Company common stock subject to options or stock appreciation rights that can be awarded under the 2008 Plan to any person is 812,500 per year. The maximum number of shares of Company common stock that can be awarded under the 2008 Plan to any person, other than pursuant to options or stock appreciation rights, is 812,500 per year. The maximum amount that may be earned as an annual incentive award or other cash award in any fiscal year by any one person is $2,000,000 and the maximum amount that may be earned as a performance award or other cash award in respect of a performance period that is longer than one year by any one person is $5,000,000.

Summary of Material Provisions of the 2008 Plan

The 2008 Plan was approved by the Company’s shareholders at the annual meeting held in 2008. A description of the provisions of the 2008 Plan is set forth below. This summary is qualified in its entirety by the text of the 2008 Plan, a copy of which is attached as Appendix A to this Proxy Statement.

Purpose. The purpose of the 2008 Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, officers, key employees and other key individuals by offering those persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. In the judgment of the Board of Directors, an initial or increased grant under the 2008 Plan will be a valuable incentive and will serve to the ultimate benefit of shareholders by aligning more closely the interests of 2008 Plan participants with those of our shareholders.

Administration. The Compensation Committee administers the 2008 Plan. Subject to the terms of the 2008 Plan, the Compensation Committee may select participants to receive awards, determine the types of awards and terms and conditions of awards, and interpret the provisions of the 2008 Plan. Members of the Compensation Committee serve at the discretion of the Board of Directors.

Common Stock Reserved for Issuance under the 2008 Plan. A total of 5,172,323 shares of Company common stock may be granted under the 2008 Plan (including 1,124,901 shares available from ungranted shares reserved to predecessor plans and available under the 2008 plan). As of December 31, 2012, a total of approximately 2,218,620 shares were subject to outstanding awards under the 2008 Plan and a total of approximately 2,953,703 shares remained available for issuance in connection with future awards under the 2008 Plan. The Company common stock issued or to be issued under the 2008 Plan consists of authorized but unissued shares and treasury shares. On March 15, 2013, the closing price of Company common stock on the NASDAQ Global Select Market was $22.11 per share.

If any shares covered by an award under the 2008 Plan are not purchased or are forfeited, or if an award otherwise terminates without delivery of any Company common stock or is settled in cash in lieu of shares, then the number of shares of Company common stock counted against the aggregate number of shares avail- able under the plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards under the 2008 Plan. Awards other than options and stock appreciation rights will reduce the shares available for grant under the plan by 1.5 shares for each share subject to such the award.

Eligibility. Awards may be made under the 2008 Plan to employees of or consultants to the Company or any of our affiliates, including any such employee who is an officer or director of us or of any affiliate, and to any other individual whose participation in the plan is determined to be in the best interests of the Company by the Board of Directors. On March 15, 2013, there were approximately ten EMT members, 1,900 employees and ten non-employee directors of the Company and its subsidiaries who were eligible to participate in the 2008 Plan.

Amendment or Termination of the Plan. The Board of Directors may terminate or amend the 2008 Plan as to any shares of Company common stock as to which awards have not been made at any time and for any reason. No amendment or termination of the 2008 Plan will impair the rights or obligations of any grantee as to an outstanding award without the consent of the grantee. The 2008 Plan will terminate in any event on April 15, 2018. Amendments will be submitted for shareholder approval to the extent required by the Code or other applicable laws, rules or regulations.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding option or SAR that reduces the exercise price or strike price of the option or SAR, as applicable, either by lowering the exercise price or strike price or by cancelling the outstanding option or SAR and granting a replacement option or SAR with a lower exercise price without the approval of the Company’s shareholders.

Fair Market Value Determination. For so long as the Company common stock remains listed on the NASDAQ Global Select Market, the fair market value of the Company common stock on the grant date of the award under the 2008 Plan will be the closing price of the Company common stock as reported on the NASDAQ Global Select Market on such date. If there is no such reported closing price on such date, the fair market value of the Company common stock will be the closing price of the Company common stock on the next preceding date on which any sale of Company common stock was reported.

Awards. The Compensation  Committee  may award the following type of awards under the 2008 Plan:

●	Options, which may be either incentive stock options or nonqualified stock options;

●	Stock appreciation rights or “SARs”;

●	Restricted stock;

●	Unrestricted stock;

●	Stock units;

●	Dividend equivalent rights;

●	Performance shares or other performance-based awards; or

●	Cash incentive awards.

An incentive stock option is an option that meets the requirements of Section 422 of the Code, and a nonqualified stock option is an option that does not meet those requirements. A SAR is a right to receive upon exercise, in the form of Company common stock, cash or a combination of Company common stock and cash, the excess of the fair market value of one share of Company common stock on the exercise date over the grant price of the SAR. Restricted stock is an award of the Company common stock on which are imposed vesting restrictions that subject the shares to a substantial risk of forfeiture, as defined in Section 83 of the Code. Unrestricted stock is an award of shares of Company common stock that is free of restrictions other than those imposed under federal or state securities laws. A stock unit is an award that represents a conditional right to receive shares of Company common stock in the future and that may be made subject to the same types of restrictions and risk of forfeiture as restricted stock. Dividend equivalent rights are awards entitling the grantee to receive cash, stock, other awards under the 2008 Plan or other property equal in value to dividends or other periodic payments paid or made with respect to a specified number of shares of stock. An award of performance shares is a performance-based award representing a right or interest denominated or payable in stock, valued by reference to stock, or otherwise based on or related to stock that is made subject to the achievement of one or more pre-established performance goals over a performance period of up to ten years. Performance-based awards are awards of options, SARs, restricted stock, stock units or cash made subject to the achievement of one or more pre-established performance goals over a performance period established by the Compensation Committee.

The 2008 Plan provides that each award will be evidenced by an award agreement, which may specify terms and conditions of the award that differ from the terms and conditions that would otherwise apply under the 2008 Plan in the absence of the different terms and conditions in the award agreement.

The Compensation Committee may permit or require the deferral of any payment pursuant to any eligible award into a deferred compensation arrangement, which may include provisions for the payment or crediting of interest or dividend equivalent rights, including converting such credits to stock equivalents.

In addition, the Compensation Committee may reserve the right in an award agreement to cause a forfeiture of the gain realized by a grantee with respect to an award on account of actions taken by such grantee in violation or breach of, or in conflict with, any employment agreement, non-competition agreement, agreement prohibiting solicitation of employees or clients of the Company or any affiliate, confidentiality obligation with respect to the Company or any affiliate, to the extent specified in such award agreement. The Compensation Committee may annul an outstanding award if the grantee thereof is an employee and is terminated for “Cause” as defined in the 2008 Plan or the applicable award agreement.

Options. An option granted under the 2008 Plan will be exercisable only to the extent that it is vested. Each option will become vested and exercisable at such times and under such conditions as the Compensation Committee may approve consistent with the terms of the 2008 Plan. No option may be exercisable more than ten years after the option grant date. The Compensation Committee may include in the option agreement provisions specifying the period during which an option may be exercised following termination of the optionee’s service. Unless specified otherwise by the Compensation Committee, options will remain exercisable one year after the optionee’s termination of service due to death or Disability (as defined in the 2008 Plan).

The exercise price per share under each option granted under the 2008 Plan may not be less than 100%, or 110% in the case of an incentive stock option granted to a Ten Percent Stockholder (as defined in the 2008 Plan), of the fair market value of the Company common stock on the option grant date, except in the case of an option granted upon assumption of, or in substitution for, outstanding awards previously granted under a compensatory plan by a business entity acquired or to be acquired by the Company or an affiliate or with which the Company or an affiliate has combined or will combine.

The aggregate fair market value of the Company common stock determined on the option grant date with respect to which incentive stock options are exercisable for the first time during any calendar year may not exceed $100,000.

Payment of the exercise price for shares upon the exercise of an option may be made in such forms as are approved by the Compensation Committee. These forms include cash or cash equivalents acceptable to the Company and, in the Compensation Committee’s discretion, shares of Common Stock or a broker assisted cash exercise.

Options granted under the 2008 Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of nonqualified stock options for the benefit of immediate family members of grantees to help with estate planning concerns.

Stock Appreciation Rights. The Compensation Committee will determine at the SAR grant date or thereafter the time or times at which and the circumstances under which a SAR may be exercised in whole or in part, the time or times at which and the circumstances under which a SAR will cease to be exercisable, the method of exercise, the method of settlement, the form of consideration payable in settlement, the method by which shares will be delivered or deemed delivered to grantees, and any other terms or conditions of any SAR.

Exercisability of SARs may be subject to future service requirements, to the achievement of one or more of the performance measures described above or to such other terms and conditions as the Compensation Committee may impose.

The strike price of a SAR may not be less than the fair market value of a share of Company common stock on the grant date.

SARs granted under the 2008 Plan may not be sold, transferred, pledged or assigned other than by will or under applicable laws of descent and distribution. However, the Company may permit limited transfers of SARs for the benefit of immediate family members of grantees to help with estate planning concerns.

Restricted Stock and Stock Units. Subject to the provisions of the 2008 Plan, the Compensation Committee will determine the terms and conditions of each award of restricted stock and stock units, including the restricted period for all or a portion of the award, the restrictions applicable to the award and the purchase price, if any, for the Company common stock subject to the award. A grantee of restricted stock will have all the rights of a shareholder, including the right to vote the shares and receive dividends, except to the extent limited by the Compensation Committee. Grantees of stock units will have no voting or dividend rights or other rights associated with stock ownership, although the Compensation Committee may award dividend equivalent rights on such units.

The Compensation Committee may subject dividends and dividend equivalent rights paid on time-vested awards of restricted stock and stock units to such forfeiture and repayment obligations if the underlying awards are forfeited before they vest.

Awards of restricted stock and stock units may vest solely by the passage of time and/or pursuant to achievement of performance goals. Notwithstanding the foregoing, restricted stock and stock units that vest solely by the passage of time will not vest in full in less than three years from the award grant date; provided that up to 5% of the shares reserved for issuance under the 2008 Plan may be granted without being subject to the foregoing restrictions. Restricted stock and stock units for which vesting may be accelerated by achieving performance targets will not vest in full in less than one year from the award grant date.

The restrictions  and the restricted period may differ with respect to each grantee of an award. An award will be subject to forfeiture if events specified by the Compensation Committee occur before the lapse of the restrictions.

Awards of restricted stock and deferred stock units will be nontransferable during the restricted period or before satisfaction of any other restrictions applicable to the awards.

Dividend Equivalent Rights. The Compensation Committee is authorized to grant dividend equivalents to a participant in connection with an award under the 2008 Plan or without regard to any other award. Dividend equivalent rights will entitle the participant to receive cash or stock, or a combination thereof. The terms and conditions of awards of dividend equivalent rights will be specified in the applicable award agreement.

Dividend equivalents credited to the grantee of a dividend equivalent right may be paid currently or may be deemed to be reinvested in additional shares of Company common stock, which may thereafter accrue additional equivalents. Any such reinvestment will be at fair market value on the date of reinvestment.

A dividend equivalent right granted as a component of another award may provide that the dividend equivalent right will be settled upon exercise, settlement, or payment of, or lapse of restrictions on, the other award, and that the dividend equivalent right will expire or be forfeited or annulled under the same conditions as  the other award.  A dividend equivalent right granted as a component of another award also may contain terms and conditions that are different from the terms and conditions of the other award.

Performance  Shares and Other Performance-Based Awards. The Compensation Committee may award performance shares, cash incentives, and other performance-based awards in such amounts and upon such terms as the Compensation Committee may determine. Each grant of a performance-based award will have an initial cash value or an actual or target number of shares of Company common stock that is established by the Compensation Committee at the time of grant. The Compensation Committee may set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of performance shares or other performance-based awards that will be paid out to a grantee. The performance goals generally will be based on one or more of the performance measures described above. The Compensation Committee will establish the performance periods for performance-based awards. Performance-based awards may be payable in cash or shares of Company common stock, other awards under the 2008 Plan or other property, as determined by the Compensation Committee.

Change in Capitalization. The Compensation  Committee will adjust the terms of outstanding awards under the 2008 Plan to preserve the proportionate interests of the holders of such awards if the number of outstanding shares of the Company common stock is increased or decreased or the shares of the Company common stock are changed into or exchanged for a different number of shares of kind of capital stock or other securities of the Company on account of any recapitalization, reclassification, stock split,  reverse stock split,  combination of shares, exchange  of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in shares of the Company common stock effected without receipt of consideration by the Company. The adjustments will include proportionate adjustments to (i) the number and kind of shares of stock subject to outstanding awards, and (ii) the per share exercise price of outstanding options and the per share strike price of outstanding SARs.

Reorganization not Constituting a Corporate Transaction. If the Company is the surviving entity in any reorganization, merger or consolidation of the Company with one or more other entities that does not constitute a Corporate Transaction (as defined in the 2008 Plan), any outstanding option or SAR will pertain to the securities to which a holder of the number of shares of Company common stock subject to such option or SAR would have been entitled immediately after the transaction, with a corresponding proportionate adjustment to the per share exercise price of an option and per share strike price of a SAR.

Effect of a Corporate Transaction. Upon the occurrence of a Corporate Transaction, all outstanding shares of restricted stock and all stock units will become immediately vested, and the shares of stock subject to outstanding stock units will be delivered immediately before the occurrence of the Corporate Transaction. In addition, either of the following two actions will be taken:

●
15 days before the scheduled consummation of the Corporate Transaction, all options and SARs will become immediately exercisable and will remain exercisable for a period of 15 days, which exercise will be effective upon the consummation of the change in control; or

●
Instead of providing for accelerated vesting in awards under the 2008 Plan in connection with the Corporate Transaction, the Compensation Committee may provide that awards, whether or not exercisable, will be terminated and the holders of awards will receive a cash payment, or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment, equal to the value of the award.

The Compensation Committee may provide in any agreement under the 2008 Plan for different provisions to apply to an award under the plan than those described above.

Resales of Shares by Participants.  Shares of Company common stock issued under the 2008 Plan will be eligible for sale by participants in the public market without restriction under the Securities Act of 1933, as amended (the “Securities Act”) except that any shares purchased by an “affiliate” of the Company, as that term is defined in Rule 144 under the Securities Act, will be subject to the resale limitations of Rule 144.

A participant who is an affiliate of the Company may sell in the public market the shares issued to the participant only in accordance with the limitations and conditions of Rule 144, other than the holding period condition. In general, Rule 144 provides that any such person (or persons whose shares are aggregated) is entitled to sell within any three-month period the number of shares that does not exceed the greater of (i) 1% of the then-outstanding shares of Company common stock, and (ii) the reported average weekly trading volume of the then-outstanding shares of Company common stock during the four calendar weeks immediately preceding the date on which the notice of sale is filed with the SEC. Sales under Rule 144 by affiliates also are subject to provisions relating to the manner and notice of sale and the availability of current public information about the Company.

Federal Income Tax Consequences

Incentive Stock Options. The grant of an option will not be a taxable event for the optionee or for the Company. An optionee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Company common stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the optionee holds the shares of Company common stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.

For the exercise of an option to qualify for the foregoing tax treatment, the optionee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.

If all of the foregoing requirements are met except the holding period requirement mentioned above, the optionee will recognize ordinary income upon the disposition of the Company common stock in an amount generally equal to the excess of the fair market value of the Company common stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section 162(m) and to certain reporting requirements.

Nonqualified  Stock Options. The grant of an option will not be a taxable event for the optionee or the Company. Upon exercising a nonqualified  stock option, an optionee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Company common stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a nonqualified stock option, the optionee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Company common stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).

If we comply with applicable reporting requirements and with the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the optionee recognizes ordinary income.

Stock Appreciation Rights. There are no immediate tax consequences of receiving an award of SARs that is settled in Company common stock under the 2008 Plan. Upon exercising a SAR, the grantee will recognize ordinary income in an amount equal to the difference between the exercise price or the fair market value of the Company common stock received by the grantee. If we comply with applicable reporting requirements and with the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Company common stock are subject to restrictions (that is,  the restricted stock is nontransferable and subject to a substantial risk of forfeiture) applicable during the year of the award. However, the grantee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Company common stock on the date of the award (less the purchase  price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Company common stock on the date the restrictions  lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable and subject to withholding taxes in the year the restrictions lapse and dividends paid while the Company common stock is subject to restrictions will be taxable and subject to withholding taxes. If we comply with applicable reporting requirements and with  the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Unrestricted Stock. Participants  who are awarded unrestricted Company common stock will be required to recognize ordinary income in an amount equal to the fair market value of the shares of Company common stock on the date of the award, reduced by the amount, if any, paid for such shares. If we comply with applicable reporting requirements and with the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Stock Units and Performance-Based Awards. There are no immediate tax consequences of receiving an award of stock units or performance-based under the 2008 Plan. A grantee who is awarded stock units or  performance-based  awards will  be required to recognize ordinary income when the distribution or payment is actually or constructively received by the grantee. The amount taxable as income is the aggregate fair market value of the shares of Company common stock determined as of the date it is received or, in the case of a cash award, the amount of the cash payment. If we comply with applicable reporting requirements and with the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Dividend Equivalent Rights. Participants who receive dividend equivalent rights will be required to recognize ordinary income in an amount distributed to the grantee pursuant to the award. If we comply with applicable reporting requirements and with the restrictions of Section 162(m), we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Tax Withholding. Payment of the taxes imposed on awards under the 2008 Plan may be made by withholding from payments otherwise due and owing to the grantee.

Securities Authorized for Issuance under Equity Compensation Plans

The following table summarizes the Company’s equity plan information as of December 31, 2012.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options (a)	Weighted-Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by Company shareholders	1,695,562	$22.72	2,953,703
Equity compensation plans not approved by Company shareholders	—	—	—

The Board of Directors unanimously recommends that shareholders vote “FOR” approval of the material terms under the NBT Bancorp Inc. 2008 Omnibus Incentive Plan for payment of performance-based compensation as required under Section 162(m) of the Internal Revenue Code.

PROPOSAL 4	RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

Independent Registered Public Accounting Firm

Our Audit and Risk Management Committee  has appointed KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2013. KPMG LLP has served as our independent registered public accounting firm since 1987. We expect representatives of KPMG LLP to be present at our annual meeting. Those representatives will have an opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions.

Although shareholder ratification of the appointment of the Company’s independent registered public accounting firm is not required by our Bylaws or otherwise, we are submitting the selection of KPMG LLP to our shareholders for ratification to permit shareholders to participate in this important corporate decision. If not ratified, the Audit and Risk Management Committee will reconsider the selection.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm.

Audit Fees and Non-Audit Fees

The following table presents fees for professional audit services rendered by KPMG LLP for the audit of NBT’s annual  consolidated financial statements and the effectiveness of internal control over financial reporting for the fiscal years ended December 31, 2012 and 2011, and fees billed for other services provided by KPMG LLP. Prior to any new engagement representing a permissible audit or non-audit activity, approval of the Audit and Risk Management Committee is required.

	2012	2011

Audit Fees (1)	$743,000	$680,000
Audit Related Fees (2)	$56,000	$61,000
Tax Fees (3)	$43,350	$34,210
All Other Fees (4)	$0	$0
Total Fees	$842,350	$775,210

(1)
Audit Fees consist of fees billed for professional services rendered for the audit of NBT’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements. Audit Fees also include activities related to internal control reporting under Section 404 of the Sarbanes-Oxley Act.

(2)
Audit Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of NBT’s consolidated financial statements and are not reported under “Audit Fees.”This category includes fees for employee benefit plan audits.

(3)	Tax Fees consist of fees billed for professional services rendered for preparation and review of tax returns, examination assistance and other tax compliance work.

(4)	All Other Fees consist of fees billed for services not included in Audit Fees, Audit Related Fees or Tax Fees.

Audit and Risk Management Committee Review

Our Audit and Risk Management Committee concluded that KPMG LLP’s provision of the non-audit services summarized in the preceding section is compatible with maintaining KPMG LLP’s independence.

Audit and Risk Management Committee Pre-Approval Requirements

The Audit and Risk Management Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by KPMG LLP. Annually, the Audit and Risk Management Committee will consider and approve the provision of audit and non-audit services by KPMG LLP that are not prohibited by law. In addition, the Audit and Risk Management Committee will, as necessary, consider and approve the provision of additional audit and non-audit services by KPMG LLP which are not encompassed by the Audit and Risk Management Committee’s annual pre-approval. All audit and non-audit services performed by KPMG LLP during fiscal 2012 were pre-approved pursuant to the procedures outlined above, and none of the engagements pre-approved by the Committee  during 2012 made use of the de minimis exception to pre-approval contained in the applicable rules of the SEC.

OTHER MATTERS

Shareholder Proposals for the 2014 Annual Meeting

Shareholder Proposals for Inclusion in Next Year’s Proxy Statement

Shareholder proposals submitted pursuant to Rule 14a-8 of the Exchange Act for inclusion in our proxy statement for the 2014 annual meeting of shareholders must be received by the Company by December  5, 2013. Each proposal  must comply with the requirements as to form and substance established by the SEC for such a proposal to be included in the Proxy Statement and form of proxy. SEC rules  set forth standards  as to what shareholder proposals corporations must include in a proxy statement for an annual meeting.

Other Shareholder Proposals for Presentation at Next Year’s Annual Meeting

The Company’s Bylaws establish an advance notice procedure with regard to any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2014 annual meeting. Written notice of such shareholder proposal for the next annual meeting of our shareholders must be received by our President at our principal executive offices not later than March 3, 2014 and must not have been received earlier than February 3, 2014 in order to be considered timely, and must contain specified information concerning the matters proposed to be brought before such meeting and concerning the shareholder proposing such matter. If a shareholder fails to meet these deadlines and fails to satisfy the requirements of Rule 14a-4 under the Exchange Act, the Company may exercise discretionary voting authority under proxies it solicits to vote on any such proposal as it determines appropriate.

Important Notice Regarding Delivery of Shareholder Documents

Only one copy of this Proxy Statement and the Company’s 2012 Annual Report may be sent to an address shared by more than one shareholder. This practice, known as “householding,” is designed to reduce the Company’s printing and mailing costs. If any shareholder residing at such an address wishes to receive a separate copy of this Proxy Statement or the Company’s 2012 Annual Report, he or she may contact the Company’s Shareholder Relations Department at NBT Bancorp  Inc., 20 Mohawk Street, Canajoharie, New York 13317, or by telephone at (800) 628-2265, option 7. Any such shareholder may also contact the Shareholder Relations Department using the above contact information if he or she would like to receive separate Proxy Statements and Annual Reports in the future. If you are receiving multiple copies of Proxy Statements and Annual Reports, you may request householding in the future by contacting the Shareholder Relations Department using the above contact information.

Other Matters

As of the date of this Proxy Statement, our Board knows of no matters that will be presented for consideration at our meeting other than as described in this proxy statement. If any other matters should properly come before our meeting and be voted upon, the enclosed proxies will be deemed to confer discretionary authority on the individuals named as proxies to vote the shares represented by those proxies  as to those matters. The persons named  as proxies intend to vote in accordance with the determination of the majority vote of our Board.

APPENDIX A

NBT BANCORP INC.
2008 OMNIBUS INCENTIVE PLAN

Table of Contents
1.	PURPOSE		59

2.	DEFINITIONS		59

3.	ADMINISTRATION OF THE PLAN		62
	3.1.	Board	62
	3.2.	Committee	62
	3.3.	Terms of Awards	63
	3.4.	Deferral Arrangement.	63
	3.5.	No Liability	63
	3.6.	Share Issuance/Book-Entry	63

4.	STOCK SUBJECT TO THE PLAN		63
	4.1.	Number of Shares Available for Awards	63
	4.2.	Adjustments in Authorized Shares	64
	4.3.	Share Usage	64

5.	EFFECTIVE DATE, DURATION AND AMENDMENTS		64
	5.1.	Effective Date	64
	5.2.	Term	64
	5.3.	Amendment and Termination of the Plan	64

6.	AWARD ELIGIBILITY AND LIMITATIONS		64
	6.1.	Service Providers and Other Persons	64
	6.2.	Successive Awards and Substitute Awards	64
	6.3.	Limitation on Shares of Stock Subject to Awards and Cash Awards	65

7.	AWARD AGREEMENT		65

8.	TERMS AND CONDITIONS OF OPTIONS		65
	8.1.	Option Price	65
	8.2.	Vesting	65
	8.3.	Term	65
	8.4.	Termination of Service	65
	8.5.	Limitations on Exercise of Option	66
	8.6.	Method of Exercise.	66
	8.7.	Rights of Holders of Options	66
	8.8.	Delivery of Stock Certificates.	66
	8.9.	Transferability of Options	66
	8.10.	Family Transfers	66
	8.11.	Limitations on Incentive Stock Options	66
	8.12.	Notice of Disqualifying Disposition	66

9.	TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS		67
	9.1.	Right to Payment and Grant Price	67
	9.2.	Other Terms	67
	9.3.	Term	67
	9.4.	Transferability of SARS	67
	9.5.	Family Transfers	67

10.	TERMS AND CONDITIONS OF RESTRICTED STOCK AND STOCK UNITS		67
	10.1.	Grant of Restricted Stock or Stock Units	67
	10.2	Restrictions	67
	10.3.	Restricted Stock Certificates	68
	10.4.	Rights of Holders of Restricted Stock	68
	10.5.	Rights of Holders of Stock Units	68
10.5.1	Voting and Dividend Rights	68
10.5.2	Timing for Establishing Performance Goals	68
	10.6.	Termination of Service	68
	10.7.	Purchase of Restricted Stock	68
	10.8.	Delivery of Stock	68

11.	TERMS AND CONDITIONS OF UNRESTRICTED STOCK AWARDS		69

12.	FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK		69
	12.1.	General Rule	69
	12.2	Surrender of Stock	69
	12.3.	Cashless Exercise	69
	12.4.	Other Forms of Payment	69

13.	TERMS AND CONDITIONS OF DIVIDEND EQUIVALENT RIGHTS.		69
	13.1.	Dividend Equivalent Rights	69
	13.2.	Termination of Service	69

14.	TERMS AND CONDITIONS OF PERFORMANCE SHARES, PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS		70
	14.1.	Grant of Performance Shares	70
	14.2.	Value of Performance Shares	70
	14.3.	Earning of Performance Shares	70
	14.4.	Form and Timing of Payment of Performance Shares	70
	14.5	Performance Conditions	70
	14.6.	Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees	70
	14.6.1.	Performance Goals Generally	70
	14.6.2.	Timing For Establishing Performance Goals	70
	14.6.3.	Settlement of Awards; Other Terms	70
	14.6.4.	Performance Measures	71
	14.6.5.	Evaluation of Performance	71
	14.6.6.	Adjustment of Performance-Based Compensation	71
	14.6.7.	Board Discretion	72
14.7	Status of Section Awards Under Code Section 162(m)		72

15.	PARACHUTE LIMITATIONS		72

16.	REQUIREMENTS OF LAW		73
	16.1.	General	73
	16.2.	Rule 16b-3	73

17.	EFFECT OF CHANGES IN CAPITALIZATION		73
	17.1.	Changes in Stock	73
	17.2.	Reorganization in Which the Company is the Surviving Entity Which does not Constitute a Corporate Transaction	74
	17.3.	Corporate Transaction	74
	17.4.	Adjustments	75
	17.5.	No Limitations on Company	75

18.	GENERAL PROVISIONS		75
	18.1.	Disclaimer of Rights	75
	18.2.	Nonexclusivity of the Plan	75
	18.3.	Withholding Taxes	75
	18.4.	Captions	Back Page
	18.5.	Other Provisions	Back Page
	18.6.	Number and Gender	Back Page
	18.7.	Severability	Back Page
	18.8.	Governing Law	Back Page
	18.9.	Section 409A of the Code	Back Page

APPENDIX A

NBT BANCORP INC.
2008 OMNIBUS INCENTIVE PLAN

NBT Bancorp Inc., a Delaware corporation (the “Company”), sets forth herein the terms of its 2008 Omnibus Incentive Plan (the “Plan”), as follows:

1.    PURPOSE

The Plan is intended to enhance the Company’s and its Affiliates’ (as defined herein) ability to attract and retain highly qualified officers, directors, key employees, and other persons, and to motivate such persons to serve the Company and its Affiliates and to expend maximum effort to improve the business results and earnings of the Company, by providing to such persons an opportunity to acquire or increase a direct proprietary interest in the operations and future success of the Company. To this end, the Plan provides for the grant of stock options, stock appreciation rights, restricted stock, stock units, unrestricted stock, dividend equivalent rights, and cash awards. Any of these awards may, but need not, be made as performance incentives to reward attainment of annual or long-term performance goals in accordance with the terms hereof. Stock options granted under the Plan may be non-qualified stock options or incentive stock options, as provided herein, except that stock options granted to outside directors and any consultants or adviser providing services to the Company or an Affiliate shall in all cases be non-qualified stock options.

2.    DEFINITIONS

For purposes of interpreting the Plan and related documents (including Award Agreements), the following definitions shall apply:

2.1  “Affiliate” means, with respect to the Company, any company or other trade or business that controls, is controlled by or is under common control with the Company within the meaning of Rule 405 of Regulation C under the Securities Act, including, without limitation, any Subsidiary. For purposes of granting stock options or stock appreciation rights, an entity may not be considered an Affiliate if it results in noncompliance with Code Section 409A.

2.2   “Annual Incentive Award” means an Award made subject to attainment of performance goals (as described in Section 14) over a performance period of up to one year (the Company’s fiscal year, unless otherwise specified by the Committee).

2.3  “Award” means a grant of an Option, Stock Appreciation Right, Restricted Stock, Unrestricted Stock, Stock Unit, Dividend Equivalent Rights, Performance Share or cash award under the Plan.

2.4  “Award Agreement” means the written  agreement between the Company and a Grantee that evidences and sets out the terms and conditions of an Award.

2.5   “Benefit Arrangement” shall have the meaning set forth in Section 15 hereof.

2.6   “Board” means the Board of Directors of the Company.

2.7   “Cause”  means the Grantee’s:  (1) personal dishonesty, incompetence (which shall be measured against standards generally prevailing in the financial institutions industry), willful or gross misconduct with respect to the business and affairs of the Company or NBT Bank, National Association  (“NBT Bank”), or with respect to any of their affiliates for which Executive is assigned material responsibilities or duties; (2) willful neglect, failure, or refusal to carry out Grantee’s duties in a reasonable manner after a written demand for substantial performance is delivered to Grantee that specifically identifies the manner in which the Company believes that Grantee has not substantially performed Grantee’s duties and Grantee has not resumed such substantial performance within 21 days of receiving such demand; (3) willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or the conviction of a felony, whether or not committed in the course of Grantee’s employment with the Company; (4) being a specific subject of a final cease and desist order form, written agreement with, or other order or supervisory direction from, any federal or state regulatory authority; (5) conduct tending to bring the Company, NBT Bank or any of their affiliates into public disgrace or disrepute; or (6) breach of any representation or warranty under Grantee’s employment agreement.

2.8   “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended.

2.9   “Committee” means a committee  of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

2.10 “Company” means NBT Bancorp Inc.

APPENDIX A

2.11 “Corporate Transaction” means:

(i)
A change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A as in effect on the date hereof pursuant to the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred at such time as any Person hereafter becomes the “Beneficial Owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30 percent or more of the combined voting power of the Company’s voting securities; or

(ii)
During any period of two consecutive years, individuals who at the beginning of such period constitute the Board  cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Company’s shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

(iii)
There shall be consummated (x) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which voting securities would be converted into cash, securities, or other property, other than a merger of the Company in which the holders of voting securities immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (y) any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of all, or substantially all of the assets of the Company, provided that any such consolidation, merger, sale, lease, exchange or other transfer consummated at the insistence of an appropriate banking regulatory agency shall not constitute a change in control of the Company; or

(iv)	Approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company.

2.12 “Covered Employee” means a Grantee who is a covered employee within the meaning of Section 162(m)(3) of the Code.

2.13 “Disability” means a disability by reason of any medically determinable physical or mental impairment that can be expected to result in death or expected to last for a continuous period of not less than twelve (12) months that (a) renders the Grantee unable to engage in any substantial gainful activity or (b) qualifies the Grantee for benefits payable under the Company’s long-term disability plan under which the Grantee is covered.

2.14 “Dividend Equivalent Right” means a right, granted to a Grantee under Section 13 hereof, to receive cash, Stock, other Awards or other property equal in value to dividends paid with respect to a specified number of shares of Stock, or other periodic payments.

2.15 “Effective Date” means April 15, 2008.

2.16 “Exchange Act” means the Securities Exchange Act of 1934, as now  in effect or as hereafter amended.

2.17 “Fair Market Value” means the value of a share of Stock, determined as follows: if on the Grant Date or other determination date the Stock is listed on an established national or regional stock exchange, is admitted to quotation on The Nasdaq Stock Market, Inc. or is publicly traded on an established securities market, the Fair Market Value of a share of Stock shall be the closing price of the Stock on such exchange or in such market on the Grant Date or such other determination date or, if no sale of Stock is reported for such trading day, on the next preceding day on which any sale shall have been reported.

2.18 “Family Member” means a person who is a spouse, former spouse, child, stepchild, grandchild, parent, stepparent, grandparent, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother, sister, brother-in-law, or sister-in-law, including adoptive relationships, of the Grantee, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which any one or more of these persons have more than fifty percent of the beneficial interest, a foundation in which any one or more of these persons (or the Grantee) control the management of assets, and any other entity in which one or more of these persons (or the Grantee) own more than fifty percent of the voting interests.

2.19 “Grant Date” means, as determined by the Board, the latest to occur of (i) the date as of which the Board approves an Award, (ii) the date on which the recipient of an Award first becomes eligible to receive an Award under Section 6 hereof, or (iii) such other date as may be specified by the Board.

APPENDIX A

2.20 “Grantee” means a person who receives or holds an Award under the Plan.

2.21 “Incentive Stock Option” means an “incentive stock option” within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted tax statute, as amended from time to time.

2.22 “Non-qualified Stock Option” means an Option that is not an Incentive Stock Option.

2.23 “Option” means an option to purchase one or more shares of Stock pursuant to the Plan.

2.24 “Option Price” means the exercise price for each share of Stock subject to an Option.

2.25 “Other Agreement” shall have the meaning set forth in Section 15 hereof.

2.26 “Outside Director” means a member of the Board who is not an officer or employee of the Company.

2.27 “Performance Award” means an Award made subject to the attainment of performance goals (as described in Section 14) over a performance period of up to ten (10) years.

2.28 “Performance-Based Compensation” means compensation under an Award that is intended to satisfy the requirements of Code Section 162(m) for certain performance-based compensation paid to Covered Employees. Notwithstanding the foregoing, nothing in this Plan shall be construed to mean that an Award which does not satisfy the requirements for performance-based compensation under Code Section 162(m) does not constitute performance-based compensation for other purposes, including Code Section 409A.

2.29 “Performance  Measures” means measures as described in Section 14 on which the performance  goals are based and which are approved by the Company’s shareholders pursuant to this Plan in order to qualify Awards  as Performance-Based Compensation.

2.30 “Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.31 “Performance Share” means an Award under Section 14 herein and subject to the terms of this Plan, denominated in Shares, the value of which at the time it is payable is determined as a function of the extent to which corresponding performance criteria have been achieved.

2.32 “Plan” means this NBT Bancorp Inc. 2008 Omnibus  Incentive Plan and all options previously granted by the Company.

2.33 “Prior Plans” means the NBT Bancorp Inc. Non-Employee Directors Restricted and Deferred Stock Plan; the NBT Bancorp Inc. 1993 Stock Option Plan; the NBT Bancorp Inc. Non-Employee Director, Divisional Director and Subsidiary Director Stock Option Plan; the NBT Bancorp Inc. Performance Share Plan; and the NBT Bancorp Inc. 2006 Non-Executive Restricted Stock Plan.

2.34 “Purchase Price” means the purchase price for each share of Stock pursuant to a grant of Restricted Stock or Unrestricted Stock.

2.35 “Reporting Person” means a person who is required to file reports under Section 16(a) of the Exchange Act.

2.36 “Restricted Stock” means shares of Stock, awarded to a Grantee pursuant to Section 10 hereof.

2.37 “SAR Exercise Price” means the per share exercise price of an SAR granted to a Grantee under Section 9 hereof.

2.38 “Securities Act” means the Securities Act of 1933, as now in effect or as hereafter amended.

2.39 “Service” means service as a Service Provider to the Company or an Affiliate. Unless otherwise stated in the applicable Award Agreement, a Grantee’s change in position or duties shall not result in interrupted or terminated Service, so long as such Grantee continues to be a Service Provider to the Company or an Affiliate. Subject to the preceding sentence, whether a termination of Service shall have occurred for purposes of the Plan shall be determined by the Board, which determination shall be final, binding and conclusive.

2.40 “Service Provider” means an employee, officer or director of the Company or an Affiliate, or a consultant or adviser (who is a natural person) currently providing services to the Company or an Affiliate.

2.41 “Stock” means the common stock, par value $.01 per share, of the Company.

APPENDIX A

2.42 “Stock  Appreciation Right” or  “SAR”  means a right granted to a Grantee under Section 9 hereof.

2.43 “Stock Unit” means a bookkeeping entry representing the equivalent of one share of Stock awarded to a Grantee pursuant to Section 10 hereof.

2.44 “Subsidiary” means any “subsidiary corporation” of the Company within the meaning of Section 424(f ) of the Code.

2.45 “Substitute Awards” means Awards granted  upon assumption of, or in substitution for, outstanding awards previously granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines.

2.46 “Ten Percent Stockholder” means an individual who owns more than ten percent (10%) of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries. In determining stock ownership, the attribution rules of Section 424(d) of the Code shall be applied.

2.47 “Unrestricted Stock” means an Award pursuant to Section 11 hereof.

3.   ADMINISTRATION OF THE PLAN

3.1   Board

The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final, binding and conclusive.

3.2   Committee

The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law.

(i)
Except as provided in Subsection  (ii) and except as the Board may otherwise determine, the Committee, if any, appointed by the Board to administer the Plan shall consist of two or more Outside Directors of the Company who: (a) qualify as “outside directors” within the meaning of Section 162(m) of the Code and who (b) meet such other requirements  as may be established from time to time by the Securities and Exchange Commission for plans intended to qualify for exemption under Rule 16b-3 (or its successor) under the Exchange Act and who  (c) comply with  the independence requirements of the stock exchange on which the Common Stock is listed.

(ii)
The Board may also appoint one or more separate committees of the Board, each composed of one or more directors of the Company who need not be Outside Directors, who may administer the Plan with respect to employees or other Service Providers who are not executive officers or directors of the Company, may grant Awards under the Plan to such employees or other Service  Providers,  and may determine all terms of such Awards.

In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

APPENDIX A

3.3   Terms of Awards

Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(i)	designate Grantees,

(ii)	determine the type or types of Awards to be made to a Grantee,

(iii)	determine the number of shares of Stock to be subject to an Award,

(iv)
establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option, the nature and duration of any restriction or condition (or provision for lapse thereof ) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto, and any terms or conditions that may be necessary to qualify Options as Incentive Stock Options),

(v)	prescribe the form of each Award Agreement evidencing an Award, and

(vi)
amend, modify, or supplement the terms of any outstanding Award. Such authority specifically includes the authority, in order to effectuate the purposes of the Plan but without amending the Plan, to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom. Notwithstanding the foregoing, no amendment, modification or supplement of any Award shall, without the consent of the Grantee, impair the Grantee’s rights under such Award.

The Company may retain the right in an Award Agreement to cause a forfeiture of the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any employment agreement, non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable.

Notwithstanding the foregoing, no amendment or modification may be made to an outstanding Option or SAR which reduces the Option Price or SAR Exercise Price, either by lowering the Option Price or SAR Exercise Price or by canceling the outstanding Option or SAR and granting a replacement Option or SAR with a lower exercise price without the approval of the stock holders of the Company, provided, that, appropriate adjustments may be made to outstanding Options and SARs pursuant to Section 17.

3.4   Deferral Arrangement

The Board may permit or require the deferral of any award payment into a deferred compensation arrangement, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents,  including converting such credits into  deferred Stock equivalents. Any such deferrals shall be made in a manner that complies with Code Section 409A.

3.5   No Liability

No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6   Share Issuance/Book-Entry

Notwithstanding any provision of this Plan to the contrary, the issuance of the Stock under the Plan may be evidenced in such a manner as the Board, in its discretion, deems appropriate, including, without limitation, book-entry registration or issuance of one or more Stock certificates.

4.   STOCK SUBJECT TO THE PLAN

4.1   Number of Shares Available for Awards

Subject to adjustment as provided in Section 17 hereof, the number of shares of Stock available for issuance under the Plan shall be three million two hundred fifty thousand (3,250,000). The number of shares available for issuance under the Plan shall be reduced by the number of shares subject to Options and SARs. Upon a grant of Awards other than Awards of Options or SARs, the number of shares available for issuance under the Plan shall be reduced by 1.5 times the number of shares of Stock subject to such Awards. Stock issued or to be issued under the Plan shall be authorized but unissued shares; or, to the extent permitted by applicable law, issued shares that  have been reacquired by the Company, increased by shares of Stock covered by awards granted under a Prior Plan that are not purchased or are forfeited or expire, or otherwise terminate without delivery of any Stock subject thereto, to the extent such shares would again be available for issuance under such Prior Plan.

APPENDIX A

4.2   Adjustments in Authorized Shares

The Board shall have the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies. The number of shares of Stock reserved pursuant to Section 4 shall be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of shares of Stock subject to Awards before and after the substitution.

4.3   Share Usage

Shares covered by an Award shall be counted as used as of the Grant Date. If any shares covered by an Award are not purchased or are forfeited or expire, or if an Award otherwise terminates without delivery of any Stock subject thereto or is settled in cash in lieu of shares, then the number of shares of Stock counted against the aggregate number of shares available under the Plan with respect to such Award shall, to the extent of any such forfeiture, termination or expiration, again be available for making Awards under the Plan. Furthermore, the number of shares subject to an award of SARs will be counted against the aggregate number of shares available for issuance under the Plan regardless of the number of shares actually issued to settle the SAR upon exercise.

5.   EFFECTIVE DATE, DURATION AND AMENDMENTS

5.1   Effective Date

The Plan shall be effective as of the Effective Date, subject to approval of the Plan by the Company’s stockholders within one year of the Effective Date. Upon approval of the Plan by the stockholders of the Company as set forth above, all Awards made under the Plan on or after the Effective Date shall be fully effective  as if the stockholders of the Company had approved the Plan on the Effective Date. If the stockholders fail to approve the Plan within one year of the Effective Date, any Awards made hereunder shall be null and void and of no effect. Following the Effective Date no awards will be made under the Prior Plans.

5.2   Term

The Plan shall terminate automatically ten (10) years after its Effective Date and may be terminated on any earlier date as provided in Section 5.3.

5.3   Amendment and Termination of the Plan

The Board may, at any time and from time to time, amend, suspend, or terminate the Plan as to any shares of Stock as to which Awards have not been made. An amendment shall be contingent on approval of the Company’s stockholders to the extent stated by the Board, required by applicable law or required by applicable stock exchange listing requirements. In addition, an amendment will be contingent on approval of the Company’s stockholders if the amendment would: (i) materially increase the benefits accruing to participants under the Plan, (ii) materially increase the aggregate number of shares of Stock that may be issued under the Plan, or (iii) materially modify the requirements as to eligibility for participation in the Plan. No Awards shall be made after termination of the Plan. No amendment, suspension, or termination of the Plan shall,  without the consent of the Grantee, impair rights or obligations under any Award theretofore awarded under the Plan.

6.   AWARD ELIGIBILITY AND LIMITATIONS

6.1   Service Providers and Other Persons

Subject to this Section 6, Awards may be made under the Plan to: (i) any Service Provider to the Company or of any Affiliate, including any Service Provider who is an officer or director of the Company, or of any Affiliate, as the Board shall determine and designate from time to time and (ii) any other individual whose participation in the Plan is determined  to be in the best interests of the Company by the Board.

6.2   Successive Awards and Substitute Awards

An eligible person may receive more than one Award, subject to such restrictions  as are provided herein. Notwithstanding Sections 8.1 and 9.1, the Option Price of an Option or the grant price of an SAR that is a Substitute Award may be less than 100% of the Fair Market Value of a share of Common Stock on the original date of grant; provided, that, the Option Price or grant price is determined in accordance with the principles of Code Section 424 and the regulations thereunder.

APPENDIX A

6.3 Limitation on Shares of Stock Subject to Awards and Cash Awards

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act:

(i)
the maximum number of shares of Stock subject to Options or SARs that can be awarded under the Plan to any person eligible for an Award under Section 6 hereof is eight hundred twelve thousand five hundred (812,500) per calendar year;

(ii)
the maximum number of shares that can be awarded under the Plan, other than pursuant to an Option or SARs, to any person eligible for an Award under Section 6 hereof is eight hundred twelve thousand five hundred (812,500) per calendar year; and

(iii)
the maximum amount that may be earned as an Annual Incentive Award or other cash Award in any calendar year by any one Grantee shall be $2 million and the maximum amount that may be earned as a Performance Award or other cash Award in respect of a performance period that is longer than one year by any one Grantee shall be $5 million.

7.   AWARD AGREEMENT

Each Award granted pursuant to the Plan shall be evidenced by an Award Agreement, in such form or forms as the Board shall from time to time determine. Award Agreements granted from time to time or at the same time need not contain similar provisions but shall be consistent with the terms of the Plan. Each Award Agreement evidencing an Award of Options shall specify whether such Options are intended to be Non-qualified Stock Options or Incentive Stock Options, and in the absence of such specification such options shall be deemed Non-qualified Stock Options.

8.   TERMS AND CONDITIONS  OF OPTIONS

8.1   Option Price

The Option Price of each Option shall be fixed by the Board and stated in the Award Agreement evidencing such Option. The Option Price of each Option shall be at least the Fair Market Value on the Grant Date of a share of Stock; provided, however, that in the event that a Grantee is a Ten Percent Stockholder, the Option Price of an Option granted to such Grantee that is intended to be an Incentive Stock Option shall be not less than 110 percent of the Fair Market Value of a share of Stock on the Grant Date. In no case shall the Option Price of any Option be less than the par value of a share of Stock.

8.2   Vesting

Subject to Sections 8.3 and 17.3 hereof, each Option granted under the Plan shall become exercisable at such times and under such conditions as shall be determined by the Board and stated in the Award Agreement. For purposes of this Section 8.2, fractional numbers of shares of Stock subject to an Option shall be rounded down to the next nearest whole number.

8.3   Term

Each Option granted under the Plan shall terminate, and all rights to purchase shares of Stock thereunder shall cease, upon the expiration of ten (10) years from the date such Option is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such Option; provided, however, that in the event that the Grantee is a Ten Percent Stockholder, an Option granted to such Grantee that is intended to be an Incentive Stock Option shall not be exercisable after the expiration of five years from its Grant Date; and provided, further, that in the event of the Grantee’s death, the term of the Option shall be extended, to the extent necessary, so that the Option term will continue for one year from the date of death; and provided, further, that if expiration of the Option would occur during a period in which the Grantee is (i) subject to a lock-up agreement restricting the Grantee’s ability to sell shares of Stock in the open market or (ii) restricted from selling shares of Stock in the open market because the Grantee is not then eligible to sell under the Company’s insider trading or similar plan as then in effect (whether because a trading window is not open or the Grantee is otherwise restricted from trading), the expiration of the Option will be delayed until 2½ months after the date such restriction ends.

8.4   Termination of Service

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, the Option shall continue to be exercisable for one year after Grantee’s termination of service due to death or Disability.

APPENDIX A

Such provisions shall be determined in the sole discretion of the Board, need not be uniform among all Options issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination of Service.

8.5   Limitations on Exercise of Option

Notwithstanding any other provision of the Plan, in no event may any Option be exercised, in whole or in part, prior to the date the Plan is approved by the stockholders of the Company as provided herein or after the occurrence of an event referred to in Section 17 hereof which results in termination of the Option.

8.6   Method of Exercise

An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised plus the amount (if any) of federal and/or other taxes which the Company may, in its judgment, be required to withhold with respect to an Award.

8.7   Rights of Holders of Options

Unless otherwise stated in the applicable Award Agreement, an individual holding or exercising an Option shall have none of the rights of a stockholder (for example, the right to receive cash or dividend payments or distributions attributable to the subject shares of Stock or to direct the voting of the subject shares of Stock ) until the shares of Stock covered thereby are fully paid and issued to him. Except as provided in Section 17 hereof, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such issuance.

8.8   Delivery of Stock Certificates

Promptly after the exercise of an Option by a Grantee and the payment in full of the Option Price, such Grantee shall be entitled to the issuance of a stock certificate or certificates evidencing his or her ownership of the shares of Stock subject to the Option.

8.9   Transferability of Options

Except  as provided in Section 8.10,  during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise an Option. Except as provided in Section 8.10, no Option shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

8.10 Family Transfers

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of an Option which is not an Incentive Stock Option to any Family Member. For the purpose of this Section 8.10, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 8.10, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred Options are prohibited except to Family Members of the original Grantee in accordance with this Section 8.10 or by will or the laws of descent and distribution. The events of termination of Service of Section 8.4 hereof shall continue to be applied with respect to the original Grantee, following which the Option shall be exercisable by the transferee only to the extent, and for the periods specified, in Section 8.4.

8.11 Limitations on Incentive Stock Options

An Option shall constitute an Incentive Stock Option only (i) if the Grantee of such Option is an employee of the Company or any Subsidiary of the Company; (ii) to the extent specifically provided in the related Award Agreement; and (iii) to the extent that the aggregate Fair Market Value (determined at the time the Option is granted) of the shares of Stock with respect to which all Incentive Stock Options held by such Grantee become exercisable for the first time during any calendar year (under the Plan and all other plans of the Grantee’s employer and its Affiliates) does not exceed
$100,000. This limitation shall be applied by taking Options into account in the order in which they were granted.

8.12 Notice of Disqualifying Disposition

If any Grantee shall make any disposition of shares of Stock issued pursuant to the exercise of an Incentive Stock Option under the circumstances described in Code Section 421(b) (relating to certain disqualifying dispositions), such Grantee shall notify the Company of such disposition within ten (10) days thereof.

APPENDIX A

9.   TERMS AND CONDITIONS  OF STOCK APPRECIATION RIGHTS

9.1   Right to Payment and Grant Price

A SAR shall confer on the Grantee to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over (B) the grant price of the SAR as determined by the Board. The Award Agreement for a SAR shall specify the grant price of the SAR, which shall be at least the Fair Market Value of a share of Stock on the date of grant.

9.2   Other Terms

The Board shall determine at the date of grant or thereafter, the time or times at which and the circumstances under which an SAR may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the time or times at which SARs shall cease to be or become exercisable following termination of Service or upon other conditions, the method of exercise, method of settlement, form of consideration payable in settlement, method by or forms in which Stock will be delivered or deemed to be delivered to Grantees.

9.3   Term

Each SAR granted under the Plan shall terminate, and all rights thereunder shall cease, upon the expiration of ten years from the date such SAR is granted, or under such circumstances and on such date prior thereto as is set forth in the Plan or as may be fixed by the Board and stated in the Award Agreement relating to such SAR, and provided, further, that in the event of the Grantee’s death, the term of the SAR shall be extended, to the extent necessary, so that the SAR term will continue for one year from the date of death.

9.4   Transferability of SARS

Except as provided in Section 9.5, during the lifetime of a Grantee, only the Grantee (or, in the event of legal incapacity or incompetency, the Grantee’s guardian or legal representative) may exercise a SAR. Except as provided in Section 9.5, no SAR shall be assignable or transferable by the Grantee to whom it is granted, other than by will or the laws of descent and distribution.

9.5   Family Transfers

If authorized in the applicable Award Agreement, a Grantee may transfer, not for value, all or part of a SAR to any Family Member.

For the purpose of this Section 9.5, a “not for value” transfer is a transfer which is (i) a gift, (ii) a transfer under a domestic relations order in settlement of marital property rights; or (iii) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in that entity. Following a transfer under this Section 9.5, any such SAR shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer. Subsequent transfers of transferred SARs are prohibited except to Family Members of the original Grantee in accordance with this Section 9.5 or by will or the laws of descent and distribution.

10.   TERMS AND CONDITIONS  OF RESTRICTED STOCK AND STOCK UNITS

10.1 Grant of Restricted Stock or Stock Units

Awards of Restricted Stock or Stock Units may be made for no consideration (other than par value of the shares which is deemed paid by Services already rendered).

10.2 Restrictions

At the time a grant of Restricted Stock or Stock Units is made, the Board may, in its sole discretion, establish a period of time (a “restricted period”) applicable to such Restricted Stock or Stock Units. Each Award of Restricted Stock or Stock Units may be subject to a different restricted period. The Board may, in its sole discretion, at the time a grant of Restricted Stock or Stock Units is made, prescribe restrictions in addition to or other than the expiration of the restricted period, including the satisfaction of corporate or individual performance objectives,  which may be applicable to all or any portion of the Restricted Stock or Stock Units as described in Article 14. Notwithstanding the foregoing, Restricted Stock and Stock Units that vest solely by the passage of time shall not vest in full in less than three (3) years from the Grant Date; provided, however, up to five percent of the shares reserved for issuance under this Plan may be granted pursuant to this Section 10 or the other provisions of this Plan without being subject to the foregoing restrictions. Restricted Stock and Stock Units for which vesting may be accelerated by achieving performance targets shall not vest in full in less than one (1) year from the Grant Date. Neither Restricted Stock nor Stock Units may be sold, transferred, assigned, pledged or otherwise encumbered or disposed of during the restricted period or prior to the satisfaction of any other restrictions prescribed by the Board with respect to such Restricted Stock or Stock Units.

APPENDIX A

10.3 Restricted Stock Certificates

The Company shall issue, in the name of each Grantee to whom Restricted Stock has been granted, stock certificates representing the total number of shares of Restricted Stock granted to the Grantee, as soon as reasonably  practicable  after the Grant Date. The Board may provide in an Award Agreement that either (i) the Secretary of the Company shall hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the restrictions  lapse, or (ii) such certificates shall be delivered to the Grantee, provided, however, that such certificates shall bear a legend or legends that comply with the applicable securities laws and regulations and makes appropriate reference to the restrictions imposed under the Plan and the Award Agreement.

10.4 Rights of Holders of Restricted Stock

Unless the Board otherwise provides in an Award Agreement, holders of Restricted Stock shall have the right to vote such Stock and the right to receive any dividends declared or paid with respect to such Stock. The Board may provide that any dividends paid on Restricted Stock must be reinvested in shares of Stock, which may or may not be subject to the same vesting conditions and restrictions applicable to such Restricted Stock. All distributions, if any, received by a Grantee with respect to Restricted Stock as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Grant.

10.5 Rights of Holders of Stock Units

10.5.1 Voting and Dividend Rights

Holders of Stock Units shall have no rights as stockholders of the Company. The Board may provide in an Award Agreement evidencing a grant of Stock Units that the holder of such Stock Units shall be entitled to receive, upon the Company’s payment of a cash dividend on its outstanding Stock, a cash payment for each Stock Unit held equal to the per share dividend paid on the Stock. Such Award Agreement may also provide that such cash payment will be deemed reinvested in additional Stock Units at a price per unit equal to the Fair Market Value of a share of Stock on the date that such dividend is paid.

10.5.2 Creditor’s Rights

A holder of Stock Units shall have no rights other than those of a general creditor of the Company. Stock Units represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Award Agreement.

10.6 Termination of Service

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, upon the termination of a Grantee’s Service, any Restricted Stock or Stock Units held by such Grantee that have not vested, or with respect to which all applicable restrictions and conditions have not lapsed, shall immediately be deemed forfeited.  Upon forfeiture of Restricted Stock or Stock Units, the Grantee shall have no further rights with respect to such Award, including but not limited to any right to vote Restricted Stock or any right to receive dividends with respect to shares of Restricted Stock or Stock Units. If the Board waives restrictions or conditions applicable to Restricted Stock or Stock Units except in the case of a Grantee’s death or Disability, the shares subject to such Restricted Stock or Stock Units shall be deducted from the five percent limitation set forth in Section 10.2.

10.7 Purchase of Restricted Stock

The Grantee shall be required, to the extent required by applicable law, to purchase the Restricted Stock from the Company at a Purchase Price equal to the greater of (i) the aggregate par value of the shares of Stock represented by such Restricted Stock or (ii) the Purchase Price, if any, specified in the Award Agreement relating to such Restricted Stock. The Purchase Price shall be payable in a form described in Section 12 or, in the discretion of the Board, in consideration for past Services rendered to the Company or an Affiliate.

10.8 Delivery of Stock

Upon the expiration or termination of any restricted period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to shares of Restricted Stock or Stock Units settled in Stock shall lapse, and, unless otherwise provided in the Award Agreement, a stock certificate for such shares shall be delivered, free of all such restrictions, to the Grantee or the Grantee’s beneficiary or estate, as the case may be. Neither the Grantee, nor the Grantee’s beneficiary or estate, shall have any further rights with regard to a Stock Unit once the share of Stock represented by the Stock Unit has been delivered.

APPENDIX A

11.   TERMS AND CONDITIONS  OF UNRESTRICTED STOCK AWARDS

The Board may, in its sole discretion, grant (or sell at par value or such other higher purchase price determined by the Board) an Unrestricted Stock Award to any Grantee pursuant to which such Grantee may receive shares of Stock free of any restrictions (“Unrestricted Stock”) under the Plan. Unrestricted Stock Awards may be granted or sold as described in the preceding sentence in respect of past services and other valid consideration, or in lieu of, or in addition to, any cash compensation due to such Grantee.

12.   FORM OF PAYMENT FOR OPTIONS AND RESTRICTED STOCK

12.1 General Rule

Payment of the Option Price for the shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock shall be made in cash or in cash equivalents acceptable to the Company.

12.2 Surrender of Stock

Unless otherwise stated in the Award Agreement, payment of the Option Price for shares purchased pursuant to the exercise of an Option or the Purchase Price for Restricted Stock may be made all or in part through the tender to the Company of shares of Stock, which shall be valued, for purposes of determining the extent to which the Option Price or Purchase Price has been paid thereby, at their Fair Market Value on the date of exercise or surrender.

12.3 Cashless Exercise

With respect to an Option only (and not with respect to Restricted Stock), to the extent permitted by law and unless otherwise stated in the Award Agreement, payment of the Option Price for shares purchased pursuant to the exercise of an Option may be made all or in part by delivery (on a form acceptable to the Board) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sales proceeds to the Company in payment of the Option Price and any withholding taxes described in Section 18.3.

12.4 Other Forms of Payment

To the extent the Award Agreement so provides, payment of the Option Price for shares purchased  pursuant to exercise of an Option or the Purchase Price for Restricted Stock may be made in any other form that is consistent with applicable laws, regulations and rules.

13.   TERMS AND CONDITIONS  OF DIVIDEND EQUIVALENT RIGHTS

13.1 Dividend Equivalent Rights

A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the recipient. A Dividend Equivalent Right may be granted hereunder to any Grantee. The terms and conditions of Dividend Equivalent Rights shall be specified in the grant. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment. Dividend Equivalent Rights may be settled in cash or Stock or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Board. A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award.  A Dividend Equivalent  Right granted as a component of another Award may also contain terms and conditions different from such other award.

13.2 Termination of Service

Unless the Board otherwise provides in an Award Agreement or in writing after the Award Agreement is issued, a Grantee’s rights in all Dividend Equivalent Rights or interest equivalents shall automatically terminate one year after Grantee’s termination of service due to death or Disability and immediately upon the Grantee’s termination of Service for any other reason.

APPENDIX A

14.   TERMS AND CONDITIONS  OF PERFORMANCE SHARES, PERFORMANCE AWARDS AND ANNUAL INCENTIVE AWARDS

14.1 Grant of Performance Shares

Subject to the terms and provisions of this Plan, the Board, at any time and from time to time, may grant Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

14.2 Value of Performance Shares

Each Performance  Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Board shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance  Shares that will be paid out to the Participant.

14.3 Earning of Performance Shares

Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive payout on the value and number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

14.4 Form and Timing of Payment of Performance Shares Payment of earned Performance Shares shall be as determined by the Board and as evidenced in the Award Agreement. Subject to the terms of this Plan, the Board, in its sole discretion, may pay earned Performance Shares in the form of cash or in shares (or in a combination thereof ) equal to the value of the earned Performance Shares at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

14.5 Performance Conditions

The right of a Grantee to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Board. The Board may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions. If and to the extent required under Code Section 162(m), any power or authority relating to an Award intended to qualify under Code Section 162(m), shall be exercised by the Committee and not the Board.

14.6 Performance Awards or Annual Incentive Awards Granted to Designated Covered Employees

If and to the extent that the Board determines that an Award to be granted to a Grantee who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Award shall be contingent upon achievement of pre-established performance goals and other terms set forth in this Section 14.6.

14.6.1 Performance Goals Generally

The performance goals for such Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 14.6. Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Awards. Performance goals may differ for Awards granted to any one Grantee or to different Grantees.

14.6.2 Timing For Establishing Performance Goals Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

14.6.3 Settlement of Awards; Other Terms

Settlement of such Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Awards. The Committee shall specify the circumstances in which such Performance or Annual Incentive Awards shall be paid or forfeited in the event of termination of Service by the Grantee prior to the end of a performance period or settlement of Awards.

APPENDIX A

14.6.4 Performance Measures

The performance goals upon which the payment or vesting of an Award to a Covered Employee that is intended to qualify as Performance-Based Compensation  shall be limited to the following Performance Measures:

(a)  net earnings or net income; (b)  operating earnings;

(c)  pretax earnings;

(d)  earnings per share;

(e)  share price, including growth measures and total stockholder return;

(f )  earnings before interest and taxes;

(g)  earnings before interest, taxes, depreciation and/or amortization;

(h)  sales or revenue growth, whether in general, by type of product or service, or by type of customer;

(i)  gross or operating margins;

(j)  return measures, including return on assets, capital, investment, equity, sales or revenue;

(k)  cash flow, including operating cash flow, free cash flow, cash flow return on equity and cash flow return on investment;

(l)  productivity ratios; (m) expense targets;

(n)  market share; (o)  financial ratios;

(p)  working capital targets;

(q)  completion of acquisitions of business or companies;

(r)  completion of divestitures and asset sales; and

(s)  any one or a combination of any of the foregoing business criteria.

Any Performance Measure(s) may be used to measure the performance of the Company, Subsidiary, and/or Affiliate as a whole or any business unit of the Company, Subsidiary, and/or Affiliate or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Measures as compared to the performance of a group of comparator companies, or published or special index that the Committee, in its sole discretion, deems appropriate, or the Company may select Performance Measure (f ) above  as compared to various stock market indices. The Committee  also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Section 14.

14.6.5 Evaluation of Performance

The Committee  may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occur during a Performance Period: (a) asset write-downs;  (b) litigation or claim judgments or settlements; (c) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results; (d) any reorganization and restructuring programs; (e) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year; (f ) acquisitions or divestitures activity and related expenses; and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they shall be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

14.6.6 Adjustment of Performance-Based Compensation

Awards that are intended to qualify as Performance-Based Compensation may not be adjusted upward. The Board shall retain the discretion to adjust such Awards downward, either on a formula or discretionary basis, or any combination as the Committee determines.

APPENDIX A

14.6.7 Board Discretion

In the event that applicable tax and/or securities laws change to permit Board discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Board shall have sole discretion to make such changes without obtaining shareholder approval provided the exercise of such discretion does not violate Code Section 409A. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and base vesting on Performance Measures other than those set forth in Section 14.6.4.

14.7 Status of Section Awards Under Code Section 162(m)

It is the intent of the Company that Awards under Section 14.6 hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder shall, if so designated by the Committee,  constitute “qualified performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Section 14.6, including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Grantee will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee  as used herein shall mean only a person designated by the Committee, at the time of grant of an Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan or any agreement relating to such Awards does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

15.  PARACHUTE LIMITATIONS

Notwithstanding any other provision of this Plan or of any other agreement, contract, or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate, except an agreement, contract, or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of Grantees or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined  in Section 280G(c) of the Code, any Option, Restricted Stock, Stock Unit, Performance Share held by that Grantee and any right to receive any payment or other benefit under this Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then the Grantee shall have the right, in the Grantee’s sole discretion, to designate those rights, payments, or benefits under this Plan, any Other Agreements, and any Benefit Arrangements that should be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Plan be deemed to be a Parachute Payment; provided, however, that in order to comply with Code Section 409A, the reduction or elimination will be performed in the order in which each dollar of value subject to an Award reduces the Parachute Payment to the greatest extent.

APPENDIX A

16.  REQUIREMENTS OF LAW

16.1 General

The Company shall not be required to sell or issue any shares of Stock under any Award if the sale or issuance of such shares would constitute a violation by the Grantee, any other individual exercising an Option, or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any shares subject to an Award upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of shares hereunder, no shares of Stock may be issued or sold to the Grantee or any other individual exercising an Option pursuant to such Award unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of the Award. Without limiting the generality of the foregoing, in connection with the Securities Act, upon the exercise of any Option or any SAR that may be settled in shares of Stock or the delivery of any shares of Stock underlying an Award, unless a registration statement under such Act is in effect with respect to the shares of Stock covered by such Award, the Company shall not be required to sell or issue such shares unless the Board has received evidence satisfactory to it that the Grantee or any other individual exercising an Option may acquire such shares pursuant to an exemption from registration under the Securities Act. Any determination in this connection by the Board shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of an Option or a SAR or the issuance of shares of Stock pursuant to the Plan to comply with any law or regulation of any governmental authority. As to any jurisdiction that expressly imposes the requirement that an Option (or SAR that may be settled in shares of Stock) shall not be exercisable until the shares of Stock covered by such Option (or SAR) are registered or are exempt from registration, the exercise of such Option (or SAR) under circumstances in which the laws of such jurisdiction apply shall be deemed conditioned upon the effectiveness of such registration or the availability of such an exemption.

16.2 Rule 16b-3

During any time when the Company has a class of equity security registered under Section 12 of the Exchange Act, it is the intent of the Company that Awards pursuant to the Plan and the exercise of Options and SARs granted hereunder will qualify for the exemption provided by Rule 16b-3 under the Exchange Act. To the extent that any provision of the Plan or action by the Board does not comply with the requirements of Rule 16b-3, it shall be deemed inoperative to the extent permitted by law and deemed advisable by the Board, and shall not affect the validity of the Plan. In the event that Rule 16b-3 is revised or replaced, the Board may exercise its discretion to modify this Plan in any respect necessary to satisfy the requirements of, or to take advantage of any features of, the revised exemption or its replacement.

17. EFFECT OF CHANGES IN CAPITALIZATION

17.1 Changes in Stock

If the number of outstanding shares of Stock is increased or decreased or the shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company on account of any recapitalization, reclassification, stock split, reverse split, combination of shares, exchange  of shares, stock dividend or other distribution payable in capital stock, or other increase or decrease in such shares effected without receipt of consideration by the Company occurring after the Effective Date, the number and kinds of shares for which grants of Options and other Awards may be made under the Plan shall be adjusted proportionately and accordingly by the Company. In addition, the number and kind of shares for which Awards are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Grantee immediately following such event shall, to the extent practicable, be the same as immediately before such event. Any such adjustment in outstanding Options or SARs shall not change the aggregate Option Price or SAR Exercise  Price payable with respect to shares that are subject to the unexercised portion of an outstanding Option or SAR, as applicable, but shall include a corresponding proportionate adjustment in the Option Price or SAR Exercise Price per share. The conversion  of any convertible securities of the Company shall not be treated as an increase in shares effected without receipt of consideration. Not-withstanding the foregoing, in the event of any distribution to the Company’s stockholders of securities of any other entity or other assets (including an extraordinary dividend but excluding a non-extraordinary dividend of the Company) without receipt of consideration by the Company, the Company shall, in such manner as the Company deems appropriate, adjust (i) the number and kind of shares subject to outstanding Awards and/or (ii) the exercise price of outstanding Options and Stock Appreciation Rights to reflect such distribution.

APPENDIX A

17.2 Reorganization in Which the Company is the Surviving Entity Which does not Constitute a Corporate Transaction

Subject to Section 17.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities which does not constitute a Corporate Transaction, any Option or SAR theretofore granted pursuant to the Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to such Option or SAR would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Option Price or SAR Exercise Price per share so that the aggregate Option Price or SAR Exercise Price thereafter shall be the same as the aggregate Option Price or SAR Exercise Price of the shares remaining subject to the Option or SAR immediately prior to such reorganization, merger, or consolidation. Subject to any contrary language in an Award Agreement evidencing an Award, any restrictions applicable to such Award shall apply as well to any replacement shares received by the Grantee as a result of the reorganization, merger or consolidation. In the event of a transaction described in this Section 17.2, Stock Units shall be adjusted  so as to apply to the securities that a holder of the number of shares of Stock subject to the Stock Units would have been entitled to receive immediately following such transaction.

17.3 Corporate Transaction

Upon the occurrence of a Corporate Transaction:

(i)
all outstanding shares  of Restricted  Stock  shall be deemed to have vested, and all Stock Units shall be deemed to have vested and the shares of Stock subject thereto shall be delivered, immediately prior to the occurrence of such Corporate Transaction, and

(ii)	either of the following two actions shall be taken:

(A)
fifteen days prior to the scheduled consummation of a Corporate Transaction, all Options and SARs outstanding hereunder shall become immediately exercisable  and shall remain exercisable  for a period of fifteen days, or

(B)
the Board may elect, in its sole discretion, to cancel any outstanding Awards of Options,  Restricted Stock, Stock Units, and/or SARs and  pay or deliver, or cause to be paid or delivered, to the holder thereof an amount in cash or securities having a value (as determined by the Board acting in good faith), in the case of Restricted Stock or Stock Units, equal to the formula or fixed price per share paid to holders of shares of Stock and, in the case of Options or SARs, equal to the product of the number of shares of Stock subject to the Option or SAR (the “Award Shares”) multiplied by the amount, if any, by which (I) the formula or fixed price per share paid to holders of shares of Stock pursuant to such transaction  exceeds (II) the Option Price or SAR Exercise Price applicable to such Award Shares.

With respect to the Company’s establishment of an exercise window, (i) any exercise of an Option or SAR during such fifteen-day period shall be conditioned upon the consummation of the event and shall be effective only immediately before the consummation of the event, and (ii) upon consummation of any Corporate Transaction, the Plan and all outstanding but unexercised Options and SARs shall terminate. The Board shall send written notice of an event that will result in such a termination to all individuals who hold Options and SARs not later than the time at which the Company gives notice thereof to its stockholders. In addition provision may be made in the Corporate Transaction for the assumption or continuation of the Options, SARs, Stock Units and Restricted Stock theretofore granted, or for the substitution for such Options, SARs, Stock Units and Restricted Stock for new common stock options and stock appreciation rights and new common stock units and restricted stock relating to the stock of a successor entity, or a parent or subsidiary thereof, with appropriate adjustments as to the number of shares (disregarding any consideration that is not common stock) and option and stock appreciation right exercise prices, in which event the Plan, Options, SARs, Stock Units and Restricted Stock theretofore granted shall continue in the manner and under the terms so provided.

APPENDIX A

17.4 Adjustments

Adjustments under this Section 17 related to shares of Stock or securities of the Company shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. No fractional shares or other securities shall be issued pursuant to any such adjustment, and any fractions resulting from any such adjustment shall be eliminated in each case by rounding downward to the nearest whole share. The Board shall determine the effect of a Corporate Transaction upon Awards other than Options, SARs, Stock Units and Restricted Stock, and such effect shall be set forth in the appropriate Award Agreement. The Board may provide in the Award Agreements at the time of grant, or any time thereafter with the consent of the Grantee, for different provisions to apply to an Award in place of those described in Sections 17.1, 17.2 and 17.3.

17.5 No Limitations on Company

The making of Awards pursuant to the Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.

18. GENERAL PROVISIONS

18.1 Disclaimer of Rights

No provision in the Plan or in any Award or Award Agreement shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any Affiliate, or to interfere in any way with any contractual or other right or authority of the Company either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment or other relationship between any individual and the Company. In addition, notwithstanding anything contained in the Plan to the contrary, unless otherwise stated in the applicable Award Agreement, no Award granted under the Plan shall be affected by any change of duties or position of the Grantee, so long as such Grantee continues to be a director, officer, consultant or employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. The Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any Grantee or beneficiary under the terms of the Plan.

18.2 Nonexclusivity of the Plan

Neither the adoption of the Plan nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations upon the right and authority of the Board to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals)  as the Board in its discretion determines desirable, including, without limitation, the granting of stock options otherwise than under the Plan.

18.3 Withholding Taxes

The Company or an Affiliate, as the case may be, shall have the right to deduct from payments of any kind otherwise due to a Grantee any federal, state, or local taxes of any kind required by law to be withheld with respect to the vesting of or other lapse of restrictions applicable to an Award or upon the issuance of any shares of Stock upon the exercise of an Option or pursuant to an Award. At the time of such vesting, lapse, or exercise, the Grantee shall pay to the Company or the Affiliate, as the case may be, any amount that the Company or the Affiliate may reasonably determine to be necessary to satisfy such withholding obligation. Subject to the prior approval of the Company or the Affiliate, which may be withheld by the Company or the Affiliate, as the case may be, in its sole discretion, the Grantee may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or the Affiliate to withhold shares of Stock otherwise issuable to the Grantee or (ii) by delivering to the Company or the Affiliate shares of Stock already owned by the Grantee. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the shares of Stock used to satisfy such withholding obligation shall be determined by the Company or the Affiliate as of the date that the amount of tax to be withheld is to be determined.

APPENDIX A

A Grantee who has made an election pursuant to this Section18.3 may satisfy his or her withholding obligation only with shares of Stock that are not subject to any repurchase, forfeiture, unfulfilled vesting, or other similar requirements. The maximum number of shares of Stock that may be withheld from any Award to satisfy any federal, state or local tax withholding requirements upon the exercise, vesting, lapse of restrictions applicable to such Award or payment of shares pursuant to such Award, as applicable, cannot exceed such number of shares having a Fair Market Value equal to the minimum statutory amount required by the Company to be withheld and paid to any such federal, state or local taxing authority with respect to such exercise, vesting, lapse of restrictions or payment of shares.

18.4 Captions

The use of captions in this Plan or any Award Agreement is for the convenience of reference only and shall not affect the meaning of any provision of the Plan or such Award Agreement.

18.5 Other Provisions

Each Award granted under the Plan may contain such other terms and conditions not inconsistent with the Plan as may be deter- mined by the Board, in its sole discretion.

18.6 Number and Gender

With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.

18.7 Severability

If any provision of the Plan or any Award Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.

18.8 Governing Law

The validity and construction of this Plan and the instruments evidencing the Awards hereunder shall be governed by the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan and the instruments evidencing the Awards granted hereunder to the substantive laws of any other jurisdiction.

18.9 Section 409A of the Code

The Board intends to comply with Section 409A of the Code (“Section 409A”), or an exemption to Section 409A, with regard to Awards hereunder that constitute nonqualified deferred compensation within the meaning of Section 409A. To the extent that the Board determines that a Grantee would be subject to the additional 20% tax imposed on certain nonqualified deferred compensation plans pursuant to Section 409A as a result of any provision of any Award granted under this Plan, such provision shall be deemed amended to the minimum extent necessary to avoid application of such additional tax. The nature of any such amendment shall be determined by the Board.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time, on May 6, 2013. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 6, 2013. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M57694-P38404	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NBT BANCORP INC.			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
			All	All	Except
The Board of Directors recommends you vote FOR the following:
2.	To elect four directors, each for a three-year term (Proposal 2).		☐	☐	☐

Nominees:

01) Daryl R. Forsythe
02) Patricia T. Civil
03) Robert A. Wadsworth
04) Jack H. Webb
								For	Against	Abstain
The Board of Directors recommends you vote FOR proposals 1, 3 and 4.

1.	To fix the size of the Board of Directors at thirteen (Proposal 1).							☐	☐	☐

3.
To approve the material terms under the NBT Bancorp Inc. 2008 Omnibus Incentive Plan for payment of performance-based compensation as required under Section 162(m) of the Internal Revenue Code (Proposal 3).
								☐	☐	☐

4.	To ratify the appointment of KPMG LLP as NBT Bancorp Inc.'s independent registered public accounting firm for the year ending December 31, 2013 (Proposal 4).							☐	☐	☐

NOTE: The proxies are authorized to vote in accordance with the majority vote of NBT Bancorp Inc.'s Board of Directors, upon such other business that may properly come before the meeting.

For address changes/comments, mark here. (see reverse for instructions)					☐

			☐	☐

Please indicate if you plan to attend this meeting.			Yes	No

Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, guardian, or in other fiduciary capacity, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Annual Report are available at www.nbtbancorp.com/bncp/proxy.html

M57695-P38404

NBT BANCORP INC.
Annual Meeting of Shareholders
May 7, 2013 10:00 AM
This proxy is solicited by the Board of Directors

The undersigned shareholder(s) hereby appoint(s) F. Sheldon Prentice and John Daly and either of them, with full power of substitution, proxies to represent the undersigned shareholder at the Annual Meeting of Shareholders of NBT Bancorp Inc. ("NBT") to be held at the Binghamton Riverwalk Hotel & Conference Center, 225 Water Street, Binghamton, New York 13901 on May 7, 2013 at 10:00 a.m. local time, or at any adjournment or postponement of the meeting, with all power which the undersigned shareholder(s) would possess if personally present, and to vote all shares of NBT's common stock which the undersigned shareholder(s) may be entitled to vote at the meeting upon the following proposals described in the accompanying proxy statement, in accordance with the following instructions and, in accordance with the majority vote of NBT's Board of Directors, upon any other matters that may properly come before the meeting.

This proxy, when properly executed, will be voted as directed by the undersigned shareholder. If no direction is indicated, a properly executed proxy will be voted FOR Proposal 1, FOR the election of all director nominees listed in Proposal 2, FOR Proposal 3, and FOR Proposal 4. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side